Exhibit 10.1

EXECUTION VERSION

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of November 16, 2012,

Amended and Restated as of June 28, 2013

Further Amended and Restated as of March 6, 2015

Further Amended and Restated as of August 10, 2017

Among

APX GROUP, INC.,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

BANK OF AMERICA, N.A.,

as Administrative Agent,

BANK OF AMERICA, N.A.,

as L/C Issuer and Swing Line Lender,

and

THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME

BANK OF AMERICA, N.A.,

CITIGROUP GLOBAL MARKETS INC.,

DEUTSCHE BANK SECURITIES INC.,

CREDIT SUISSE SECURITIES (USA) LLC,

MACQUARIE CAPITAL (USA) INC.,

GOLDMAN SACHS LENDING PARTNERS LLC,

CITIZENS BANK NATIONAL ASSOCIATION,

BLACKSTONE ADVISORY PARTNERS L.P.,

HSBC SECURITIES (USA) INC.,

MIZUHO BANK, LTD. and

GUGGENHEIM SECURITIES, LLC,

as Lead Arrangers and Joint Bookrunners,

CITIGROUP GLOBAL MARKETS INC. and

DEUTSCHE BANK TRUST COMPANIES AMERICAS,

as Co-Syndication Agents

and

CREDIT SUISSE AG,

MACQUARIE CAPITAL (USA) INC. and

GOLDMAN SACHS LENDING PARTNERS LLC,

as Co-Documentation Agents

-i-

-ii-

-iii-

-iv-

SCHEDULES

1.01A	Guarantors
1.01B	Revolving Credit Commitments
1.01C	Collateral Documents
1.01D	Existing Letters of Credit
5.06	Litigation
5.07	Property
5.08	Environmental
5.11	Subsidiaries
7.01(b)	Liens
7.02(f)	Investments
7.03(b)	Indebtedness
7.08(j)	Affiliate Transactions
7.09(b)	Burdensome Agreements
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Revolving Credit Note
C-2	Swing Line Note
D-1	Compliance Certificate
D-2	Solvency Certificate
E	Assignment and Assumption
F	Security Agreement
G	Intercompany Note
I	United States Tax Compliance Certificate
J	[Reserved]
K	[Reserved]
L	Closing Date Intercreditor Agreement
M	Form Letter of Credit Report

-v-

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of August 10, 2017 among APX GROUP, INC., a Delaware corporation ( “Borrower”), APX GROUP HOLDINGS, INC., a Delaware corporation (“Holdings”), the other Guarantors party hereto from time to time, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and BANK OF AMERICA, N.A., as Administrative Agent, as L/C Issuer and Swing Line Lender.

PRELIMINARY STATEMENTS

Pursuant to that certain transaction agreement, dated as of September 16, 2012 (as amended, supplemented or modified from time to time, the “Transaction Agreement”), by and among 313 Acquisition LLC, a Delaware corporation , 313 Group Inc., a Delaware corporation (“APX Merger Sub”), 313 Solar Inc., a Delaware corporation (“Solar Merger Sub”), 313 Technologies Inc., a Delaware corporation (“2GIG Merger Sub”, together with APX Merger Sub and Solar Merger Sub, the “Merger Subs”), Borrower, V Solar Holdings, Inc., a Delaware Corporation (“Solar”), and 2GIG Technologies, Inc., a Delaware corporation (“2GIG”, and together with APX and Solar, the “Companies”), Merger Subs merged with and into the Companies with the Companies as the surviving corporations (the “Merger”) on November 16, 2012 (the “Original Closing Date”).

On the Original Closing Date, a credit agreement (the “Original Credit Agreement”) was entered into among the Borrower, APX Merger Sub Holdings, the other Guarantors party thereto from time to time, the Lenders and BANK OF AMERICA, N.A. as Administrative Agent, as L/C Issuer and Swing Line Lender.

On the Original Closing Date APX Merger Sub merged with and into the Borrower on the Original Closing Date, with the Borrower being the surviving corporation.

On the Original Closing Date the Borrower requested that, substantially simultaneously with the consummation of the Merger, the Lenders extend credit to the Borrower in the form of Revolving Credit Facilities in an initial aggregate principal amount of $200,000,000. The Revolving Credit Facilities include one or more Letters of Credit from time to time and one or more Swing Line Loans from time to time.

The Initial Revolving Borrowing was used for the Initial Revolving Credit Borrowing Purposes.

The applicable Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to so issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

On the First Amendment and Restatement Effective Date, the Borrower (i) established Series A Revolving Credit Commitments and Series B Revolving Credit Commitments and (ii) amended certain other provisions of the Original Credit Agreement.

On the Second Amendment and Restatement Effective Date, the Borrower (i) increased the Revolving Credit Commitments under the First Amended and Restated Credit Agreement from $200,000,000 to $289,423,076.93, (ii) extended the Maturity Date of certain of the Revolving Credit Commitments outstanding immediately prior to the Second Amendment and Restatement Date from November 16, 2017 to March 31, 2019, (iii) established Series C Revolving Credit Commitments and (iv) amended certain other provisions of the First Amended and Restated Credit Agreement.

The Borrower desires to (i) increase the Revolving Credit Commitments under the Second Amended and Restated Credit Agreement from $289,423,076.93 to $324,347,692.30, (ii) subject to the Springing Maturity Condition not applying on the Springing Maturity Date, extend the Maturity Date of certain of the Revolving Credit Commitments outstanding immediately prior to the Third Amendment and Restatement Effective Date from March 31, 2019 to March 31, 2021, (iii) establish Series D Revolving Credit Commitments and (iv) amend certain other provisions of the Second Amended and Restated Credit Agreement, in each case, as set forth herein.

The Borrower has requested that the Lenders amend and restate the Second Amended and Restated Credit Agreement in its entirety as set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“2GIG Disposition” means the direct or indirect sale, transfer or other disposition of all or substantially all of the assets of 2GIG Technologies, Inc. (for the avoidance of doubt, including a sale, transfer or other disposition of Equity Interests of any Person owning such assets, so long as substantially all of the assets of such Person consists of such assets).

“Acquisition” means the acquisition of the Company pursuant to the Transaction Agreement.

“Additional Lender” has the meaning set forth in Section 2.14(c).

“Additional Refinancing Lender” means, at any time, any bank, financial institution or other institutional lender or investor (other than any such bank, financial institution or other institutional lender or investor that is a Lender at such time) that agrees to provide any portion of Refinancing Term Loans pursuant to a Refinancing Amendment in accordance with Section 2.15, provided that each Additional Refinancing Lender shall be subject to the approval of (i) the Administrative Agent, such approval not to be unreasonably withheld or delayed, to the extent that each such Additional Refinancing Lender is not then an existing Lender, an Affiliate of a then existing Lender or an Approved Fund and (ii) the Borrower.

“Additional Revolving Credit Commitments” means $34,924,615.37 of additional Series A Revolving Credit Commitments made available to the Borrower on the Third Amendment and Restatement Effective Date, as set forth in the second table on Schedule 1.01B. Additional Revolving Credit Commitments shall be deemed to be Revolving Credit Commitments for purposes of this Agreement.

“Administrative Agent” means Bank of America, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02 hereto, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent Parties” has the meaning set forth in Section 10.02(b).

“Agent-Related Persons” means the Agents, together with their respective Affiliates, officers, directors, employees, partners, agents, advisors and other representatives.

“Agents” means, collectively, the Administrative Agent, the Syndication Agents, the Documentation Agent, the Arrangers and the Bookrunners.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees, a Eurocurrency Rate or Base Rate floor, respectively, or otherwise; provided that OID and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees or other fees not paid to all Lenders of such Indebtedness.

“Annual Financial Statements” means (a) for purposes of Section 5.05, the audited consolidated balance sheets of the Borrower as of December 31, 2014, 2015 and 2016, and the related consolidated statements of income, statements of shareholders’ equity and cash flows for the Borrower for the fiscal years then ended and (b) otherwise, the audited consolidated balance sheets of the Company as of December 31, 2009, 2010 and 2011, and the related consolidated statements of income, statements of shareholders’ equity and cash flows for the Company for the fiscal years then ended.

“Applicable Rate” means with respect to (i) Credit Extensions made under the Series A Revolving Credit Commitments, the Series C Revolving Credit Commitments and the Series D Revolving Credit Commitments, the following percentages per annum, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Consolidated First Lien Net Leverage Ratio	Eurocurrency Rate and Letter of Credit Fees	Base Rate	Commitment Fee Rate
1	> 3.00:1	3.00%	2.00%	0.50%
2	≤ 3.00:1	2.75%	1.75%	0.375%

and (ii) Credit Extensions made under the Series B Revolving Credit Commitments, the following percentages per annum, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Consolidated First Lien Net Leverage Ratio	Eurocurrency Rate and Letter of Credit Fees	Base Rate	Commitment Fee Rate
1	> 3.00:1	4.00%	3.00%	0.50%
2	≤ 3.00:1	3.75%	2.75%	0.375%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that at the option of the Administrative Agent or the Required Lenders, “Pricing Level 1” (in each table immediately above) shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

“Applicable Tax Owner” means the applicable direct or indirect equity owner of a Lender or Agent to which the applicable U.S. federal withholding Tax relates.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuers and (ii) the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the relevant Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Bank” has the meaning set forth in clause (c) of the definition of “Cash Equivalents.”

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arrangers” means Bank of America, N.A. (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Macquarie Capital (USA) Inc., Goldman Sachs Lending Partners LLC, Citizens Bank National Association, Blackstone Advisory Partners L.P., HSBC Securities (USA) Inc., Mizuho Bank, Ltd. and Guggenheim Securities, LLC in their capacity as lead arrangers under this Agreement.

“Assignees” has the meaning set forth in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E hereto or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Assignment Taxes” has the meaning set forth in Section 3.01(b).

“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.03(b)(iii).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bank of America” means Bank of America, N.A., a national banking association, acting in its individual capacity, and its successors and assigns.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurocurrency Rate plus 1.00% (or, if such day is not a Business Day, the immediately preceding Business Day). The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Further, the Base Rate will be deemed to be 0% per annum if the Base Rate calculated pursuant to the foregoing provisions would otherwise be less than 0% per annum

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Blended Base Rate Loan Interest Rate” means, at any time, the sum of (w) the product of (i) the interest rate applicable to Base Rate Loans that are Series A Revolving Credit Loans at such time times and (ii) the Series A Percentage at such time plus (x) the product of (i) the interest rate applicable to Base Rate Loans that are Series B Revolving Credit Loans at such time times and (ii) the Series B Percentage at such time plus (y) the product of (i) the interest rate applicable to Base Rate Loans that are Series C Revolving Credit Loans at such time times and (ii) the Series C Percentage at such time plus (z) the product of (i) the interest rate applicable to Base Rate Loans that are Series D Revolving Credit Loans at such time times and (ii) the Series D Percentage at such time.

“Bookrunner” means each of Bank of America, N.A., Citigroup Global Markets Inc. Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc., Credit Suisse Securities (USA) LLC, Macquarie Capital (USA) Inc. and Goldman Sachs Lending Partners LLC, each in its capacity as a joint bookrunner.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning specified in Section 6.01.

“Borrowing” means a Revolving Credit Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurocurrency Rate Loan, means any such day that is also a London Banking Day.

“Canadian Dollar” means lawful money of Canada.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries.

“Captive Insurance Subsidiary” means (i) any Subsidiary established for the primary purpose of insuring the businesses or properties owned or operated by Holdings or any of its Subsidiaries or (ii) any Subsidiary of any such insurance subsidiary established for the same primary purpose described in clause (i) above.

“Cash Collateral” has the meaning specified in Section 2.03(g).

“Cash Collateral Account” means a blocked account at Bank of America (or another commercial bank selected by the Administrative Agent) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:

(a) Dollars, pound sterling, Canadian Dollars or euros;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(c) time deposits or eurodollar time deposits with, insured certificates of deposit, bankers’ acceptances or overnight bank deposits of, or letters of credit issued by, any commercial bank that (i) is a Lender or (ii) (A) is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic

Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $250,000,000 (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with maturities not exceeding 24 months from the date of acquisition thereof;

(d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation (other than structured investment vehicles and other than corporations used in structured financing transactions) rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof;

(e) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower);

(f) repurchase obligations for underlying securities of the types described in clauses (b), (c) and (e) above entered into with any Approved Bank;

(g) securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(h) Investments (other than in structured investment vehicles and structured financing transactions) with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(i) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any Approved Bank;

(j) instruments equivalent to those referred to in clauses (a) through (i) above denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction;

(k) Investments, classified in accordance with GAAP as current assets of the Borrower or any Restricted Subsidiary, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such Investments are of the character, quality and maturity described in clauses (a) through (i) of this definition; and

(l) investment funds investing at least 95% of their assets in securities of the types described in clauses (a) through (k) above.

“Cash Management Obligations” means obligations owed by the Borrower or any Restricted Subsidiary to any Lender or any Affiliate of a Lender in respect of any overdraft and related liabilities arising from treasury, depository, corporate and purchasing cards and cash management services or any automated clearing house transfers of funds.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CFC” means a Subsidiary of the Borrower that is a “controlled foreign corporation” (as defined in Section 957(a) of the Code).

“Change of Control” shall be deemed to occur if:

(a) at any time prior to a Qualified IPO, any combination of Permitted Holders shall fail to own beneficially (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Original Closing Date), directly or indirectly, in the aggregate Equity Interests representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings;

(b) at any time after a Qualified IPO, (i) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Original Closing Date, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding in either case any Permitted Holders, shall have, directly or indirectly, acquired beneficial ownership of Equity Interests representing 35% or more of the aggregate voting power represented by the issued and outstanding Equity Interests of the Borrower and the Permitted Holders shall own, directly or indirectly, less than such person or “group” of the aggregate voting power represented by the issued and outstanding Equity Interests of the Borrower or (ii) during each period of twelve consecutive months, the board of directors of the Borrower shall not consist of a majority of the Continuing Directors;

(c) a “change of control” (or similar event) shall occur in any document pertaining to any High Yield Notes or, in each case, any Permitted Refinancing thereof with an aggregate outstanding principal amount in excess of the Threshold Amount; or

(d) Holdings shall cease to own 100% of the Equity Interests of the Borrower.

“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Extended Revolving Credit Commitments of a given Extension Series, Incremental Revolving Credit Commitments, Other Revolving Credit Commitments, Other Term Loan Commitment, Refinancing Term Commitments of a given Refinancing Series, Series A Revolving Credit Commitments, Series B Revolving Credit Commitments, Series C Revolving Credit Commitments or Series D Revolving Credit Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Revolving Credit Loans under Extended Revolving Credit Commitments of a given Extension Series, Revolving Credit Loans under Other Revolving Credit Commitments, Incremental Term Loans, Incremental Revolving Loans, Other Term Loans, Refinancing Term Loans of a given Refinancing Series, Series A Revolving Credit Loans, Series B Revolving Credit

Loans, Series C Revolving Credit Commitments or Series D Revolving Credit Commitments. Revolving Credit Commitments, Other Term Loan Commitments, Other Revolving Credit Commitments, Extended Revolving Credit Commitments, Series A Revolving Credit Commitments, Series B Revolving Credit Commitments, Series C Revolving Credit Commitments and Series D Revolving Credit Commitments (and in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.

“Closing Date Intercreditor Agreement” means an intercreditor agreement in the form attached hereto as Exhibit L, among the Administrative Agent and the collateral agent for each of the Secured High Yield Notes, as amended, modified or changed from time to time in accordance with the provisions hereof.

“Closing Fee” has the meaning set forth in Section 2.09(c).

“Code” means the U.S. Internal Revenue Code of 1986, and the United States Treasury Department regulations promulgated thereunder, as amended from time to time.

“Collateral” means the “Collateral” as defined in the Security Agreement and all the “Collateral” or “Pledged Assets” as defined in any other Collateral Document and any other assets pledged pursuant to any Collateral Document.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received each Collateral Document required to be delivered (i) on the Original Closing Date, pursuant to Section 4.01(a)(iv) and (ii) at such time as may be designated therein, pursuant to the Collateral Documents, Section 6.11 or 6.13, subject, in each case, to the limitations and exceptions of this Agreement, duly executed by each Loan Party thereto;

(b) all Obligations shall have been unconditionally guaranteed by Holdings and each Restricted Subsidiary of the Borrower that is a wholly owned Material Domestic Subsidiary (other than any Excluded Subsidiary) including those that are listed on Schedule 1.01A hereto (each, a “Guarantor”);

(c) the Obligations and the Guaranty shall have been secured by a first priority security interest (subject to Liens permitted by Section 7.01) in (i) all the Equity Interests of the Borrower and (ii) all Equity Interests of each wholly owned Domestic Subsidiary (other than a Domestic Subsidiary described in the following clause (iii)(A)) that is directly owned by the Borrower or any Subsidiary Guarantor and (iii) 65% of the issued and outstanding Equity Interests of (A) each Restricted Subsidiary that is a wholly owned Material Domestic Subsidiary that is directly owned by the Borrower or by any Subsidiary Guarantor and that (x) is treated as a disregarded entity for federal income tax purposes and (y) substantially all of the assets of which consist of the Equity Interests and/or Indebtedness of one or more CFCs and any other assets incidental thereto and (B) each Restricted Subsidiary that is a wholly owned Material Foreign Subsidiary that is directly owned by the Borrower or by any Subsidiary Guarantor;

(d) except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 7.01, or under any Collateral Document, the Obligations and the Guaranty shall have been secured by a perfected first-priority security interest (to the extent such security interest may be perfected by delivering certificated securities or instruments, filing financing statements under the Uniform Commercial Code or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office or to the extent required in the Security Agreement) in, substantially all tangible and intangible assets of the Borrower and each Guarantor (including accounts (other than any Securitization Assets), inventory, equipment, investment property, subscriber contracts and communication paths, contract rights, applications and registrations of intellectual property filed in the United States, other general intangibles, Material Real Property and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents, in each case subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents; and

(e) with respect to any Material Real Property acquired after the Original Closing Date, (i) not later than forty-five (45) days after the later of (A) confirmation from the Lenders that flood due diligence and flood insurance compliance as required by Section 6.07 hereto has been completed and (B) 120 days following the acquisition thereof (or, in each case, such longer period as the Administrative Agent may agree in writing in its discretion), the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property required to be delivered pursuant to Section 6.11 and Section 6.13 (the “Mortgaged Properties”) duly executed and delivered by the applicable Loan Party, (ii) a title insurance policy for such property available in each applicable jurisdiction (the “Mortgage Policies”) insuring the Lien of each such Mortgage as a valid first priority Lien on the property described therein, free of any other Liens except as expressly permitted by Section 7.01, together with such endorsements, coinsurance and reinsurance and in such amounts as the Administrative Agent may reasonably request, (iii) a completed Life-of-Loan Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto) and if any improvements on any Mortgaged Property are located within an area designated a “flood hazard area,” evidence of such flood insurance as may be required under Section 6.07, (iv) ALTA surveys in form and substance reasonably acceptable to the Administrative Agent or such existing surveys together with no-change affidavits sufficient for the title company to remove all standard survey exceptions from the Mortgage Policies and issue the endorsements required in clause (ii) above, (v) copies of any existing abstracts and appraisals and (vi) such legal opinions and other documents as the Administrative Agent may reasonably request with respect to any such Mortgaged Property;

provided, however, that the foregoing definition shall not require and the Loan Documents shall not contain any requirements as to the creation or perfection of pledges of, security interests in, Mortgages on, or the obtaining of title insurance, surveys, abstracts or appraisals or taking other actions with respect to any Excluded Assets.

The Administrative Agent may grant extensions of time for the perfection of security interests in, or the delivery of the Mortgages and the obtaining of title insurance and surveys with respect to, particular assets and the delivery of assets (including extensions beyond the Original Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

No actions in any non-U.S. jurisdiction or required by the Laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S. or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction).

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements, intellectual property security agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 4.01(a)(iv), Section 6.11 or Section 6.13, the Intercreditor Agreements and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Revolving Credit Commitment, Extended Revolving Credit Commitment of a given Extension Series, Incremental Revolving Credit Commitment, Incremental Term Commitment or Other Revolving Credit Commitment, Refinancing Term Commitment of a given Refinancing Series, as the context may require.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A hereto or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Company” means Borrower, together with its successors and assigns.

“Company Parties” means the collective reference to Holdings and its Subsidiaries, including the Borrower, and “Company Party” means any one of them.

“Compensation Period” has the meaning set forth in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D-1 hereto.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:

(a) without duplication and, except with respect to clauses (viii) and (x) below, to the extent deducted (and not added back or excluded) in arriving at such Consolidated Net Income, the sum of the following amounts for such period with respect to the Borrower and its Restricted Subsidiaries:

(i) total interest expense determined in accordance with GAAP and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed),

(ii) provision for taxes based on income, profits or capital gains of the Borrower and the Restricted Subsidiaries, including, without limitation, federal, state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations,

(iii) depreciation and amortization (including amortization of intangible assets, including Capitalized Software Expenditures),

(iv) (A) duplicative running costs, relocation costs or expenses, integration costs, transition costs, pre-opening, opening and consolidation costs for facilities, signing, retention and completion bonuses, costs incurred in connection with any strategic initiatives, costs incurred in connection with acquisitions and non-recurring product and intellectual property development, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design, retention charges, systems establishment costs and implementation costs), project start-up costs, severance and other restructuring charges representing cash items (including restructuring costs related to acquisitions and to closure of facilities, and excess pension charges); provided that the aggregate amount of all items added back pursuant to this clause (iv)(A) for any Test Period, when added to the aggregate amount of add backs made pursuant to clause (viii) below and pursuant to Section 1.09(c), shall not exceed 15% of Consolidated EBITDA (after giving effect to this clause (iv)(A) or clause (viii) below or Section 1.09(c)) for such Test Period, (other than items added back pursuant to this clause (iv)(A) or clause (viii) below or Section 1.09(c) to the extent resulting from actions taken or with respect to which substantial steps have been taken or were committed to be taken prior to the Original Closing Date (notwithstanding that actions may actually be taken after the Original Closing Date) (such items, “Pre-Closing Actions Addbacks”), provided that, to the extent such Pre-Closing Actions Addbacks relate to fiscal quarters after June 30, 2012 and, when added to the aggregate amount of Pre-Closing Actions Addbacks made pursuant to clause (viii) or Section 1.09(c) relating to fiscal quarters after June 30, 2012, exceed $10.0 million in the aggregate, such excess shall be subject to the foregoing 15% limitation).

(B) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments, in each case in connection with acquisitions,

(C) Transaction Expenses and

(D) creation costs, defined as costs relating to selling, equipping and installing new alarm systems, net of any revenue associated with such new alarm systems,

(v) the amount of any expense or reduction of Consolidated Net Income consisting of Restricted Subsidiary income attributable to minority interests or non-controlling interests of third parties in any non-wholly owned Restricted Subsidiary,

(vi) the amount of management, monitoring, consulting and advisory fees (including transaction and termination fees) and related expenses and indemnities paid or accrued to the Sponsors under the Sponsor Management Agreement,

(vii) any Equity Funded Employee Plan Costs,

(viii) (i) cost savings, operating expense reductions and synergies related to the Transactions that are reasonably identifiable and factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within 18 months after the Original Closing Date (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period) and (ii) cost savings, operating expense reductions and synergies related to mergers and other business combinations, acquisitions, divestitures, restructurings, cost savings initiatives and other similar initiatives and actions that are reasonably identifiable and factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) (A) within 18 months after a merger or other business combination, acquisition or divestiture is consummated or (B) within 12 months in the case of any other restructuring, cost savings initiative or other initiative or action (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net, in each case, of the amount of actual benefits realized during such period from such actions; provided that no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (viii) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period; provided, further, that the aggregate amount of all items added back pursuant to this clause (viii) for any Test Period, when added to the aggregate amount of add backs made pursuant to clause (iv)(A) above and pursuant to Section 1.09(c) (other than Pre-Closing Actions Addbacks), shall not exceed 15% of Consolidated EBITDA (after giving effect to this clause (viii), clause (iv)(A) above or Section 1.09(c)) for such Test Period; provided that, to the extent such Pre-Closing Actions Addbacks relate to fiscal quarters after June 30, 2012 and, when added to the aggregate amount of Pre-Closing Actions Addbacks made pursuant to clause (iv) or Section 1.09(c) relating to fiscal quarters after June 30, 2012, exceed $10.0 million in the aggregate, such excess shall be subject to the foregoing 15% limitation,

(ix) any net loss from discontinued operations,

(x) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back,

(xi) non-cash expenses, charges and losses (including reserves, impairment charges or asset write-offs, losses from investments recorded using the equity method, stock-based awards compensation expense), in each case other than (A) any non-cash charge representing amortization of a prepaid cash item that was paid and not expensed in a prior period and (B) any non-cash charge relating to write-offs, write-downs or reserves with respect to accounts receivable in the normal course or inventory; provided that if any non-cash charges referred to in this clause (xi) represents an accrual or reserve for potential cash items in any future period, (1) the Borrower may elect not to add back such non-cash charge in the current period and (2) to the extent the Borrower elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent paid,

(xii) the amount of loss on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Financing, less (b) without duplication and to the extent included in arriving at such Consolidated Net Income, (i) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period), (ii) any net gain from discontinued operations and (iii) the amount of any minority interest income consisting of Restricted Subsidiary losses attributable to minority interests or non-controlling interests of third parties in any non-wholly owned Restricted Subsidiary; provided that, for the avoidance of doubt, any gain representing the reversal of any non-cash charge referred to in clause (a)(xi)(B) above for a prior period shall be added (together with, without duplication, any amounts received in respect thereof to the extent not increasing Consolidated Net Income) to Consolidated EBITDA in any subsequent period to such extent so reversed (or received);

provided that:

(A) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA (x) currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain (i) resulting from Swap Contracts for currency exchange risk and (ii) resulting from intercompany indebtedness) and (y) all other foreign currency translation gains or losses to the extent such gains or losses are non-cash items,

(B) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of FASB Accounting Standards Codification 815 and International Accounting Standard No. 39 and their respective related pronouncements and interpretations,

(C) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any income (loss) for such period attributable to the early extinguishment of (i) Indebtedness, (ii) obligations under any Swap Contracts or (iii) other derivative instruments.

Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated EBITDA under this Agreement for any period that includes any of the fiscal quarters ended December 31, 2011, March 31, 2012, June 30, 2012, and September 30, 2012, Consolidated EBITDA for such fiscal quarters shall be $51,100,000, $52,900,000, $57,900,000 and $69,300,000, respectively, in each case, as may be subject to addbacks and adjustments (without duplication) pursuant to clauses (iv)(A) and (viii) above and Section 1.09(c) for the applicable Test Period. For the avoidance of doubt, Consolidated EBITDA shall be calculated, including pro forma adjustments, in accordance with Section 1.09.

“Consolidated First Lien Net Debt” means, as of any date of determination, any Indebtedness described in clause (a) of the definition of “Consolidated Total Net Debt” outstanding on such date that is secured by a Lien on any asset or property of the Borrower or any Restricted Subsidiary but excluding any such Indebtedness in which the applicable Liens are expressly subordinated or junior to the Liens securing the Obligations (it being understood that the Closing Date Intercreditor Agreement shall not cause the Liens securing any Indebtedness to be deemed expressly subordinated or junior to the Liens securing the Obligations for the purposes of this definition of Consolidated First Lien Net Debt) minus (b) the aggregate amount of cash and Cash Equivalents (other than Restricted Cash), in each case, included on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date, free and clear of all Liens (other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a), Section 7.01(p) and Section 7.01(q) and clauses (i) and (ii) of Section 7.01(r), (cc) (only to the extent the Obligations are secured by such cash and Cash Equivalents) and (dd) (only to the extent the

Obligations are secured by such cash and Cash Equivalents)); provided that Consolidated First Lien Net Debt shall not include Indebtedness in respect of (i) letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated First Lien Net Debt until 3 Business Days after such amount is drawn, (ii) Unrestricted Subsidiaries and (iii) any Qualified Securitization Financing; it being understood, for the avoidance of doubt, that obligations under Swap Contracts do not constitute Consolidated First Lien Net Debt.

“Consolidated First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Consolidated Interest Expense” means, for any period, the sum, without duplication, of

(i) the cash interest expense (including that attributable to Capitalized Leases), net of cash interest income, of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net cash costs under Swap Contracts, and

(ii) any cash payments made during such period in respect of obligations referred to in clause (b) below relating to Funded Debt that were amortized or accrued in a previous period;

provided that there shall be excluded from Consolidated Interest Expense for any period:

(a) deferred financing costs, debt issuance costs, commissions, fees (including amendment and contract fees) and expenses and, in each case, the amortization thereof, and any other amounts of non-cash interest,

(b) the accretion or accrual of discounted liabilities and any prepayment premium or penalty during such period,

(c) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Contracts or other derivative instruments pursuant to FASB Accounting Standards Codification 815,

(d) any cash costs associated with breakage in respect of hedging agreements for interest rates,

(e) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, all as calculated on a consolidated basis in accordance with GAAP,

(f) fees and expenses associated with the consummation of the Transactions,

(g) annual agency fees paid to the Administrative Agent and the collateral agents for the High Yield Notes,

(h) costs associated with obtaining Swap Contracts,

(i) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transactions or any acquisition,

(j) the cash interest expense (or income) of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Interest Expense, and

(k) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Financing.

Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated Interest Expense for the purposes of the definition of “Fixed Charges” (i) for any period ending prior to the first anniversary of the Original Closing Date, Consolidated Interest Expense shall be an amount equal to actual Consolidated Interest Expense from the Original Closing Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Original Closing Date through the date of determination and (ii) shall exclude the purchase accounting effects described in the last sentence of the definition of “Consolidated Net Income.”

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that, without duplication,

(a) any after-tax effect of extraordinary, non-recurring or unusual items (including gains or losses and all fees and expenses relating thereto) for such period shall be excluded,

(b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income shall be excluded,

(c) any fees and expenses incurred during such period (including, without limitation, any premiums, make-whole or penalty payments), or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated on or prior to the Original Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460) shall be excluded,

(d) accruals and reserves that are established or adjusted within twelve months after the Original Closing Date that are so required to be established as a result of the Transactions (or within twelve months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP or changes as a result of adoption or modification of accounting policies in accordance with GAAP shall be excluded,

(e) any net after-tax effect of gains or losses on disposed, abandoned or discontinued operations shall be excluded,

(f) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person in each case other than in the ordinary course of business, as determined in good faith by the Borrower, shall be excluded,

(g) the net income (loss) for such period of any Person that is not a Subsidiary of the Borrower, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent subsequently converted into cash or Cash Equivalents) to the Borrower or a Restricted Subsidiary thereof in respect of such period,

(h) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(i) any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs or any other equity-based compensation shall be excluded, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Borrower or any of its direct or indirect parents in connection with the Transactions, shall be excluded,

(j) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 day period), shall be excluded,

(k) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption shall be excluded,

(l) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of Statement on Financial Accounting Standards Nos. 87, 106 and 112, and any other items of a similar nature, shall be excluded,

(m) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries or that Person’s assets are acquired by Borrower or any of its Restricted Subsidiaries shall be excluded (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis in accordance with Section 1.09),

(n) solely for the purpose of determining the Cumulative Credit pursuant to clause (a) of the definition thereof, the income of any Restricted Subsidiary of the Borrower that is not a Guarantor to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary (which has not been waived) shall be excluded, except (solely to the extent permitted to be paid) to the extent of the amount of dividends or other distributions actually paid to Borrower or any of its Restricted Subsidiaries that are Guarantors by such Person during such period in accordance with such documents and regulations.

There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments in component amounts required or permitted by GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of the Transactions, any acquisition constituting an Investment permitted under this Agreement consummated prior to or after the Original Closing Date, or the amortization or write-off of any amounts thereof. For the avoidance of doubt, Consolidated Net Income shall be calculated, including pro forma adjustments, in accordance with Section 1.09.

“Consolidated Secured Net Debt” means, as of any date of determination, any Indebtedness described in clause (a) of the definition of “Consolidated Total Net Debt” outstanding on such date that is secured by a Lien on any asset or property of the Borrower or any Restricted Subsidiary minus the aggregate amount of cash and Cash Equivalents (other than Restricted Cash), in each case, included on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date, free and clear of all Liens (other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a), Section 7.01(p) and Section 7.01(q) and clauses (i) and (ii) of Section 7.01(r), (cc) (only to the extent the Obligations are secured by such cash and Cash Equivalents) and (dd) (only to the extent the Obligations are secured by such cash and Cash Equivalents)); provided that Consolidated Secured Net Debt shall not include Indebtedness in respect of (i) letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Secured Net Debt until 3 Business Days after such amount is drawn, (ii) Unrestricted Subsidiaries and (iii) any Qualified Securitization Financing; it being understood, for the avoidance of doubt, that obligations under Swap Contracts do not constitute Consolidated Secured Net Debt.

“Consolidated Total Net Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any acquisition constituting an Investment permitted under this Agreement) consisting of Indebtedness for borrowed money, Attributable Indebtedness, and debt obligations evidenced by promissory notes or similar instruments, minus the aggregate amount of cash and Cash Equivalents (other than Restricted Cash), in each case, included on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date, free and clear of all Liens (other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a), Section 7.01(p) and Section 7.01(q) and clauses (i) and (ii) of Section 7.01(r), (cc) (only to the extent the Obligations are secured by such cash and Cash Equivalents) and (dd) (only to the extent the Obligations are secured by such cash and Cash Equivalents)); provided that Consolidated Total Net Debt shall not include Indebtedness in respect of (i) letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Net Debt until 3 Business Days after such amount is drawn, (ii) Unrestricted Subsidiaries and (iii) any Qualified Securitization Financing; it being understood, for the avoidance of doubt, that obligations under Swap Contracts and Tax Receivable Agreements do not constitute Consolidated Total Net Debt.

“Continuing Directors” means the directors of Holdings on the Original Closing Date, as elected or appointed after giving effect to the Transactions, and each other director, if, in each case, such other director’s nomination for election to the board of directors of Holdings is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Permitted Holders in his or her election by the stockholders of Holdings.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Sponsor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Borrower and/or other companies.

“Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Refinancing Debt, (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) such Indebtedness has a maturity no earlier, and a Weighted Average Life to Maturity equal to or greater, than the Refinanced Debt, (ii) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees and expenses associated with the refinancing, (iii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (ii) above and with respect to pricing, fees, rate floors and optional prepayment or redemption terms) are substantially identical to, or (taken as a whole) are no more favorable to the lenders or holders providing such Indebtedness, than those applicable to the Refinanced Debt being refinanced (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness) (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)), and (iv) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cumulative Credit” means, at any time,

(a) 50.0% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period and including the predecessor) beginning on October 1, 2012 to the end of the Borrower’s most recently ended fiscal quarter for which internal financial statements are available at such time, or, in the case such Consolidated Net Income for such period is a deficit, minus 100.0% of such deficit; plus

(b) 100.0% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Borrower since immediately after the Original Closing Date from the issue or sale of:

(i)	(A) Equity Interests of Holdings (to the extent the net cash proceeds thereof are contributed to Borrower), but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

(x) Equity Interests to any future, present or former employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of Holdings, any direct or indirect parent company of Holdings or any of Holdings’ Subsidiaries to the extent such amounts have been applied to Restricted Payments made in accordance with clause (A) of Section 7.06(f) hereof; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to the Borrower, Equity Interests of the Borrower’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with Section 7.06(f)); or

(ii) debt securities of the Borrower that have been converted into or exchanged for such Equity Interests of the Borrower;

provided, that this clause (b) shall not include the proceeds from (X) Equity Interests or convertible debt securities of Holdings or Borrower sold to a Restricted Subsidiary, (Y) Disqualified Equity Interests or debt securities that have been converted into Disqualified Equity Interests or (Z) Excluded Contributions; plus

(c) 100.0% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Borrower following the Original Closing Date (other than by a Restricted Subsidiary and other than any Excluded Contributions); plus

(d) 100.0% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of, or other returns on Investments made pursuant to Section 7.02(c)(iii)(B)(y), 7.02(i)(iv)(2) or 7.02(n)(y) and repurchases and redemptions of Investments made pursuant to Section

7.02(c)(iii)(B)(y), 7.02(i)(iv)(2) or 7.02(n)(y) from the Borrower or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees made pursuant to Section 7.02(c)(iii)(B)(y), 7.02(i)(iv)(2) or 7.02(n)(y), in each case after the Original Closing Date; or

(ii) the sale (other than to the Borrower or a Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary or a dividend or distribution from an Unrestricted Subsidiary (to the extent the Investment in such Unrestricted Subsidiary was made pursuant to Section 7.02(n)(y)) or a dividend from an Unrestricted Subsidiary after the Original Closing Date that did not otherwise increase Consolidated Net Income; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Borrower or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Borrower or a Restricted Subsidiary after the Original Closing Date, the fair market value (as determined by the Borrower in good faith) of the Investment in such Unrestricted Subsidiary (or the assets transferred) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets, in each case to the extent the Investment in such Unrestricted Subsidiary was made pursuant to Section 7.02(n)(y); provided, that, in the case of this clause (e), if the fair market value of such Investment shall exceed $50.0 million, such fair market value shall be determined by the board of directors of the Borrower, whose resolution with respect thereto will be delivered to the Administrative Agent, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary; minus

(f) any use of the Cumulative Credit pursuant to Section 7.02(c)(iii)(B)(y), 7.02(i)(iv)(2), 7.02(n)(y), 7.06(g)(y) or the second part of Section 7.13(a)(iv).

“Cure Amount” has the meaning set forth in Section 8.04(a).

“Cure Expiration Date” has the meaning set forth in Section 8.04(a).

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that, as determined by the Administrative Agent (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of L/C Obligations or Swing Line Loans, within one Business Day of the date required to be funded by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Preferred Stock” means Preferred Stock of the Borrower or any direct or indirect parent company thereof (in each case other than Disqualified Equity Interests) that is issued for cash (other than to Borrower or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (b)(i)(A)(y) of the definition of “Cumulative Credit.”

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Holdings (or any direct or indirect parent thereof), the Borrower or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or if its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Documentation Agent” means Morgan Stanley Senior Funding, Inc., Credit Suisse AG, Macquarie Capital (USA) Inc. and Goldman Sachs Lending Partners LLC, each in its capacity as a co-documentation agent under this Agreement.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Amount” means with respect to any L/C Obligation (or any risk participation therein) the amount thereof.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Loans or Commitments of any Class, the effective yield on such Loans or Commitments, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the original stated life of such Loans or Commitments and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans or Commitments, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared ratably with all relevant Lenders and consent fees paid generally to consenting Lenders.

“Eligible Assignee” has the meaning set forth in Section 10.07(a)(i).

“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any applicable Law relating to the prevention of pollution or the protection of the Environment and natural resources, and the protection of human health and safety as it relates to the Environment, including any applicable provisions of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., and the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., and all analogous state or local statutes, and the regulations promulgated pursuant thereto.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of the Loan Parties or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Contribution” means the direct or indirect contribution by Sponsor and other investors (including members of management of the Borrower) (collectively, the “Investors”) to the Borrower of an aggregate amount of cash and rollover equity that represents not less than 35% of the sum of (1) the aggregate gross proceeds received from Revolving Credit Loans on the Original Closing Date, excluding any Revolving Credit Loans to fund original issue discount, upfront fees and working capital needs, (2) the aggregate gross proceeds received from the High Yield Notes (as defined in the Original Credit Agreement), excluding any increase in funded debt to fund original issue discount or upfront fees added to the High Yield Notes (as defined in the Original Credit Agreement) on the Original Closing Date, (3) the aggregate principal amount of any other Indebtedness for borrowed money incurred to fund any portion of (or assumed in connection with) the Transactions and (4) the amount of such cash contribution and rollover equity, in each case on the Original Closing Date.

“Equity Funded Employee Plan Costs” means cash costs or expenses, incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Qualified Equity Interests of the Borrower or Equity Interests of any direct or indirect parent of the Borrower (other than amounts designated as Excluded Contributions, any amount designated as a Cure Amount or any amount used in the Cumulative Credit).

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with a Loan Party or any Restricted Subsidiary within the meaning of Section 414(b) or (c) of the Code or Section 4001 of ERISA (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA) or insolvent (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or

Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for, and that could reasonably be expected to result in, the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code, whether or not waived, (h) a failure by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate to make a required contribution to a Multiemployer Plan; (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to a Loan Party or any Restricted Subsidiary; or (j) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due under Section 4007 of ERISA, upon a Loan Party, any Restricted Subsidiary or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Rate” means:

(a) for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to (i) the London Interbank Offered Rate or the successor thereto if the London Interbank Offered Rate is no longer making a LIBOR Rate available (“LIBOR”), as published by Bloomberg (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such published rate is not available at such time for any reason, then the “Eurocurrency Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination;

provided, that in the case of each of clauses (a) and (b), if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement and such clause.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate.”

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means (i) any fee owned real property (other than Material Real Properties) and any leasehold rights and interests in real property (including landlord waivers, estoppels and collateral access letters), (ii) motor vehicles and other assets subject to certificates of title (to the extent the perfection of a security interest therein requires more than the filing of a UCC financing statement by the Loan Party owning the assets described in this clause (ii) in such Loan Party’s jurisdiction of incorporation), (iii) commercial tort claims where the amount of damages claimed by the applicable Loan Party is less than $8,000,000, (iv) governmental licenses, state or local franchises, charters and authorizations and any other property and assets to the extent that the Administrative Agent may not validly possess a security interest therein under applicable Laws (including, without limitation, rules and regulations of any Governmental Authority or agency) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization, other than to the extent such prohibition or limitation is rendered ineffective under the UCC or other applicable Law notwithstanding such prohibition, (v) any particular asset or right under contract, to the extent such contract by the terms of a restriction in favor of a Person who is not a Loan Party, or any requirement of law, prohibits, or requires any consent or establishes any other condition for or would terminate because of an assignment thereof or a grant of a security interest therein by such Loan Party, in each case, (a) provided that, rights under any such contract otherwise constituting an Excluded Asset by virtue of this clause (v) shall be included in the Collateral to the extent permitted thereby or by Section 9-406 or Section 9-408 of the Uniform Commercial Code, (b) provided that, all proceeds paid or payable to any Loan Party from any sale, transfer or assignment of such contract and all rights to receive such proceeds shall be included in the Collateral, (c) excluding any such written agreement that relates to Incremental Term Loans, Incremental Revolving Credit Commitments, Credit Agreement Refinancing Indebtedness or Permitted Ratio Debt and (d) only to the extent that such limitation on such pledge or security interest is otherwise permitted under Section 7.09, (vi) Margin Stock and Equity Interests in any Person other than wholly owned Restricted Subsidiaries (but excluding Excluded Pledged Subsidiaries and Subsidiaries that are not Material Subsidiaries), (vii) any equipment or other assets of any Loan Party which is subject to, or secured by, a Capitalized Lease Obligation or a purchase money obligations if and to the extent that (a) a restriction in favor of a Person who is not Holdings, the Borrower or a Subsidiary contained in the agreements or documents granting or governing such Capitalized Lease Obligation or purchase money obligation prohibits, or requires any consent or establishes any other conditions for or would result in the termination of such agreement of document because of an assignment thereof, or a grant of a securing interest therein, by any Loan Party and (b) such restriction relates only to the asset or assets acquired by any Loan Party with the proceeds of such Capitalized Lease Obligation or purchase money obligation and attachments thereto, improvements thereof or substitutions therefor; proved that all proceeds paid or payable to any Loan Party from any sale, transfer or assignment or other voluntary or involuntary disposition of such assets and all rights to receive such proceeds shall be included in the Collateral to the extent not otherwise required to be paid to the holder of any Capitalized Lease Obligations or purchase money obligations secured by such assets, (viii) the creation or perfection of pledges of, or security interests in, any property or assets that would result in material adverse tax consequences to Holdings, the Borrower or any of its Subsidiaries, as reasonably determined by the Borrower in consultation with the Administrative Agent, (ix) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law and (x) particular assets if and for so long as, in the reasonable judgment of the Administrative Agent in consultation with the Borrower, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance, surveys, abstracts or appraisals in respect of such assets exceed the practical benefits to be obtained by the Lenders therefrom; provided, however, that Excluded Assets shall not include any Proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (i) through (x) (unless such Proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in clauses (i) through (x)). It is understood that no deposit account control agreement or securities account control agreement shall be required with respect to any deposit account or securities account.

“Excluded Contribution” means the amount of capital contributions to the Borrower or net proceeds from the sale or issuance of Qualified Equity Interests of the Borrower (or issuances of debt securities that have been converted into or exchanged for any such Equity Interests) (other than the Equity Contribution or any amount designated as a Cure Amount or used for Equity Funded Employee Plan Costs) and designated by the Borrower to the Administrative Agent as an Excluded Contribution on the date such capital contributions are made or such Equity Interests are sold or issued.

“Excluded Pledged Subsidiary” means (a) any Subsidiary for which the pledge of its Equity Interests is prohibited by applicable Law or by Contractual Obligations existing on the Original Closing Date (or, in the case of a newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) or by such Subsidiary’s Organization Documents or for which governmental (including regulatory) consent, approval, license or authorization would be required (in each case, after giving effect to the relevant provisions of the UCC or other applicable laws), (b) any other Subsidiary with respect to which, in the reasonable judgment of the Borrower confirmed in writing by notice to the Administrative Agent, the burden or cost or other consequences (including any material adverse tax consequences) of the pledge of its Equity Interests shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (c) any not-for-profit Subsidiaries, (d) any special purpose securitization vehicle (or similar entity), including any Securitization Subsidiary only to the extent that the pledge of its Equity Interests is prohibited by applicable Law or by Contractual Obligations in connection with a Qualified Securitization Financing and (e) any Captive Insurance Subsidiary.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of a Borrower or a Guarantor, (b) any Subsidiary that is prohibited by applicable Law or by Contractual Obligations existing on the Original Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations or if guaranteeing the Obligation would require governmental (including regulatory) consent, approval, license or authorization, (c) any other Subsidiary with respect to which, in the reasonable judgment of the Borrower, in consultation with the Administrative Agent, guaranteeing the Obligations would result in material adverse tax consequences to Holdings, the Borrower or any of the Borrower’s Restricted Subsidiaries, (d) any direct or indirect Subsidiary of the Borrower that is a CFC or any direct or indirect Domestic Subsidiary of a CFC, (e) any non-for-profit Subsidiaries, (f) any Unrestricted Subsidiaries, (g) any special purpose securitization vehicle (or similar entity), including any Securitization Subsidiary and (h) any direct or indirect Domestic Subsidiary (x) that is treated as a disregarded entity for federal income tax purposes and (y) substantially all of the assets of which consist of the Equity Interests and/or Indebtedness of one or more CFCs and any other assets incidental thereto.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 11.11 and any other applicable keepwell, support, or other agreement for the benefit of such Guarantor and any and all applicable guarantees of such Guarantor’s Swap Obligations by other Loan Parties), at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,”

as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and Hedge Bank applicable to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the Swap for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Existing Letters of Credit” means any letters of credit outstanding on the Original Closing Date described in Schedule 1.01D hereto.

“Existing Revolver Tranche” has the meaning provided in Section 2.16(a).

“Expiring Credit Commitment” has the meaning provided in Section 2.04(g).

“Extended Revolving Credit Commitments” has the meaning provided in Section 2.16(a).

“Extending Revolving Credit Lender” has the meaning provided in Section 2.16(b).

“Extension” means the establishment of an Extension Series by amending a Loan pursuant to Section 2.16 and the applicable Extension Amendment.

“Extension Amendment” has the meaning provided in Section 2.16(c).

“Extension Election” has the meaning provided in Section 2.16(b).

“Extension Request” means a Revolver Extension Request.

“Extension Series” means a Revolver Extension Series.

“Facility” means the Revolving Credit Facilities, a given Extension Series of Extended Revolving Credit Commitments, a given Class of Incremental Term Loans or a given Class of Incremental Revolving Credit Commitments as the context may require.

“FATCA” means current Sections 1471 through 1474 of the Code or any Treasury regulations or other administrative guidance promulgated thereunder or any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any law implementing an intergovernmental approach to any of such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the Amended and Restated Fee Letter, dated as of September 19, 2012, among Holdings and the Joint Bookrunners.

“Financial Covenant Event of Default” has the meaning set forth in Section 8.01(b).

“First Amended and Restated Credit Agreement” means the Amended and Restated Credit Agreement entered into among the Borrower, APX Group Holdings, Inc., the other Guarantors party thereto, each Lender party thereto and Bank of America, N.A. as Administrative Agent dated as of June 28, 2013.

“First Amendment and Restatement Effective Date” means June 28, 2013.

“First Amendment and Restatement Effective Date Representation” means the representation and warranty of the Borrower and each Subsidiary Guarantor that at the time of and after giving effect to this Agreement on the First Amendment and Restatement Effective Date, no Default or Event of Default has occurred or is continuing.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any Test Period, the ratio of Consolidated EBITDA of such Person for such Test Period to the Fixed Charges of such Person for such Test Period.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:

(a) Consolidated Interest Expense of such Person for such period;

(b) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(c) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests during such period.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Borrower which is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” means all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Original Closing Date in GAAP or in the application thereof (including through conforming changes made consistent with IFRS) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through conforming changes made consistent with IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(h).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or monetary other obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Original Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning specified in Section 11.01.

“Guarantors” has the meaning set forth in the definition of “Collateral and Guarantee Requirement” and shall include each Restricted Subsidiary that shall have become a Guarantor pursuant to Section 6.11. For avoidance of doubt, the Borrower in its sole discretion may cause any Restricted Subsidiary that is not a Guarantor to Guarantee the Obligations by causing such Restricted Subsidiary to execute a joinder to this Agreement in form and substance reasonably satisfactory to the Administrative Agent, and any such Restricted Subsidiary shall be a Guarantor, Loan Party and Subsidiary Guarantor hereunder for all purposes.

“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement.

“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, mold, electromagnetic radio frequency or microwave emissions that are regulated pursuant to, or which could give rise to liability under, applicable Environmental Law.

“Hedge Bank” means any Person that is a Lender or an Affiliate of a Lender at the time it enters into a Swap Contract or a Treasury Services Agreement with Holdings, Borrower or a Subsidiary, as applicable, in its capacity as a party thereto and that, in the case of a Swap Contract is designated a “Hedge Bank” with respect to such Swap Contract in a writing from the Borrower to the Administrative Agent, and (other than a Person already party hereto as a Lender) that delivers to the Administrative Agent a letter agreement reasonably satisfactory to it (i) appointing the Administrative Agent as its agent under the applicable Loan Documents and (ii) agreeing to be bound by Sections 10.05, 10.15 and 10.16 and Article IX as if it were a Lender.

“High Yield Notes” means the Secured High Yield Notes and the Unsecured High Yield Notes.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Honor Date” has the meaning set forth in Section 2.03(c)(i).

“IFRS” means international accounting standards as promulgated by the International Accounting Standards Board.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Increasing Revolving Credit Lender” means a Revolving Credit Lender providing Additional Revolving Credit Commitments in the amounts set forth in the second table on Schedule 1.01B.

“Incremental Amendment” has the meaning set forth in Section 2.14(f).

“Incremental Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Facility Closing Date” has the meaning set forth in Section 2.14(d).

“Incremental Lenders” has the meaning set forth in Section 2.14(c).

“Incremental Loan” has the meaning set forth in Section 2.14(b).

“Incremental Loan Request” has the meaning set forth in Section 2.14(a).

“Incremental Revolving Credit Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Revolving Credit Lender” has the meaning set forth in Section 2.14(c).

“Incremental Revolving Loan” has the meaning set forth in Section 2.14(b).

“Incremental Term Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Term Lender” has the meaning set forth in Section 2.14(c).

“Incremental Term Loan” has the meaning set forth in Section 2.14(b).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation until such obligation is not paid after becoming due and payable and (iii) accruals for payroll and other liabilities accrued in the ordinary course);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests; if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; and

(h) to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Net Debt and (B) in the case of the Borrower and its Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnified Taxes” means, with respect to any Agent or any Lender, all Taxes other than (i) any Taxes imposed on or measured by its net income, however denominated, and franchise (and similar) Taxes imposed on it in lieu of net income Taxes, imposed by a jurisdiction as a result of such recipient being organized in or having its principal office or applicable lending office in such jurisdiction, or as a result of any connection between such Lender or Agent and such jurisdiction other than any connections arising from executing, delivering, being a party to, engaging in any transactions pursuant to, performing its obligations under, receiving payments under, or enforcing, any Loan Document, (ii) any Taxes (other than Taxes described in clause (i) above) imposed by a jurisdiction as a result of such recipient being organized in or having its principal office or applicable lending office in such jurisdiction, or as a result of any connection between such Lender or Agent and such jurisdiction other than any connections arising from executing, delivering, being a party to, engaging in any transactions pursuant to, performing its obligations under, receiving payments under, or enforcing, any Loan Document, (iii) any Taxes attributable to the failure by or inability of such Agent or Lender to deliver the documentation required to be delivered pursuant to Section 3.01(d) or (e), (iv) any branch profits Taxes imposed by the United States under Section 884(a) of the Code or any similar Tax imposed by any other jurisdiction in which such Lender or Agent is located, (v) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 3.07(a)), any U.S. federal withholding Tax pursuant to a Law in effect at such time the Lender becomes a party to this Agreement or designates a new Lending Office, or, in the case of a Lender that is a flow-through entity for U.S. federal income tax purposes, any U.S. federal withholding Tax attributable to an Applicable Tax Owner of such Lender (whether imposed on payments by the Borrower, any Guarantor, or the Administrative Agent to the Lender, or by the Lender to such Applicable Tax Owner) pursuant to a Law in effect at the time such Applicable Tax Owner acquires its indirect interest in this Agreement, except to the extent such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment) or such acquisition by an Applicable Tax Owner, as applicable, to receive additional amounts from the Borrower or any Guarantor with respect to such withholding Tax pursuant to Section 3.01, and (vi) any taxes imposed under FATCA.

“Indemnitees” has the meaning set forth in Section 10.05.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is independent of the Borrower and its Affiliates.

“Information” has the meaning set forth in Section 10.08.

“Initial Revolving Borrowing” means one or more borrowings of Revolving Credit Loans on the Original Closing Date in an amount not to exceed the aggregate amounts specified or referred to in the definition of the term “Initial Revolving Credit Borrowing Purposes”; provided, that, without limitation, Letters of Credit may be issued on the Original Closing Date to backstop or replace letters of credit, guarantees and performance or similar bonds outstanding on the Original Closing Date (including deemed issuances of Letters of Credit under this Agreement resulting from existing issuers of letters of credit outstanding on the Original Closing Date agreeing to become L/C Issuers under this Agreement).

“Initial Revolving Credit Borrowing Purposes” means (a) one or more Borrowings of Revolving Credit Loans or Swing Line Loans that, do not in the aggregate, exceed $20,000,000 (i) to finance the Transactions and fees and expenses related to the Transactions and (ii) for working capital needs and (b) one or more Borrowings of Revolving Credit Loans to fund any or all OID or upfront fees in connection with this Agreement or in connection with the issuance of the High Yield Notes (as defined in the Original Credit Agreement).

“Intellectual Property Security Agreement” has the meaning set forth in the Security Agreement.

“Intercompany Note” means a promissory note substantially in the form of Exhibit G.

“Intercreditor Agreements” means the Closing Date Intercreditor Agreement and the Junior Lien Intercreditor Agreement, collectively, in each case to the extent in effect.

“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter or, to the extent agreed by each Lender of such Eurocurrency Rate Loan, nine or twelve months or less than one month thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period (other than an Interest Period having a duration of less than one month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the applicable Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and its Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment, less any Returns in respect of such Investment.

“IP Rights” has the meaning set forth in Section 5.15.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Junior Financing” has the meaning set forth in Section 7.13(a).

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement providing that Liens on Collateral securing specified Indebtedness are contractually junior in priority to the Liens securing the Obligations in form and substance reasonably satisfactory to the Borrower and the Administrative Agent.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Refinancing Term Loan, any Refinancing Term Commitment, any Extended Revolving Credit Commitment, any Incremental Term Loans, any Incremental Revolving Credit Commitments or any Other Revolving Credit Commitments, in each case as extended in accordance with this Agreement from time to time.

“Latest Revolving Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Revolving Credit Commitment, Extended Revolving Credit Commitment, Incremental Revolving Credit Commitment or Other Revolving Credit Commitment hereunder at such time, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share or other applicable share provided for under this Agreement.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Borrowing Default Rate” means, at any time, an interest rate equal to (a) the Blended Base Rate Loan Interest Rate at such time plus (b) 2.0% per annum.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means Bank of America and any other Lender that becomes an L/C Issuer in accordance with Section 2.03(k) or 10.07(j), in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.11. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and a Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lending Office” means, as to any Lender, such office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided, however, that any commercial letter of credit issued hereunder shall provide solely for cash payment upon presentation of a sight draft.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.

“Letter of Credit Expiration Date” means the day that is three (3) Business Days prior to the Springing Maturity Date; provided, however, that if on the Springing Maturity Date the Springing Maturity Condition does not apply (or if on any date following the Third Amendment and Restatement Effective Date, the Springing Maturity Condition would not apply if such date were the Springing Maturity Date), the Letter of Credit Expiration Date for any issuance or extension of Letters of Credit after the Springing Maturity Date shall be five (5) Business Days prior to the Latest Revolving Maturity Date.

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facilities.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Limited Originator Recourse” means a letter of credit, cash collateral account or other such credit enhancement issued in connection with the incurrence of Indebtedness by a Securitization Subsidiary under a Qualified Securitization Financing.

“Loan” means an extension of credit under Article II by a Lender (x) to the Borrower in the form of an Incremental Term Loan, and (y) to the Borrower in the form of a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) any Refinancing Amendment, Incremental Amendment or Extension Amendment, (v) each Letter of Credit Application and (vi) the Intercreditor Agreements.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Management Stockholders” means the members of management of Holdings, the Borrower or any of its Subsidiaries who are investors in Holdings or any direct or indirect parent thereof; provided that Todd Pedersen and Alex Dunn shall in all cases constitute Management Stockholders.

“Margin Stock” has the meaning assigned to such term in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Material Adverse Effect” means a (a) material adverse effect on the business, operations, assets or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole; (b) material adverse effect on the ability of the Loan Parties (taken as a whole) to fully and timely perform any of their payment obligations under any Loan Document to which the Borrower or any of the Loan Parties is a party; or (c) material adverse effect on the rights and remedies available to the Lenders or the Administrative Agent under any Loan Document.

“Material Domestic Subsidiary” means, at any date of determination, each of the Borrower’s Domestic Subsidiaries (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 2.5% of Total Assets at such date or (b) whose gross revenues for such Test Period were equal to or greater than 2.5% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Original Closing Date, Domestic Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clauses (a) or (b) comprise in the aggregate more than 5.0% of Total Assets as of the end of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 6.01 or more than 5.0% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such Test Period, then the

Borrower shall, not later than forty-five (45) days after the date by which financial statements for such quarter are required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more of such Domestic Subsidiaries as “Material Domestic Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 6.11 applicable to such Subsidiary.

“Material Foreign Subsidiary” means, at any date of determination, each of the Borrower’s Foreign Subsidiaries (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 2.5% of Total Assets at such date or (b) whose gross revenues for such Test Period were equal to or greater than 2.5% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Original Closing Date, Foreign Subsidiaries not meeting the thresholds set forth in clauses (a) or (b) comprise in the aggregate more than 5.0% of Total Assets as of the end of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 6.01 or more than 5.0% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such Test Period, then the Borrower shall, not later than forty-five (45) days after the date by which financial statements for such quarter are required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more of such Foreign Subsidiaries as “Material Foreign Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of the definition of “Collateral and Guarantee Requirement.”

“Material Real Property” means any fee-owned real property located in the United States that is owned by any Loan Party and that has a fair market value in excess of $5,000,000 (at the Original Closing Date or, with respect to real property acquired after the Original Closing Date, at the time of acquisition, in each case, as reasonably estimated by the Borrower in good faith).

“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.

“Maturity Date” means (i) with respect to the Series A Revolving Credit Facility and the Series B Revolving Credit Facility, (x) if the Springing Maturity Condition does not apply, March 31, 2021 and (y) if the Springing Maturity Condition does apply, the Springing Maturity Date, (ii) with respect to the Series C Revolving Credit Facility, November 16, 2017, (iii) with respect to the Series D Revolving Credit Facility, March 31, 2019, (iv) with respect to any tranche of Extended Revolving Credit Commitments, the final maturity date as specified in the applicable Extension Request accepted by the respective Lender or Lenders and (v) with respect to any Incremental Loans or Incremental Revolving Credit Commitments, the final maturity date as specified in the applicable Incremental Amendment; provided that, in each case, if such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day. Any provisions relating to the determination of a minimum tenor, maturity or Weighted Average Life to Maturity with respect to any Indebtedness permitted to be incurred by the Borrower or any Restricted Subsidiary (including without limitation Permitted Notes Refinancing Debt, Incremental Term Loans, Incremental Revolving Loans, Incremental Revolving Credit Commitments, Permitted Ratio Debt, and Credit Agreement Refinancing Indebtedness) shall assume (solely for purposes of such determination and not for any other purpose) that the Springing Maturity Condition does not apply.

“Maximum Rate” has the meaning specified in Section 10.10.

“Merger” has the meaning specified in the preliminary statements to this Agreement.

“Merger Sub” has the meaning specified in the preliminary statements to this Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policies” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Mortgaged Properties” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Mortgages” means, collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Administrative Agent on behalf of the Secured Parties creating and evidencing a Lien on a Mortgaged Property in form and substance reasonably satisfactory to the Administrative Agent, and any other mortgages executed and delivered pursuant to Sections 6.11 and 6.13, in each case, as the same may from time to time be amended, restated, supplemented or otherwise modified.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party, any Restricted Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.

“Net Proceeds” means:

(a) 100% of the cash proceeds actually received by the Borrower or any of the Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Disposition or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) the principal amount of any Indebtedness that is secured by a Lien (other than a Lien that ranks pari passu with or subordinated to the Liens securing the Obligations) on the asset subject to such Disposition or Casualty Event and that is required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), together with any applicable premium, penalty, interest and breakage costs, (iii) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Restricted Subsidiary as a result thereof, (iv) taxes paid or reasonably estimated to be payable as a result thereof, and (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of the Restricted Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction), and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any of the Restricted Subsidiaries of any Indebtedness, net of all taxes paid or reasonable estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrower shall be disregarded.

“Non-Consenting Lender” has the meaning set forth in Section 3.07(d).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“non-Expiring Credit Commitment” has the meaning provided in Section 2.04(g).

“Non-extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a Revolving Credit Note or a Swing Line Note, as the context may require.

“Notice of Intent to Cure” has the meaning set forth in Section 8.04(a).

“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Restricted Subsidiaries arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Restricted Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (y) obligations of any Loan Party or any Subsidiary arising under any Secured Hedge Agreement or any Secured Treasury Services Agreement. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Restricted Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit fees, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party. Notwithstanding the foregoing, Obligations of any Guarantor shall in no event include any Excluded Swap Obligations of such Guarantor.

“OFAC” has the meaning set forth in Section 5.18(a).

“OID” means original issue discount.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Closing Date” has the meaning set forth in the preliminary statements to this Agreement.

“Other Revolving Credit Commitments” means one or more Classes of revolving credit commitments hereunder that result from a Refinancing Amendment.

“Other Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from a Refinancing Amendment.

“Other Taxes” has the meaning specified in Section 3.01(b).

“Other Term Loan Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment.

“Other Term Loans” means one or more Classes of Refinancing Term Loans that result from a Refinancing Amendment.

“Outstanding Amount” means (a) with respect to the Revolving Credit Loans and Swing Line Loans on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding Dollar Amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Overnight Rate” means, for any day, the greater of the Federal Funds Rate and an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning specified in Section 10.07(e).

“Participant Register” has the meaning specified in Section 10.07(e).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

“Perfection Certificate” means a certificate in the form of Exhibit II to the Security Agreement or any other form reasonably approved by the Administrative Agent, as the same shall be supplemented from time to time.

“Permitted Acquisition” has the meaning set forth in Section 7.02(i).

“Permitted First Priority Refinancing Debt” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of Holdings, the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal (other than customary offers to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default) prior to the date that is the Latest Maturity Date of any Loan outstanding at the time such Indebtedness is incurred or issued, (iv) the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and (v) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of the Closing Date Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted First Priority Refinancing Debt incurred by the Borrower, then the Borrower, Holdings, the Subsidiary Guarantors, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered the Closing Date Intercreditor Agreement. Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Holders” means each of the Sponsors and the Management Stockholders; provided that if the Management Stockholders own beneficially or of record more than ten percent (10%) of the outstanding voting stock of Holdings in the aggregate, they shall be treated as Permitted Holders of only twenty percent (20%) of the outstanding voting stock of Holdings at such time.

“Permitted Notes Refinancing Debt” means Indebtedness that is permitted to be incurred hereunder and that (i) does not mature earlier than March 31, 2021, (ii) does not have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of either the Series A Revolving Loans or the Series B Revolving Loans, (iii) does not have mandatory prepayment or mandatory offer to purchase events that are materially more onerous, taken as a whole, to the Borrower or its Restricted Subsidiaries than those mandatory prepayment or mandatory offer to purchase events contained in the Secured High Yield Notes or Unsecured High Yield Notes as of the Third Amendment and Restatement Effective Date, (iv) to the extent secured, (x) is not secured by any property or assets of Holdings, the Borrower or any Restricted Subsidiary other than the Collateral, (y) the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and (z) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of the Closing Date Intercreditor Agreement or a Junior Lien Intercreditor Agreement and (v) is not at any time guaranteed by any Restricted Subsidiaries other than Subsidiaries that are Guarantors.

“Permitted Other Debt Conditions” means that such applicable debt (i) does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except customary asset sale or change of control provisions that provide for the prior repayment in full of the Loans and all other Obligations), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred, (ii) is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, and (iii) to the extent secured, the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent).

“Permitted Ratio Debt” means Indebtedness of the Borrower or any Restricted Subsidiary, provided that (a) immediately after giving Pro Forma Effect thereto and to the use of the proceeds thereof, (i) no Event of Default shall be continuing or result therefrom, (ii) the Fixed Charge Coverage Ratio of the Borrower on a Pro Forma Basis is no less than 2.00:1.00, (iii) if such Indebtedness is secured (1) such Indebtedness does not mature prior to the date that is ninety-one (91) days after the Latest Revolving Maturity Date at the time such Indebtedness is incurred, (2) such Indebtedness shall have terms and conditions (other than pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) that in the good faith determination of the Borrower are not materially less favorable (when taken as a whole) to the Borrower and the Restricted Subsidiaries than the terms and conditions of the Loan Documents (when taken as a whole), except for covenants and other provisions applicable only to periods after the Latest Revolving Maturity Date (provided that Borrower and the Administrative Agent (without the consent of any other party) may, at the request of the Borrower pursuant to an amendment to the Loan Documents (notwithstanding anything contained in Section 10.1), add terms and conditions to the Loan Documents in order to make such secured Permitted Ratio Debt not materially less favorable to Borrower and the Restricted Subsidiaries), (3) if such Indebtedness is incurred or guaranteed on a secured basis by a Loan Party, such Indebtedness is subject to the Closing Date Intercreditor Agreement and (4) such Indebtedness shall not constitute “Priority Payment Lien Obligations” under the Closing Date Intercreditor Agreement and (iv) any such Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party, together with any Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party pursuant to Section 7.03(g), does not exceed in the aggregate at any time outstanding the greater of $75,000,000 and 3.0% of Total Assets, in each case determined at the time of incurrence; provided that a certificate of the Borrower as to the satisfaction of the conditions described in clause (iii)(2) above delivered at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of such clause (iii)(2), shall be conclusive unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees).

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts owing or paid related to such Indebtedness, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Sections 7.03(e) or (f), at the time thereof, no Event of Default shall have occurred and be continuing and (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is Junior Financing, to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, and such modification, refinancing, refunding, renewal, replacement or extension is incurred by one or more Persons who is an obligor of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended.

“Permitted Second Priority Refinancing Debt” means secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided that (i) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of Holdings, the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness may be secured by a Lien on the Collateral that is junior to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt, notwithstanding any provision to the contrary contained in the definition of “Credit Agreement Refinancing Indebtedness,” (iii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of the Closing Date Intercreditor Agreement or a Junior Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Second Priority Refinancing Debt incurred by the Borrower, then Holdings, the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered the Closing Date Intercreditor Agreement or a Junior Lien Intercreditor Agreement and (iv) such Indebtedness meets the Permitted Other Debt Conditions. Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness and (ii) meets the Permitted Other Debt Conditions.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established or maintained by any Loan Party or any Restricted Subsidiary or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning set forth in Section 6.01(d).

“Pledged Debt” has the meaning set forth in the Security Agreement.

“Pledged Equity” has the meaning set forth in the Security Agreement.

“Pre-Closing Actions Addbacks” has the meaning set forth in the definition of “Consolidated EBITDA.”

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Proceeding” has the meaning set forth in Section 10.05.

“Proceeds” has the meaning set forth in the Security Agreement.

“Pro Forma Balance Sheet” has the meaning set forth in Section 5.05(b).

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.09.

“Pro Forma Compliance” means, with respect to the covenant in Section 7.11, compliance on a Pro Forma Basis with such covenants in accordance with Section 1.09.

“Pro Forma Financial Statements” has the meaning set forth in Section 5.05(b).

“Pro Rata Share” means, with respect to each Lender (other than any Lender in respect of Incremental Term Commitments (or loans made thereunder), Other Term Loan Commitments, Other Term Loans or Refinancing Term Commitments (or loans made thereunder)), at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments (other than Incremental Term Commitments, Other Term Commitments or Refinancing Term Commitments) of such Lender and the denomination of which is the amount of Commitments (other than Incremental Term Commitments, Other Term Loan Commitments or Refinancing Term Commitments) of all Lenders; provided that if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Projections” has the meaning set forth in Section 6.01(c).

“Public Lender” has the meaning set forth in Section 6.01(d).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that, at the time the relevant Guaranty (or grant of the relevant security interest, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and which may cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell , support, or other agreement in accordance with § 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified IPO” means the issuance by Borrower or any direct or indirect parent of the Borrower of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (a) such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Securitization Subsidiary, (b) all sales and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value and (c) the financing terms, covenants, termination events and other provisions thereof, including any Standard Securitization Undertakings, shall be market terms. The grant of a security interest in any Securitization Assets of the Borrower or any of the Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under this Agreement prior to engaging in any Securitization Financing shall not be deemed a Qualified Securitization Financing.

“Quarterly Financial Statements” means (a) for purposes of Section 5.05, the unaudited consolidated balance sheets and related consolidated statements of income and cash flows of the Borrower as of and for the fiscal quarters ended March 31, 2017 and June 30, 2017 and (b) otherwise, the unaudited consolidated balance sheets and related consolidated statements of income and cash flows of the Company ended after the date of the Annual Financial Statements referred to in clause (b) of the definition thereof and at least forty-five (45) days prior to the Original Closing Date.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Redemption Date” means August 28, 2017.

“Refinanced Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing” means the prepayment of all indebtedness of the Companies to be repaid pursuant to the Transaction Agreement.

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Refinancing Term Loans, Other Revolving Credit Commitments or Other Revolving Credit Loans incurred pursuant thereto, in accordance with Section 2.15.

“Refinancing Series” means all Refinancing Term Loans or Refinancing Term Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans or Refinancing Term Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same Effective Yield and amortization schedule.

“Refinancing Term Commitments” means one or more term loan commitments hereunder that fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.

“Refinancing Term Loans” means one or more term loans hereunder that result from a Refinancing Amendment.

“Register” has the meaning set forth in Section 10.07(d).

“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into, onto or through the Environment or from or through any facility, property or equipment.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the otherwise applicable notice period has been waived by regulation or otherwise by the PBGC.

“Request for Credit Extension” means (a) with respect to a Borrowing, continuation or conversion of Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Class Lenders” means, with respect to any Class on any date of determination, Lenders having more than 50% of the sum of (i) the outstanding Loans under such Class and (ii) the aggregate unused Commitments under such Facility.

“Required Facility Lenders” means, as of any date of determination, with respect to any Facility, Lenders having more than 50% of the sum of (a) the Total Outstandings under such Facility (with the aggregate Dollar Amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans, as applicable, under such Facility being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Commitments under such Facility; provided that the unused Commitments of, and the portion of the Total Outstandings under such Facility held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate Dollar Amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the sum of the (a) Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and all L/C Obligations (with the aggregate Dollar Amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that unused Revolving Credit Commitment of, and the portion of the Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and all L/C Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief administrative officer, secretary or assistant secretary, treasurer or assistant treasurer or other similar officer of a Loan Party or any other officer or employee of a Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent designating such officer or employee as a Responsible Officer. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s or a Restricted Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Returns” means, with respect to any Investment, any dividends, distributions, interest, fees, premium, return of capital, repayment of principal, income, profits (from a Disposition or otherwise) and other amounts received or realized in respect of such Investment.

“Revolver Extension Request” has the meaning provided in Section 2.16(a).

“Revolver Extension Series” has the meaning provided in Section 2.16(a).

“Revolving Commitment Increase” has the meaning set forth in Section 2.14(a).

“Revolving Credit Borrowing” means a Series A Revolving Credit Borrowing, a Series B Revolving Credit Borrowing, a Series C Revolving Credit Borrowing or Series D Revolving Credit Borrowing.

“Revolving Credit Commitment” means a Series A Revolving Credit Commitment, a Series B Revolving Credit Commitment, a Series C Revolving Credit Commitment or a Series D Revolving Credit Commitment and the “Revolving Credit Commitments” mean the Series A Revolving Credit Commitments, the Series B Revolving Credit Commitments, the Series C Revolving Credit Commitments and the Series D Revolving Credit Commitments taken together.

“Revolving Credit Exposure” means Series A Revolving Credit Exposure, Series B Revolving Credit Exposure, Series C Revolving Credit Exposure or Series D Revolving Credit Exposure, as the case may be.

“Revolving Credit Facilities” means the collective reference to the Series A Revolving Credit Facility, the Series B Revolving Credit Facility, the Series C Revolving Credit Facility and the Series D Revolving Credit Facility, and any reference to “Revolving Credit Facility” shall mean to any of the Series A Revolving Credit Facility, Series B Revolving Credit Facility, the Series C Revolving Credit Facility or the Series D Revolving Credit Facility.

“Revolving Credit Lender” means a Series A Revolving Credit Lender, a Series B Revolving Credit Lender, a Series C Revolving Credit Lender or a Series D Revolving Credit Lender, as the case may be.

“Revolving Credit Loans” means the Series A Revolving Credit Loans, the Series B Revolving Credit Loans, the Series C Revolving Credit Loans and the Series D Revolving Credit Loans.

“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender to the Borrower.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means immediately available funds.

“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury (“HMT”).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment and Restatement Effective Date” means March 6, 2015.

“Second Amended and Restated Credit Agreement” means the Amended and Restated Credit Agreement entered into among the Borrower, APX Group Holdings, Inc., the other Guarantors party thereto, each Lender party thereto and Bank of America, N.A. as Administrative Agent dated as of March 6, 2015.

“Second Amendment and Restatement Effective Date Representation” means the representation and warranty of the Borrower and each Guarantor that at the time of and after giving effect to this Agreement on the Second Amendment and Restatement Effective Date, no Default or Event of Default has occurred or is continuing.

“Secured 2019 Notes Partial Redemption Notice” has the meaning set forth in Section 4.05(c).

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between the Borrower or any Subsidiary and any Hedge Bank.

“Secured 7.875% Notes Due 2022” means (A) $900,000,000 in aggregate principal amount of the Borrower’s 7.875% senior secured notes due 2022 and (B) any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Secured 7.875% Notes Due 2022 Indenture in exchange for the initial, unregistered senior secured notes referred to in clause (A).

“Secured 7.875% Notes Due 2022 Indenture” means the indenture dated May 26, 2016, between the Borrower, Wilmington Trust, National Association, as trustee and the other entities from time to time party thereto, with respect to the Secured 7.875% Notes Due 2022, as the same may be amended, modified, supplemented, replace or refinanced to the extent not prohibited by this Agreement

“Secured 8.875% Notes Due 2022” means $270,000,000 in aggregate principal amount of the Borrower’s 8.875% senior secured notes due 2022.

“Secured 8.875% Notes Due 2022 Note Purchase Agreement” means the note purchase agreement dated October 19, 2015, between the Borrower, Wilmington Trust, National Association, as collateral agent and the purchasers and other entities from time to time party thereto, with respect to the Secured 8.875% Notes Due 2022, as the same may be amended, modified, supplemented, replace or refinanced to the extent not prohibited by this Agreement.

“Secured High Yield Notes” means (A) the Secured Notes Due 2019, (B) the Secured 8.875% Notes Due 2022 and (C) the Secured 7.875% Notes Due 2022.

“Secured High Yield Notes Indentures” means (A) the Secured Notes Due 2019 Indenture, (B) the Secured 8.875% Notes Due 2022 Note Purchase Agreement and (C) the Secured 7.875% Notes Due 2022 Indenture.

“Secured Notes Due 2019” means (A) prior to the Redemption Date, $419,465,000 in aggregate principal amount of the Borrower’s 6.375% senior secured notes due 2019 and (B) on and after the Redemption Date, (i) $269,465,000 in aggregate principal amount of the Borrower’s 6.375% senior secured notes due 2019 and (ii) any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Secured Notes Due 2019 Indenture in exchange for the initial, unregistered senior secured notes referred to in clause (B)(i).

“Secured Notes Due 2019 Indenture” means the indenture dated November 16, 2012, between the Borrower, Wilmington Trust, National Association, as trustee and the other entities from time to time party thereto, with respect to the Secured Notes Due 2019, as the same may be amended, modified, supplemented, replace or refinanced to the extent not prohibited by this Agreement

“Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Secured Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.

“Secured Treasury Services Agreement” means a Treasury Services Agreement between a Hedge Bank and Borrower and or a Subsidiary.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Assets” means (a) the accounts receivable subject to a Qualified Securitization Financing and the proceeds thereof and (b) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in a securitization financing.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

“Securitization Financing” means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of the Borrower or any of its Subsidiaries, and any assets related thereto, including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a Standard Securitization Undertaking, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a wholly owned Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of the Borrower or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the board of directors of the Borrower or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings, the Borrower or any Subsidiary of the Borrower, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings or Limited Originator Recourse), (ii) is recourse to or obligates Holdings, the Borrower or any Subsidiary of the Borrower, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse or (iii) subjects any property or asset of Holdings, the Borrower or any Subsidiary of the Borrower, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which none of Holdings, the Borrower or any Subsidiary of the Borrower, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to Holdings, the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower and (c) to which none of Holdings, the Borrower or any Subsidiary of the Borrower, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the board of directors of the Borrower or such other Person shall be evidenced to the Administrative Agent by delivery to the Administrative Agent of a certified copy of the resolution of the board of directors of the Borrower or such other Person giving effect to such designation and a certificate executed by a Responsible Officer certifying that such designation complied with the foregoing conditions.

“Security Agreement” means a Security Agreement substantially in the form of Exhibit F.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Senior Representative” means, with respect to any series of Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt or Permitted Notes Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Series A Base Rate Loan” means a Base Rate Loan that is a Series A Revolving Credit Loan.

“Series A Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Series A Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Series A Eurocurrency Rate Loan, the Series A Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Series A Eurocurrency Rate Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Series A Eurocurrency Rate Loan” means a Eurocurrency Rate Loan that is a Series A Revolving Credit Loan.

“Series A Percentage” means, at any time, the percentage that the Series A Revolving Credit Commitments comprise of the Revolving Credit Commitments at such time. For the avoidance of doubt, the sum of the Series A Percentage, the Series B Percentage, the Series C Percentage and the Series D Percentage shall at all times equal 100%.

“Series A Revolving Credit Borrowing” means a borrowing consisting of simultaneous Series A Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period, made by each of the Series A Revolving Credit Lenders pursuant to Section 2.01(a).

“Series A Revolving Credit Commitment” means, as to each Lender, its obligation to (a) make Series A Revolving Credit Loans to the Borrower pursuant to Section 2.01(a), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name in the third table on Schedule 1.01B hereto under the caption “Series A Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14 and Section 10.07(b)). The aggregate Series A Revolving Credit Commitments of all Lenders shall be $267,040,000.00 on the Third Amendment and Restatement Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Series A Revolving Credit Exposure” means, as to each Lender, the sum of the amount of the Outstanding Amount of such Lender’s Series A Revolving Credit Loans and its Pro Rata Share or other applicable share provided for under this Agreement of the Dollar Amount of the L/C Obligations and the Swing Line Obligations at such time.

“Series A Revolving Credit Facility” means, at any time, the aggregate amount of the Series A Revolving Credit Commitments at such time.

“Series A Revolving Credit Lender” means, at any time, any Lender that has a Series A Revolving Credit Commitment at such time or, if Series A Revolving Credit Commitments have terminated, Series A Revolving Credit Exposure; provided that, no Lender can be both a Series A Revolving Credit Lender and a Series B Revolving Credit Lender.

“Series A Revolving Credit Loans” has the meaning set forth in Section 2.01(a).

“Series B Base Rate Loan” means a Base Rate Loan that is a Series B Revolving Credit Loan.

“Series B Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Series B Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Series B Eurocurrency Rate Loan, the Series B Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Series B Eurocurrency Rate Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Series B Eurocurrency Rate Loan” means a Eurocurrency Rate Loan that is a Series B Revolving Credit Loan.

“Series B Percentage” means, at any time, the percentage that the Series B Revolving Credit Commitments comprise of the Revolving Credit Commitments at such time. For the avoidance of doubt, the sum of the Series A Percentage, the Series B Percentage, the Series C Percentage and the Series D Percentage shall at all times equal 100%.

“Series B Revolving Credit Borrowing” means a borrowing consisting of simultaneous Series B Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period, made by each of the Series B Revolving Credit Lenders pursuant to Section 2.01(b).

“Series B Revolving Credit Commitment” means, as to each Lender, its obligation to (a) make Series B Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name in the third table on Schedule 1.01B hereto under the caption “Series B Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14 and Section 10.07(b)). The aggregate Series B Revolving Credit Commitments of all Lenders shall be $21,153,846.15 on the Third Amendment and Restatement Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Series B Revolving Credit Exposure” means, as to each Lender, the sum of the amount of the Outstanding Amount of such Lender’s Series B Revolving Credit Loans and its Pro Rata Share or other applicable share provided for under this Agreement of the Dollar Amount of the L/C Obligations and the Swing Line Obligations at such time.

“Series B Revolving Credit Facility” means, at any time, the aggregate amount of the Series B Revolving Credit Commitments at such time.

“Series B Revolving Credit Lender” means, at any time, any Lender that has a Series B Revolving Credit Commitment at such time or, if Series B Revolving Credit Commitments have terminated, Series B Revolving Credit Exposure; provided that no Lender can be both a Series B Revolving Credit Lender and a Series A Revolving Credit Lender.

“Series B Revolving Credit Loans” has the meaning set forth in Section 2.01(b).

“Series C Base Rate Loan” means a Base Rate Loan that is a Series C Revolving Credit Loan.

“Series C Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Series C Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Series C Eurocurrency Rate Loan, the Series C Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Series C Eurocurrency Rate Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Series C Eurocurrency Rate Loan” means a Eurocurrency Rate Loan that is a Series C Revolving Credit Loan.

“Series C Percentage” means, at any time, the percentage that the Series C Revolving Credit Commitments comprise of the Revolving Credit Commitments at such time. For the avoidance of doubt, the sum of the Series A Percentage, the Series B Percentage, the Series C Percentage and the Series D Percentage shall at all times equal 100%.

“Series C Revolving Credit Borrowing” means a borrowing consisting of simultaneous Series C Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period, made by each of the Series C Revolving Credit Lenders pursuant to Section 2.01(c).

“Series C Revolving Credit Commitment” means, as to each Lender, its obligation to (a) make Series C Revolving Credit Loans to the Borrower pursuant to Section 2.01(c), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name in the third table on Schedule 1.01B hereto under the caption “Series C Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14 and Section 10.07(b)). The aggregate Series C Revolving Credit Commitments of all Lenders shall be $20,769,230.77 on the Third Amendment and Restatement Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Series C Revolving Credit Exposure” means, as to each Lender, the sum of the amount of the Outstanding Amount of such Lender’s Series C Revolving Credit Loans and its Pro Rata Share or other applicable share provided for under this Agreement of the Dollar Amount of the L/C Obligations and the Swing Line Obligations at such time.

“Series C Revolving Credit Facility” means, at any time, the aggregate amount of the Series C Revolving Credit Commitments at such time.

“Series C Revolving Credit Lender” means, at any time, any Lender that has a Series C Revolving Credit Commitment at such time or, if Series C Revolving Credit Commitments have terminated, Series C Revolving Credit Exposure.

“Series C Revolving Credit Loans” has the meaning set forth in Section 2.01(c).

“Series D Base Rate Loan” means a Base Rate Loan that is a Series D Revolving Credit Loan.

“Series D Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Series D Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Series D Eurocurrency Rate Loan, the Series D Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Series D Eurocurrency Rate Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Series D Eurocurrency Rate Loan” means a Eurocurrency Rate Loan that is a Series D Revolving Credit Loan.

“Series D Percentage” means, at any time, the percentage that the Series D Revolving Credit Commitments comprise of the Revolving Credit Commitments at such time. For the avoidance of doubt, the sum of the Series A Percentage, the Series B Percentage, the Series C Percentage and the Series D Percentage shall at all times equal 100%.

“Series D Revolving Credit Borrowing” means a borrowing consisting of simultaneous Series D Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period, made by each of the Series D Revolving Credit Lenders pursuant to Section 2.01(c).

“Series D Revolving Credit Commitment” means, as to each Lender, its obligation to (a) make Series D Revolving Credit Loans to the Borrower pursuant to Section 2.01(c), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name in the third table on Schedule 1.01B hereto under the caption “Series D Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14 and Section 10.07(b)). The aggregate Series D Revolving Credit Commitments of all Lenders shall be $15,384,615.38 on the Third Amendment and Restatement Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Series D Revolving Credit Exposure” means, as to each Lender, the sum of the amount of the Outstanding Amount of such Lender’s Series D Revolving Credit Loans and its Pro Rata Share or other applicable share provided for under this Agreement of the Dollar Amount of the L/C Obligations and the Swing Line Obligations at such time.

“Series D Revolving Credit Facility” means, at any time, the aggregate amount of the Series D Revolving Credit Commitments at such time.

“Series D Revolving Credit Lender” means, at any time, any Lender that has a Series D Revolving Credit Commitment at such time or, if Series D Revolving Credit Commitments have terminated, Series D Revolving Credit Exposure.

“Series D Revolving Credit Loans” has the meaning set forth in Section 2.01(d).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“SPC” has the meaning specified in Section 10.07(h).

“Specified Guarantor” means any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 11.11).

“Specified Junior Financing Obligations” means any obligations in respect of any Junior Financing in respect of which any Loan Party is an obligor in a principal amount in excess of the Threshold Amount.

“Specified Representations” means those representations and warranties made by the Borrower in Sections 5.01(b)(ii), 5.02(a), 5.02(b)(i), 5.04, 5.12, 5.16, 5.17, 5.18 and 5.19 (subject to the proviso at the end of Section 4.01(a)).

“Specified Transaction” means any Investment that results in a Person becoming a Restricted Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any Permitted Acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of, or all or substantially all of the Equity Interests of, another Person or any Disposition of a business unit, line of business or division of the Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, or any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit, after the closing date of such revolving credit facility or line of credit), Restricted Payment, Incremental Revolving Credit Commitment, Incremental Revolving Loan or Incremental Term Loan that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Sponsor” means any of Blackstone Capital Partners VI L.P. and its Affiliates and funds or partnerships managed or advised by any of them or any of their respective Affiliates but not including, however, any portfolio company of any of the foregoing.

“Sponsor Management Agreement” means the Transaction and Advisory Fee Agreement, dated as of November 16, 2012, among the Borrower and Blackstone Management Partners L.L.C. as in effect on the Original Closing Date and as the same may be amended, supplemented or otherwise modified in a manner not materially adverse to the Lenders.

“Springing Maturity Condition” means that, on the Springing Maturity Date, an aggregate principal amount of Unsecured Notes Due 2020 in excess of $250,000,000 are either outstanding or have not been repurchased (and cancelled), redeemed, defeased, repaid, refinanced or satisfied and discharged with (a) Permitted Notes Refinancing Debt, (b) net cash proceeds of an issuance of Qualified Equity Interests of Holdings to a Person other than a Subsidiary of Holdings and/or (c) a capital contribution to Holdings from a Person other than a Subsidiary of Holdings.

“Springing Maturity Date” means the date that is 91 days before the maturity date with respect to the Unsecured Notes Due 2020.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower that are customary in a Securitization Financing.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, any charitable organizations and any other Person that meets the requirements of Section 501(c)(3) of the Code) of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means any Guarantor other than Holdings.

“Successor Company” has the meaning specified in Section 7.04(d).

“Swap” means, any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Contract” means, any and all interest rate cap agreement, interest rate collar agreement, commodity swap agreements, commodity cap agreements, commodity collar agreements, foreign exchange contracts, currency swap agreements or similar agreements providing for the transfer, modification or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the swing line loan facility made available by the Swing Line Lenders pursuant to Section 2.04.

“Swing Line Lender” means Bank of America, in its capacity as provider of Swing Line Loans or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B hereto or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Note” means a promissory note of the Borrower payable to any Swing Line Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Swing Line Lender resulting from the Swing Line Loans.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Syndication Agent” means each of Citigroup Global Markets Inc. and Deutsche Bank Trust Companies Americas, each in its capacity as a co-syndication agent.

“Taxes” means all present or future taxes, duties, levies, imposts, assessments or withholdings imposed by any Governmental Authority including interest, penalties and additions to tax.

“Term Loan Standstill Period” has the meaning provided in Section 8.01(b).

“Test Period” means, for any date of determination under this Agreement, the four consecutive fiscal quarters of the Borrower most recently ended as of such date of determination.

“Third Amendment and Restatement Effective Date” means August 10, 2017.

“Third Amendment and Restatement Effective Date Representation” means the representation and warranty of the Borrower and each Guarantor that at the time of and after giving effect to this Agreement on the Third Amendment and Restatement Effective Date, no Default or Event of Default has occurred or is continuing.

“Third Amendment and Restatement Reallocation” has the meaning set forth in Section 1.12.

“Threshold Amount” means $40,000,000.

“Total Assets” means the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Borrower delivered pursuant to Section 6.01(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Section 6.01(a) or (b), the Pro Forma Financial Statements.

“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction Agreement” has the meaning specified in the preliminary statements to this Agreement.

“Transaction Expenses” means any fees or expenses incurred or paid by the Sponsors, Holdings, the Borrower or any of its (or their) Subsidiaries in connection with the Transactions (including expenses in connection with hedging transactions), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, (a) the Merger and other related transactions contemplated by the Transaction Agreement, (b) the Equity Contribution, (c) the issuance of the Secured High Yield Notes, (d) the issuance of the Unsecured High Yield Notes, (e) the funding of the Initial Revolving Borrowing (if any) on the Original Closing Date and the execution and delivery of Loan Documents to be entered into on the Original Closing Date, (f) the Refinancing and (g) the payment of Transaction Expenses.

“Transferred Guarantor” has the meaning specified in Section 11.09.

“Treasury Services Agreement” means any agreement relating to facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” has the meaning set forth in Section 3.01(d)(ii)(C) and is in substantially the form of Exhibit I hereto.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the Original Closing Date and each Securitization Subsidiary.

“Unsecured High Yield Notes” means (A) the Unsecured Notes Due 2020 and (B) the Unsecured Notes due 2023.

“Unsecured High Yield Notes Indenture” means (A) the Unsecured Notes Due 2020 Indenture and (B) the Unsecured Notes Due 2023 Indenture.

“Unsecured Notes Due 2020” means (A) $930,000,000 in aggregate principal amount of the Borrower’s 8.75% senior unsecured notes due 2020 and (B) any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Unsecured High Yield Notes Indenture in exchange for the initial, unregistered senior unsecured notes referred to in clause (A).

“Unsecured Notes Due 2020 Indenture” means Indenture for the Unsecured Notes Due 2020, dated November 16, 2012, between the Borrower, Wilmington Trust, National Association, as trustee, and the other entities from time to time party thereto, as the same may be amended, modified, supplemented, replace or refinanced to the extent not prohibited by this Agreement.

“Unsecured Notes Due 2023” means (A) $400,000,000 in aggregate principal amount of the Borrower’s 8.75% senior unsecured notes due 2023 and (B) any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Unsecured High Yield Notes Indenture in exchange for the initial, unregistered senior unsecured notes referred to in clause (A).

“Unsecured Notes Due 2023 Indenture” means Indenture for the Unsecured Notes Due 2020, dated August 10, 2017, between the Borrower, Wilmington Trust, National Association, as trustee, and the other entities from time to time party thereto, as the same may be amended, modified, supplemented, replace or refinanced to the extent not prohibited by this Agreement.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness. Any provisions relating to the determination of a minimum tenor, maturity or Weighted Average Life to Maturity with respect to any Indebtedness permitted to be incurred by the Borrower or any Restricted Subsidiary (including without limitation Permitted Notes Refinancing Debt, Incremental Term Loans, Incremental Revolving Loans, Incremental Revolving Credit Commitments, Permitted Ratio Debt, and Credit Agreement Refinancing Indebtedness) shall assume (solely for purposes of such determination and not for any other purpose) that the Springing Maturity Condition does not apply.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The word “or” is not exclusive.

(f) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(g) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(h) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(i) For purposes of determining compliance with any Section of Article VII at any time, in the event that any Lien, Investment, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), Disposition, Restricted Payment, Affiliate transaction, Contractual Obligation or prepayment of Indebtedness meets the criteria of one or more than one of the categories of transactions permitted pursuant to any clause of such Sections, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses as determined by the Borrower in its sole discretion at such time.

Section 1.03 Accounting Terms.

All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. The accounting for operating leases and capital leases under GAAP as in effect on the Original Closing Date shall apply for purposes of determining compliance with the provisions of this Agreement, including the determination of Capitalized Leases, Capitalized Lease Obligations and obligations in respect thereof. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings, the Borrower or any Subsidiary at “fair value”, as determined therein.

Section 1.04 Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 1.05 References to Agreements, Laws, Etc.

Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

The Obligations under the Original Credit Agreement, the First Amended and Restated Credit Agreement and Second Amended and Restated Credit Agreement as of the Third Amendment and Restatement Effective Date shall continue to exist under this Agreement on the terms set forth herein, the loans under the First Amended and Restated Credit Agreement and Second Amended and Restated Credit Agreement outstanding as of the Third Amendment and Restatement Effective Date shall be Loans under and as defined in this Agreement on the terms set forth herein and any Letters of Credit outstanding under the First Amended and Restated Credit Agreement and Second Amended and Restated Credit Agreement as of the Third Amendment and Restatement Effective Date shall be Letters of Credit under and as defined in this Agreement.

Each Loan Party hereby expressly acknowledges the terms of this Agreement and the amendment and restatement of the Third Amended and Restated Credit Agreement occurring on the Third Amendment and Restatement Effective Date and reaffirms, as of the Third Amendment and Restatement Effective Date, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to the amendments and the transactions contemplated hereby on the Third Amendment and Restatement Effective Date and (ii) its guarantee of the Obligations under the Guaranty, as applicable, and its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents.

Section 1.06 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07 Timing of Payment of Performance.

When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08 Cumulative Credit Transactions.

If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Cumulative Credit immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously.

Section 1.09 Pro Forma Calculations.

(a) Notwithstanding anything to the contrary herein, financial ratios and tests, including the Total Leverage Ratio, the Secured Leverage Ratio, the Consolidated First Lien Net Leverage Ratio and the Fixed Charge Coverage Ratio shall be calculated in the manner prescribed by this Section 1.09; provided that notwithstanding anything to the contrary in clauses (b), (c) or (d) of this Section 1.09, when calculating the Consolidated First Lien Net Leverage Ratio for purposes of (i) the definition of “Applicable Rate” and (ii) determining actual compliance (and not Pro Forma Compliance or compliance on a Pro Forma Basis) with the covenant pursuant to Section 7.11, the events described in this Section 1.09 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect. In addition, whenever a financial ratio or test is to be calculated on a Pro Forma Basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which internal financial statements of the Borrower are available (as determined in good faith by the Borrower); provided that, the provisions of this sentence shall not apply for purposes of calculating the Consolidated First Lien Net Leverage Ratio for purposes of the definition of “Applicable Rate” and determining actual compliance with Section 7.11 (other than for the purpose of determining pro forma compliance with Section 7.11), each of which shall be based on the financial statements delivered pursuant to Section 6.01(a) or (b), as applicable, for the relevant Test Period.

(b) For purposes of calculating any financial ratio or test, Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to clause (d) of this Section 1.09) that have been made (i) during the applicable Test Period and (ii) if applicable as described in clause (a) above, subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.09, then such financial ratio or test shall be calculated to give pro forma effect thereto in accordance with this Section 1.09.

(c) Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower and include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period) and “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in which the effects thereof are expected to be realized relating to such Specified Transaction; provided that (A) such amounts are reasonably identifiable and factually supportable in the good faith judgment of the Borrower, (B) such actions are taken, committed to be taken or expected to be taken no later than eighteen (18) months after the date of such Specified Transaction, and (C) no amounts shall be added pursuant to this clause (c) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA, whether through a pro forma adjustment or otherwise, with respect to such period; provided that any increase to Consolidated EBITDA as a result of cost savings, operating expense reductions and synergies pursuant to this Section 1.09(c) shall be subject to the limitation set forth in the penultimate proviso of clause (viii) of the definition of Consolidated EBITDA.

(d) In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of any financial ratio or test (in each case, other than Indebtedness incurred or repaid under any revolving credit facility), (i) during the applicable Test Period or (ii) subject to clause (a) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period (or the first day of the applicable Test Period solely in the case of the Fixed Charge Coverage Ratio).

(e) If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Indebtedness); provided, in the case of repayment of any Indebtedness, to the extent actual interest related thereto was included during all or any portion of the applicable Test Period, the actual interest may be used for the applicable portion of such Test Period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a London interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chose, or if none, then based upon such optional rate chosen as the Borrower or Restricted Subsidiary may designate.

(f) At any time prior to March 31, 2013, any provision requiring the pro forma compliance with Section 7.11 shall be made assuming that compliance with the Consolidated First Lien Net Leverage Ratio set forth in Section 7.11 for the Test Period ending on March 31, 2013 is required with respect to the most recent Test Period prior to such time.

Section 1.10 Currency Generally.

For purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder).

Section 1.11 Letters of Credit.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Amount of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Amount of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.12 Third Amendment and Restatement Reallocation of Revolving Credit Commitments.

Each Increasing Revolving Credit Lender shall participate in Letters of Credit, such that, on the Third Amendment and Restatement Effective Date, participations in Letters of Credit shall be reallocated among the Revolving Credit Lenders, so that, after giving effect thereto, participations in Letters of Credit outstanding on the Third Amendment and Restatement Effective Date are held by the Revolving Credit Lenders pro rata based on their Revolving Credit Commitments after giving effect to the Additional Revolving Credit Commitments on the Third Amendment and Restatement Effective Date (the “Third Amendment and Restatement Reallocation”). Notwithstanding anything to the contrary in Section 2.09, fees with respect to Letters of Credit and Commitments outstanding as of immediately prior to the Third Amendment and Restatement Effective Date shall be payable on the Third Amendment and Restatement Effective Date.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01 The Loans.

(a) The Series A Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Series A Revolving Credit Lender severally agrees to make loans denominated in Dollars pursuant to Section 2.02 from its applicable Lending Office (each such loan, a “Series A Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the period from the Third Amendment and Restatement Effective Date until the Maturity Date with respect to the Series A Revolving Credit Facility, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Series A Revolving Credit Commitment.

(b) The Series B Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Series B Revolving Credit Lender severally agrees to make loans denominated in Dollars pursuant to Section 2.02 from its applicable Lending Office (each such loan, a “Series B Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the period from the Third Amendment and Restatement Effective Date until the Maturity Date with respect to the Series B Revolving Credit Facility, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Series B Revolving Credit Commitment.

(c) The Series C Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Series C Revolving Credit Lender severally agrees to make loans denominated in Dollars pursuant to Section 2.02 from its applicable Lending Office (each such loan, a “Series C Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the period from the Third Amendment and Restatement Effective Date until the Maturity Date with respect to the Series C Revolving Credit Facility, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Series C Revolving Credit Commitment.

(d) The Series D Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Series D Revolving Credit Lender severally agrees to make loans denominated in Dollars pursuant to Section 2.02 from its applicable Lending Office (each such loan, a “Series D Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the period from the Third Amendment and Restatement Effective Date until the Maturity Date with respect to the Series D Revolving Credit Facility, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Series D Revolving Credit Commitment.

(e) Limits on Borrowings. Notwithstanding clauses (a), (b), (c) and (d) above, no Revolving Credit Lender shall be required to make any Revolving Credit Loans if, after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans, shall exceed such Lender’s Revolving Credit Commitment.

(f) Conversion. Each Series A Revolving Credit Commitment outstanding under (and as defined in) the Second Amended and Restated Credit Agreement immediately prior to the Third Amendment and Restatement Effective Date that is held by a Person that shall sign this Agreement as a “Series A Revolving Credit Lender” shall continue to be outstanding under this Agreement from and after the Third Amendment and Restatement Effective Date as a Series A Revolving Credit Commitment. Each Series B Revolving Credit Commitment outstanding under (and as defined in) the Second Amended and Restated Credit Agreement immediately prior to the Third Amendment and Restatement Effective Date that is held by a Person that shall sign this Agreement as a “Series B Revolving Credit Lender” shall continue to be outstanding under this Agreement from and after the First Amendment and Restatement Effective Date as a Series B Revolving Credit Commitment. Each Series C Revolving Credit Commitment outstanding under (and as defined in) the Second Amended and Restated Credit Agreement immediately prior to the Third Amendment and Restatement Effective Date that is held by a

Person that shall not sign this Agreement or sign this Agreement as a “Series C Revolving Credit Lender” shall continue to be outstanding under this Agreement from and after the Third Amendment and Restatement Effective Date as a Series C Revolving Credit Commitment. Each Series A Revolving Credit Commitment outstanding under (and as defined in) the Second Amended and Restated Credit Agreement immediately prior to the Third Amendment and Restatement Effective Date that does not sign this Agreement on the Third Amendment and Restatement Effective Date or signs this Agreement as a “Series D Revolving Credit Lender” shall continue to be outstanding under this Agreement from and after the Third Amendment and Restatement Effective Date as a Series D Revolving Credit Commitment.

(g) Reborrowings; Interest Elections. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

Section 2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Revolving Credit Borrowing, each conversion of Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent (provided that the notices in respect of the initial Credit Extensions may be conditioned on the closing of the Merger), which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (New York, New York time) (1) three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans, and (2) on the requested date of any Borrowing of Base Rate Loans; provided that the notice referred to in subclause (1) above may be delivered no later than one (1) Business Day prior to the Original Closing Date in the case of initial Credit Extensions. Except as provided in Section 2.14, each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a minimum principal amount of $2,000,000, or a whole multiple of $1,000,000, in excess thereof. Except as provided in Section 2.03(c), 2.04(c) or 2.14, each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the requesting Borrower is requesting a Revolving Credit Borrowing, a conversion of Revolving Credit Loans from one Type to the other or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) wire instructions of the account(s) to which funds are to be disbursed (it being understood, for the avoidance of doubt, that the amount to be disbursed to any particular account may be less than the minimum or multiple limitations set forth above so long as the aggregate amount to be disbursed to all such accounts pursuant to such Borrowing meets such minimums and multiples). If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. The Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account(s) of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided by the Borrower to (and reasonably acceptable to) the Administrative Agent; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowing, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the occurrence and continuation of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurocurrency Rate Loans.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than fifteen (15) Interest Periods in effect; provided that after the establishment of any new Class of Loans pursuant to a Refinancing Amendment or Extension Amendment, the number of Interest Periods otherwise permitted by this Section 2.02(e) shall increase by three (3) Interest Periods for each applicable Class so established.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g) Unless the Administrative Agent shall have received notice from a Lender prior to the date (or, in the case of a Borrowing of Revolving Credit Loans that are Base Rate Loans, noon on the date of) of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share or other applicable share provided for under this Agreement available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans which should have been funded by such Lender comprising such Borrowing and (ii) in the case of such Lender, the Overnight Rate plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.03 Letters of Credit.

(a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Original Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit at sight denominated in Dollars for the account of the Borrower (provided that any Letter of Credit may be for the benefit of any Subsidiary of the Borrower) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Revolving Credit Lender would exceed such Lender’s Revolving Credit Commitment (or (I) before the Maturity Date for the Series C Revolving Credit Facility, if such Letter of Credit has an expiry date on or after the Maturity Date of the Series C Revolving Credit Facility, the Series A Revolving Credit Exposure, the Series B Revolving Credit Exposure or the Series D Revolving Credit Exposure (after giving effect to the reallocations referred to in Sections 2.03(p) and 2.04(h) as if they occurred on such date) of any Series A Revolving Credit Lender, any Series B Revolving Credit Lender or any Series D Revolving Credit Lender that is not a Defaulting Lender would exceed such Series A Revolving Credit Lender’s Series A Revolving Credit Commitment, Series B Revolving Credit Lender’s Series B Revolving Credit Commitment or Series D Revolving Credit Lender’s Series D Revolving Credit Commitment , respectively or (II) on and after the Maturity Date for the Series C Revolving Credit Facility and before the Maturity Date for the Series D Revolving Credit Facility, if such Letter of Credit has an expiry date on or after the Maturity Date of the Series D Revolving Credit Facility, the Series A Revolving Credit Exposure or the Series B Revolving Credit Exposure (after giving effect to the reallocations referred to in Sections 2.03(q) and 2.04(i) as if they occurred on such date) of any Series A Revolving Credit Lender or any Series B Revolving Credit Lender that is not a Defaulting Lender would exceed such Series A Revolving Credit Lender’s Series A Revolving Credit Commitment or Series B Revolving Credit Lender’s Series B Revolving Credit Commitment, respectively), (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit or (z) (I) before the Maturity Date for the Series C Revolving Credit Facility, if such Letter of Credit has an expiry date that is on or after the Maturity Date for the Series C Revolving Credit Facility, there shall be Revolving Credit Lenders that are not Defaulting Lenders holding Series A Revolving Credit Commitments, Series B Revolving Credit Commitments and Series D Revolving Credit Commitments in an aggregate amount that is less than the Letter of Credit Sublimit and (II) on and after the Maturity Date for the Series C Revolving Credit Facility and before the Maturity Date for the Series D Revolving Credit Facility, if such Letter of Credit has an expiry date that is on or after the Maturity Date for the Series D Revolving Credit Facility, there shall be Revolving Credit Lenders that are not Defaulting Lenders holding Series A Revolving Credit Commitments and Series B Revolving Credit Commitments in an aggregate amount that is less than the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to be issued hereunder and shall constitute Letters of Credit subject to the terms hereof.

(ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Original Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Original Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless (1) each Appropriate Lender has approved of such expiration date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been cash collateralized;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date;

(D) the issuance of such Letter of Credit would violate any policies of the L/C Issuer applicable to letters of credit generally; and

(E) any Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iii) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative

Agent not later than 12:30 p.m. at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder and (g) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii) Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or its applicable Subsidiary) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such extension at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-extension Notice Date”) in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such extension if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-extension Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv) Promptly after issuance of any Letter of Credit or any amendment to a Letter of Credit, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the first Business Day immediately following any payment by an L/C Issuer under a Letter of Credit with notice to the Borrower (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in Dollars; provided that if such reimbursement is not made on the date of drawing, the Borrower shall pay interest to the relevant L/C Issuer on such amount at the Blended Base Rate Loan Interest Rate (without duplication of interest payable on L/C Borrowings). The L/C Issuer shall notify the Borrower of the Dollar Amount of the drawing promptly following the determination or revaluation thereof. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share or other applicable share provided for under this Agreement thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Revolving Credit Loans that are Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Appropriate Lender (including any Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer in Dollars at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the L/C Borrowing Default Rate. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03; provided that such L/C Advance shall bear interest (A) in the case of an L/C Advance made by a Series A Revolving Credit Lender, at the Series A Default Rate, (B) in the case of an L/C Advance made by a Series B Revolving Credit Lender, at the Series B Default Rate, (C) in the case of an L/C Advance made by a Series C Revolving Credit Lender, at the Series C Default Rate and (D) in the case of an L/C Advance made by a Series D Revolving Credit Lender, at the Series D Default Rate.

(iv) Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such amount shall be solely for the account of the relevant L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations. (i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the Dollar Amount received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

provided that the foregoing shall not excuse any L/C Issuer from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(f) Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Lenders holding a majority of the Revolving Credit Commitments, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit, in each case as determined in a final and non-appealable judgment by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. (i) If, as of the Letter of Credit Expiration Date, any Letter of Credit issued to the Borrower may for any reason remain outstanding and partially or wholly undrawn, (ii) if any Event of Default occurs and is continuing and the Administrative Agent or the Lenders holding a majority of the Revolving Credit Commitments, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02 or (iii) an Event of Default set forth under Section 8.01(f) occurs and is continuing, the Borrower shall Cash Collateralize the then Outstanding Amount of all of its L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be), and shall do so not later than 2:00 P.M., New York City time, on (x) in the case of the immediately preceding clauses (i) through (iii), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 Noon, New York City time, or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (iii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Appropriate Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Appropriate Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders of the applicable Facility, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are expressly subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(g) is cured or otherwise waived by the Required Lenders, then so long as no other Event of Default has occurred and is continuing, all Cash Collateral pledged to Cash Collateralize such Letter of Credit shall be refunded to the Borrower. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. In addition, the Administrative Agent may request at any time and from time to time after the initial deposit of Cash Collateral that additional Cash Collateral be provided by the Borrower in order to protect against the results of exchange rate fluctuations with respect to Letters of Credit denominated in currencies other than Dollars.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender for the applicable Revolving Credit Facility in accordance with its Pro Rata Share or other applicable share provided for under this Agreement a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate applicable to each Revolving Credit Lender’s Loans times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum Dollar Amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided, however, any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in Dollars on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it to any Loan Party equal to 0.125% per annum (or such other lower amount as may be mutually agreed by the Borrower and the applicable L/C Issuer) of the maximum Dollar Amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit) or such lesser fee as may be agreed with such L/C Issuer. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable in Dollars on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of

Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account with respect to each Letter of Credit issued to the Loan Parties the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(j) Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in this Agreement or any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(k) Addition of an L/C Issuer. A Revolving Credit Lender reasonably acceptable to the Borrower and the Administrative Agent may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.

(l) Existing Letters of Credit. The parties hereto agree that the Existing Letters of Credit shall be deemed Letters of Credit for all purposes under this Agreement, without any further action by the Borrower.

(m) Provisions Related to Extended Revolving Credit Commitments. If the Letter of Credit Expiration Date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if consented to by the L/C Issuer which issued such Letter of Credit, if one or more other tranches of Revolving Credit Commitments in respect of which the Letter of Credit Expiration Date shall not have so occurred are then in effect, such Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Section 2.03(c) and (d)) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(g); provided that this sentence shall not be applicable to the reallocation of the Letter of Credit participations occurring on the Maturity Date for the Series C Revolving Credit Facility, which shall be covered by clause (p) below. Commencing with the maturity date of any tranche of Revolving Credit Commitments (other than the Maturity Date for the Series C Revolving Credit Facility), the sublimit for Letters of Credit shall be agreed solely with the L/C Issuer.

(n) Letter of Credit Reports. For so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent on the last Business Day of each calendar month, and on each date that an L/C Credit Extension occurs with respect to any such Letter of Credit, a report in the form of Exhibit M, appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.

(o) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(p) Provisions Related to Series C Revolving Credit Commitments. Each Letter of Credit outstanding on the Maturity Date with respect to the Series C Revolving Credit Facility (i) shall automatically be deemed to have been issued (including for purposes of the obligations of the Series A Revolving Credit Lenders, Series B Revolving Credit Lenders and Series D Revolving Credit Lenders, to purchase participations therein and to make Series A Revolving Credit Loans, Series B Revolving Credit Loans and Series D Revolving Credit Loans, as applicable, and payments in respect thereof pursuant to Sections 2.03(c) and (d)) under (and ratably participated in by Lenders pursuant to) the Series A Revolving Credit Commitments, the Series B Revolving Credit Commitments and the Series D Revolving Credit Commitments (and not the Series C Revolving Credit Commitments) up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Series A Revolving Credit Commitments, Series B Revolving Credit Commitments and Series D Revolving Credit Commitments of Revolving Credit Lenders (with “unutilized” meaning for the purposes of Sections 2.03(c), 2.03(m), 2.04(c) and this Section 2.04(p), for any portion of any Revolving Credit Commitment, that no Revolving Credit Loans or participations in Letters of Credit or Swing Line Loans exist in respect of such portion of such Revolving Credit Commitment) that are not Defaulting Lenders at such time and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(g).

(q) Provisions Related to Series D Revolving Credit Commitments. Each Letter of Credit outstanding on the Maturity Date with respect to the Series D Revolving Facility (i) shall automatically be deemed to have been issued (including for purposes of the obligations of the Series A Revolving Credit Lenders and Series B Revolving Credit Lenders, to purchase participations therein and to make Series A Revolving Credit Loans and Series B Revolving Credit Loans, as applicable, and payments in respect thereof pursuant to Sections 2.03(c) and (d)) under (and ratably participated in by Lenders pursuant to) the Series A Revolving Credit Commitments and the Series B Revolving Credit Commitments (and not the Series D Revolving Credit Commitments) up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Series A Revolving Credit Commitments and Series B Revolving Credit Commitments of Revolving Credit Lenders (with “unutilized” meaning for the purposes of Sections 2.03(c), 2.03(m), 2.04(c) and this Section 2.04(p), for any portion of any Revolving Credit Commitment, that no Revolving Credit Loans or participations in Letters of Credit or Swing Line Loans exist in respect of such portion of such Revolving Credit Commitment) that are not Defaulting Lenders at such time and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(g).

Section 2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, Bank of America, in its capacity as Swing Line Lender agrees to make loans in Dollars to the Borrower (each such loan, a “Swing Line Loan”), from time to time on any Business Day during the period beginning on the Business Day after the Original Closing Date and until the Maturity Date of the Series A Revolving Credit Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Swing Line Lender’s Revolving Credit Commitment (and in addition (I) before the Maturity Date for the Series C Revolving Credit Facility, the Swing Line Lender shall not be required to make Swing Line Loans unless there shall be Revolving Credit Lenders that are not Defaulting Lenders holding Series A Revolving Credit Commitments, Series B Revolving Credit Commitments and Series D Revolving Credit Commitments in an aggregate amount that is not less than the Swing Line Sublimit and (II) on and after the Maturity Date for the Series C Revolving Credit Facility and before the Maturity Date for the Series D Revolving Credit Facility, the Swing Line Lender shall not be required to make Swing Line Loans unless there shall be Revolving Credit Lenders that are not Defaulting Lenders holding Series A Revolving Credit Commitments and Series B Revolving Credit Commitments in an aggregate amount that is not less than the Swing Line Sublimit); provided that, after giving effect to any Swing Line Loan, (i) the Revolving Credit Exposure of the Revolving Credit Lenders shall not exceed the aggregate Revolving Credit Commitment of the Revolving Credit Lenders (and (I) before the Maturity Date for the Series C Revolving Credit Facility, the Series A Revolving Credit Exposure, the Series B Revolving Credit Exposure and the Series D Revolving Credit Exposure (after giving effect to the reallocations referred to in Sections 2.03(p) and 2.04(h) as if they were to occur on such date) of each Series A Revolving Credit Lender, each Series B Revolving Credit Lender and each Series D Revolving Credit Lender that is not a Defaulting Lender shall not exceed such Series A Revolving Credit Lender’s Series A Revolving Credit Commitment, such Series B Revolving Credit Lender’s Series B Revolving Credit Commitment or such Series D Revolving Credit Lender’s Series D Revolving Credit Commitment, respectively and (II) on and after the Maturity Date for the Series C Revolving Credit Facility and before the Maturity Date for the Series D Revolving Credit Facility, the Series A Revolving Credit Exposure or the Series B Revolving Credit Exposure (after giving effect to the reallocations referred to in Sections 2.03(q) and 2.04(i) as if they were to occur on such date) of each Series A Revolving Credit Lender and each Series B Revolving Credit Lender that is not a Defaulting Lender shall not exceed such Series A Revolving Credit Lender’s Series A Revolving Credit Commitment and such Series B Revolving Credit Lender’s Series B Revolving Credit Commitment, respectively) and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender (other than the relevant Swing Line Lender), plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect; provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan and bear interest at the Blended Base Rate Loan Interest Rate. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date and shall specify (i) the amount to be borrowed, which shall be a minimum of $250,000 (and any amount in excess of $250,000 shall be an integral multiple of $100,000) and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, such Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the relevant Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 5:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower. Notwithstanding anything to the contrary contained in this Section 2.04 or elsewhere in this Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when a Revolving Credit Lender is a Defaulting Lender unless the Swing Line Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Swing Line Lender’s Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swing Line Loans, including by Cash Collateralizing, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the Swing Line Lender to support, such Defaulting Lender’s or Defaulting Lenders’ Pro Rata Share of the outstanding Swing Line Loans.

(c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes such Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Revolving Credit Loan that is Base Rate Loan that bears interest at the Blended Base Rate Loan Interest Rate in an amount equal to such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the amount of Swing Line Loans of the Borrower then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The relevant Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan that is a Base Rate Loan, as applicable, to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the relevant Swing Line Lender as set forth herein shall be deemed to be a request by such Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation; provided that such participation, if funded, shall bear interest (A) in the case of a participation funded by a Series A Revolving Credit Lender, at the Series A Default Rate, (B) in the case of a participation funded by a Series B Revolving Credit Lender, at the Series B Default Rate, (C) in the case of a participation funded by a Series C Revolving Credit Lender, at the Series C Default Rate and (D) in the case of a participation funded by a Series D Revolving Credit Lender, at the Series D Default Rate.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by the Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay the applicable Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the relevant Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing Line Lender will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded and the interest rate applicable thereto as set forth in clause ((c)(i) above) in the same funds as those received by such Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of a Swing Line Lender.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g) Provisions Related to Extended Revolving Credit Commitments. If the maturity date shall have occurred in respect of any tranche of Revolving Credit Commitments (the “Expiring Credit Commitment”) at a time when another tranche or tranches of Revolving Credit Commitments is or are in effect with a longer maturity date (each a “non-Expiring Credit Commitment” and collectively, the “non-Expiring Credit Commitments”), then with respect to each outstanding Swing Line Loan, if consented to by the applicable Swing Line Lender, on the earliest occurring maturity date risk participations in such Swing Line Loan shall be deemed reallocated to the tranche or tranches of the non-Expiring Credit Commitments on a pro rata basis; provided that (x) to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such non-Expiring Credit Commitments, immediately prior to such reallocation the amount of Swing Line

Loan participations to be reallocated equal to such excess shall be repaid or Cash Collateralized and (y) notwithstanding the foregoing, if a Default or Event of Default has occurred and is continuing, the Borrower shall still be obligated to pay Swing Line Loans allocated to the Revolving Credit Lenders holding the Expiring Credit Commitments at the maturity date of the Expiring Credit Commitment or if the Loans have been accelerated prior to the maturity date of the Expiring Credit Commitment provided that this sentence shall not be applicable to the reallocation of the Swing Line Loan participations occurring on the Maturity Date for the Series C Revolving Credit Facility, which shall be covered by clause (h) below, or the Maturity Date for the Series D Revolving Credit Facility, which shall be covered by clause (i) below. Commencing with the maturity date of any tranche of Revolving Credit Commitments (other than the Maturity Date for the Series C Revolving Credit Facility or the Series D Revolving Credit Facility), the sublimit for Swing Line Loans shall be agreed solely with the Swing Line Lender.

(h) Provisions Related to Series C Revolving Credit Commitments. Each outstanding risk participation in each Swing Line Loan of the Series C Revolving Credit Lenders on the Maturity Date of the Series C Revolving Credit Facility shall be deemed reallocated to the Series A Revolving Credit Lenders and the Series B Revolving Credit Lenders and Series D Revolving Credit Lenders that are not Defaulting Lenders holding Series A Revolving Credit Commitments, the Series B Revolving Credit Commitments and Series D Revolving Credit Commitments on a pro rata basis; provided that to the extent that the amount of such reallocation would cause the aggregate Revolving Credit Exposure to exceed the aggregate of amount Series A Revolving Credit Commitments, Series B Revolving Credit Commitments and Series D Revolving Credit Commitments immediately prior to such reallocation, the amount of Swing Line Loans that was to be reallocated equal to such excess shall be repaid by the Borrower.

(i) Provisions Related to Series D Revolving Credit Commitments. Each outstanding risk participation in each Swing Line Loan of the Series D Revolving Credit Lenders on the Maturity Date of the Series D Revolving Credit Facility shall be deemed reallocated to the Series A Revolving Credit Lenders and the Series B Revolving Credit Lenders that are not Defaulting Lenders holding Series A Revolving Credit Commitments and the Series B Revolving Credit Commitments on a pro rata basis; provided that to the extent that the amount of such reallocation would cause the aggregate Revolving Credit Exposure to exceed the aggregate of amount Series A Revolving Credit Commitments and Series B Revolving Credit Commitments immediately prior to such reallocation, the amount of Swing Line Loans that was to be reallocated equal to such excess shall be repaid by the Borrower.

Section 2.05 Prepayments.

(a) Optional. (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay any Class or Classes of Revolving Credit Loans of any Class or Classes in whole or in part without premium or penalty; provided that (1) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (New York City time) (A) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurocurrency Rate Loans shall be in a minimum principal amount of $2,000,000, or a whole multiple of $1,000,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding provided further that prepayments of any Revolving Credit Loans shall be made ratably among the Series A Revolving Credit Loans, the Series B Revolving Credit Loans, the Series C Revolving Credit Loans and the Series D Revolving Credit Loans outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid (and, for the avoidance of doubt, may indicate the prepayments by more than one Borrower on such date in such amounts so specified, which, individually may be below any minimum or multiple but which in aggregate amount on any given date shall satisfy such minimum and multiple requirements). The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. In the case of each prepayment of the Loans pursuant to this Section 2.05(a), the prepaying Borrower may in its sole discretion select the Borrowing or Borrowings (and the order of maturity of principal payments) to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares or other applicable share provided for under this Agreement.

(ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $250,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) or 2.05(a)(ii) if such prepayment would have resulted from a refinancing of the applicable Facility, which refinancing shall not be consummated or shall otherwise be delayed.

(iv) Voluntary prepayments of any Class of Incremental Term Loans permitted hereunder shall be applied to the remaining scheduled installments of principal thereof in a manner determined at the discretion of the Borrower and specified in the notice of prepayment (and absent such direction, in direct order of maturity).

(b) Mandatory. (i) If for any reason the aggregate Outstanding Amount of Revolving Credit Loans, Swing Line Loans and L/C Obligations at any time exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall promptly prepay Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans such aggregate Outstanding Amount exceeds the aggregate Revolving Credit Commitments then in effect.

(ii) Except with respect to Loans incurred in connection with any Refinancing Amendment, Revolver Extension Request or any Incremental Amendment, (A) each prepayment of Incremental Term Loans pursuant to this Section 2.05(b) shall be applied ratably to each Class of Incremental Term Loans then outstanding (provided that any Class of Incremental Term Loans may specify that one or more other Classes of Incremental Term Loans may be prepaid prior to such Class of Incremental Term Loans); (B) with respect to each Class of Incremental Term Loans, each prepayment of this Section 2.05(b) shall be applied to the scheduled installments of principal thereof following the date of prepayment in direct order of maturity; and (C) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares of such prepayment.

(c) Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.05, prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Eurocurrency Rate Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05. Such deposit shall be deemed to be a prepayment of such Loans by the Borrower for all purposes under this Agreement.

Section 2.06 Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments (with “unused” for this Section 2.06 meaning, for any portion of any Commitment, that no Loans or participations in Letters of Credit or Swing Line Loans exist in respect of such portion of such Commitment) of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Day prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000, or any whole multiple of $1,000,000 in excess thereof or, if less, the entire amount thereof, (iii) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facilities, such sublimit shall be automatically reduced by the amount of such excess, (iv) prior to the Maturity Date for the Series C Revolving Credit Facility, after giving effect to such reduction or termination, the Series A Revolving Credit Exposure, the Series B Revolving Credit Exposure and Series D Revolving Credit Exposure of each Series A Revolving Credit Lender, each Series B Revolving Credit Lender and each Series D Revolving Credit Lender that is not a Defaulting Lender (after giving effect to the reallocations referred to in Sections 2.03(p) and 2.04(h) as if such reallocations were to occur on such date) shall not exceed the Series A Revolving Credit Commitment of such Series A Revolving Credit Lender, the Series B Revolving Credit Commitment of such Series B Revolving Credit Lender or the Series D Revolving Credit Commitment of such Series D Revolving Credit Lender, respectively and (v) prior to the Maturity Date for the Series D Revolving Credit Facility, after giving effect to such reduction or termination, the Series A Revolving Credit Exposure and the Series B Revolving Credit Exposure of each Series A Revolving Credit Lender and each Series B Revolving Credit Lender that is not a Defaulting Lender (after giving effect to the reallocations referred to in Sections 2.03(q) and 2.04(i) as if such reallocations were to occur on such date) shall not exceed the Series A Revolving Credit Commitment of such Series A Revolving Credit Lender or the Series B Revolving Credit Commitment of such Series B Revolving Credit Lender, respectively. Except as provided above, the amount of any such Commitment reduction shall not be applied to the

Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower provided, further, that terminations of any unused Revolving Credit Commitments shall be made (x) prior to the Maturity Date applicable to the Series C Revolving Credit Commitments ratably among the Series A Revolving Credit Commitments, the Series B Revolving Credit Commitments, the Series C Revolving Credit Commitments and the Series D Revolving Credit Commitments, (y) on and after the Maturity Date applicable to the Series C Revolving Credit Commitments but prior to the Maturity Date applicable to the Series D Revolving Credit Commitments, ratably among the Series A Revolving Credit Commitments, the Series B Revolving Credit Commitments and the Series D Revolving Credit Commitments, and (z) on and after the Maturity Date applicable to the Series D Revolving Credit Commitments ratably among the Series A Revolving Credit Commitments and the Series B Revolving Credit Commitments. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of any Commitments if such termination would have resulted from a refinancing of all of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed.

(b) Mandatory. The Series A Revolving Credit Commitment of each Series A Revolving Credit Lender shall automatically and permanently terminate on the Maturity Date with respect to the Series A Revolving Credit Facility. The Series B Revolving Credit Commitment of each Series B Revolving Credit Lender shall automatically and permanently terminate on the Maturity Date with respect to the Series B Revolving Credit Facility. The Series C Revolving Credit Commitment of each Series C Revolving Credit Lender shall automatically and permanently terminate on the Maturity Date with respect to the Series C Revolving Credit Facility. The Series D Revolving Credit Commitment of each Series D Revolving Credit Lender shall automatically and permanently terminate on the Maturity Date with respect to the Series D Revolving Credit Facility.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

Section 2.07 Repayment of Loans.

(a) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Series A Revolving Credit Lenders on the Maturity Date for the Series A Revolving Credit Facility the aggregate principal amount of all Series A Revolving Credit Loans outstanding on such date. The Borrower shall repay to the Administrative Agent for the ratable account of the Series B Revolving Credit Lenders on the Maturity Date for the Series B Revolving Credit Facility the aggregate principal amount of all Series B Revolving Credit Loans outstanding on such date. The Borrower shall repay to the Administrative Agent for the ratable account of the Series C Revolving Credit Lenders on the Maturity Date for the Series C Revolving Credit Facility the aggregate principal amount of all Series C Revolving Credit Loans outstanding on such date. The Borrower shall repay to the Administrative Agent for the ratable account of the Series D Revolving Credit Lenders on the Maturity Date for the Series D Revolving Credit Facility the aggregate principal amount of all Series D Revolving Credit Loans outstanding on such date.

(b) Swing Line Loans. The Borrower shall repay the aggregate principal amount of its Swing Line Loans on the earlier to occur of (i) the date five (5) Business Days after such Loan is made and (ii) the Maturity Date for the Series A Revolving Credit Facility.

Section 2.08 Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Blended Base Rate Loan Interest Rate.

(b) During the continuance of a Default under Section 8.01(a), the Borrower shall pay interest on past due amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to (i) in the case of any amount held by a Series A Revolving Credit Lender, the Series A Default Rate to the fullest extent permitted by applicable Laws, (ii) in the case of any amount held by a Series B Revolving Credit Lender, the Series B Default Rate to the fullest extent permitted by applicable Laws, (iii) in the case of any amount held by a Series C Revolving Credit Lender, the Series C Default Rate to the fullest extent permitted by applicable Laws and (iv) in the case of any amount held by a Series D Revolving Credit Lender, the Series D Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Series A Default Rate, the Series B Default Rate, the Series C Default Rate or the Series D Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09 Fees.

In addition to certain fees described in Sections 2.03(h) and (i):

(a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender under each Facility in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, a commitment fee equal to the Applicable Rate with respect to Revolving Credit Loan commitment fees times the actual daily amount by which the aggregate Revolving Credit Commitments of all Revolving Credit Lenders for the applicable Facility exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans (excluding, for the avoidance of doubt, Swing Line Loans) for such Facility and (B) the Outstanding Amount of L/C Obligations for such Facility; provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee on each Revolving Credit Facility shall accrue at all times from the Third Amendment and Restatement Effective Date until the Maturity Date for the Series A Revolving Credit Facility, the Series B Revolving Credit Facility, the Series C Revolving Credit Facility or the Series D Revolving Credit Facility , as applicable, including at any time during which one or more of the conditions in Article IV are not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date during the first full fiscal quarter to occur after the Third Amendment and Restatement Effective Date, and on the Maturity Date for such Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

(c) Closing Fees. Pursuant to the Original Credit Agreement, the Borrower agreed to pay on the Original Closing Date to each Lender party to the Original Credit Agreement on the Original Closing Date, as fee compensation for the making of such Lender’s Revolving Credit Commitment, a closing fee (the “Closing Fee”) in an amount equal to 1.00% of the stated principal amount of such Lender’s Revolving Credit Commitment on the Original Closing Date. Such Closing Fee was in all respects fully earned, due and payable on the Original Closing Date and non-refundable and non-creditable thereafter.

Section 2.10 Computation of Interest and Fees.

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of three hundred and sixty-five (365) days, or three hundred and sixty-six (366) days, as applicable, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11 Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

Section 2.12 Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share provided for under this Agreement) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent after 2:00 p.m., shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.13 Sharing of Payments.

If, other than as expressly provided elsewhere herein, any Lender shall obtain payment in respect of any principal or interest on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of any principal or interest on such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.14 Incremental Credit Extensions.

(a) Incremental Commitments. The Borrower may at any time or from time to time after the Original Closing Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request (A) a Class of term loans (the “Incremental Term Commitments”) and/or (B) one or more increases in the amount of the Series A Revolving Credit Commitments, the Series B Revolving Credit Commitments, the Series C Revolving Credit Commitments and the Series D Revolving Credit Commitments (in either case, a “Revolving Commitment Increase”) or the establishment of one or more new revolving credit commitments (any such new commitments (the “New Revolving Credit Commitments”), collectively with any Revolving Commitment Increases, the “Incremental Revolving Credit Commitments” and the Incremental Revolving Credit Commitments, collectively with any Incremental Term Commitments, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders.

(b) Incremental Loans. Any Incremental Term Loans or Incremental Revolving Credit Commitments effected through the establishment of one or more new revolving credit commitments or new term loans made on an Incremental Facility Closing Date shall be designated a separate Class of

Incremental Term Loans or Incremental Revolving Credit Commitments, as applicable, for all purposes of this Agreement. On any Incremental Facility Closing Date on which any Incremental Term Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.14, (i) each Incremental Term Lender of such Class shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Facility Closing Date on which any Incremental Revolving Credit Commitments of any Class are effected through the establishment of one or more new revolving credit commitments (including through any Revolving Commitment Increase), subject to the satisfaction of the terms and conditions in this Section 2.14, (i) each Incremental Revolving Credit Lender of such Class shall make its Commitment available to the Borrower (when borrowed, an “Incremental Revolving Loan” and collectively with any Incremental Term Loan, an “Incremental Loan”) in an amount equal to its Incremental Revolving Credit Commitment of such Class and (ii) each Incremental Revolving Credit Lender of such Class shall become a Lender hereunder with respect to the Incremental Revolving Credit Commitment of such Class and the Incremental Revolving Loans of such Class made pursuant thereto.

(c) Incremental Loan Request. Each Incremental Loan Request from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Credit Commitments. Incremental Term Loans may be made, and Incremental Revolving Credit Commitments may be provided, by any existing Lender (but each existing Lender will not have an obligation to make any Incremental Commitment, nor will the Borrower have any obligation to approach any existing lenders to provide any Incremental Commitment) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”) (each such existing Lender or Additional Lender providing such, an “Incremental Revolving Credit Lender” or “Incremental Term Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that the Administrative Agent, each Swing Line Lender and each L/C Issuer shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender; provided further that in the case of a Revolving Commitment Increase, no Incremental Revolving Credit Lender may be both a Series A Revolving Credit Lender and a Series B Revolving Credit Lender.

(d) Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:

(i) no Event of Default (or in the case of any Incremental Commitments, the proceeds of which are used to fund a Permitted Acquisition, no Event of Default under Section 8.01(a), (f) or (g)) shall have occurred and be continuing or would result therefrom;

(ii) after giving effect to such Incremental Commitments, the conditions of Sections 4.02(i), (iii) and (iv) shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment); provided that if the proceeds of such Incremental Commitments are being used to finance a Permitted Acquisition, (x) the reference in 4.02(i) to the accuracy of the representations and warranties shall refer to the accuracy of the representations and warranties that would constitute Specified Representations and (y) the reference to

“Material Adverse Effect (as defined in the Merger Agreement)” shall be understood for this purpose to refer to “Material Adverse Effect or similar definition as defined in the main transaction agreement governing such Permitted Acquisition”; provided further, for the avoidance of doubt, for a Borrowing under the Revolving Credit Commitments or pursuant to a Revolving Commitment Increase (other than a Borrowing pursuant to a Revolving Commitment Increase used to fund a Permitted Acquisition on the Incremental Facility Closing Date, which shall be subject to the conditions in Sections 4.02(i), (iii) and (iv) as modified by the immediately preceding proviso), notwithstanding the first parenthetical phrase of Section 4.02, all of the conditions of Section 4.02 shall apply;

(iii) [Reserved];

(iv) each Incremental Term Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence) and each Incremental Revolving Credit Commitment shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence); and

(v) the aggregate amount of the Incremental Term Loans and the Incremental Revolving Credit Commitments shall not exceed $225,000,000 in the aggregate; provided that no more than $60,000,000 of such Incremental Term Loans and Incremental Revolving Credit Commitments in the aggregate may constitute “Priority Payment Lien Obligations” under the Closing Date Intercreditor Agreement; provided further that notwithstanding the fact that certain of the Obligations in respect of Incremental Loans and Incremental Commitments may not constitute “Priority Payment Lien Obligations” under the Closing Date Intercreditor Agreement, the Obligations relating to or arising out of the Revolving Credit Facility established on the Original Closing Date, the First Amendment and Restatement Effective Date, the Second Amendment and Restatement Effective Date and the Third Amendment and Restatement Effective Date shall always constitute “Priority Payment Lien Obligations” under the Closing Date Intercreditor Agreement; provided further that the increase in the Revolving Credit Commitments on the Second Amendment and Restatement Effective Date or the Third Amendment and Restatement Effective Date shall not be deemed to be a use of the aggregate amount of Incremental Term Loans and Incremental Revolving Credit Commitments available under this clause (v), and shall not be deemed to be a “Revolving Commitment Increase” under this Section 2.14 or other usage of the amounts available for incremental facilities under this Section 2.14.

(e) Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Loans and Incremental Revolving Credit Commitments, as the case may be, of any Class shall be as agreed between the Borrower and the applicable Incremental Lenders providing such Incremental Commitments, and except as otherwise set forth herein, to the extent not identical to the Revolving Credit Commitments, as applicable, each existing on the Incremental Facility Closing Date, shall be reasonably satisfactory to Administrative Agent (it being understood that to the extent any financial maintenance covenant is added for the benefit of any facility established pursuant to any Incremental Commitments, no consent shall be required from the Administrative Agent or any of the Lenders to the extent that such financial maintenance covenant is also added (pursuant to the Incremental Amendment relating to such Incremental Commitments) for the benefit of each then-outstanding Revolving Credit Facility). In any event:

(i) the Incremental Term Loans:

(A) shall rank pari passu in right of payment and of security with the Revolving Credit Loans, subject to the limitations set forth in Section 2.14(d)(v),

(B) shall not mature earlier than 91 days following the then Latest Revolving Maturity Date,

(C) shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the then-outstanding Revolving Credit Commitments,

(D) shall have an Applicable Rate, and subject to clauses (e)(i)(B) and (e)(i)(C) above and (e)(iii) below, amortization determined by the Borrower and the applicable Incremental Term Lenders.

(ii) the Incremental Revolving Credit Commitments and Incremental Revolving Loans shall be identical to the Revolving Credit Commitments and the Revolving Credit Loans, other than the Maturity Date and as set forth in this Section 2.14(e)(ii); provided that notwithstanding anything to the contrary in this Section 2.14 or otherwise:

(A) any such Incremental Revolving Credit Commitments or Incremental Revolving Loans shall rank pari passu in right of payment and of security with the Revolving Credit Loans, subject to the limitations set forth in Section 2.14(d)(v),

(B) any such Incremental Revolving Credit Commitments or Incremental Revolving Loans shall not mature earlier than the then Latest Revolving Maturity Date,

(C) the borrowing and repayment (except for (1) payments of interest and fees at different rates on Incremental Revolving Credit Commitments (and related outstandings), (2) repayments required upon the maturity date of the Incremental Revolving Credit Commitments and (3) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (E) below)) of Loans with respect to Incremental Revolving Credit Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis with all other Revolving Credit Commitments on the Incremental Facility Closing Date,

(D) subject to the provisions of Sections 2.03(m) and 2.04(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a maturity date when there exists Incremental Revolving Credit Commitments with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Credit Commitments in accordance with their percentage of the Revolving Credit Commitments on the Incremental Facility Closing Date (and except as provided in Section 2.03(m) and Section 2.04(g), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued),

(E) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Incremental Revolving Credit Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis with all other Revolving Credit Commitments on the Incremental Facility Closing Date, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class,

(F) assignments and participations of Incremental Revolving Credit Commitments and Incremental Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans on the Incremental Facility Closing Date, and

(G) any Incremental Revolving Credit Commitments may constitute a separate Class or Classes, as the case may be, of Commitments from the Classes constituting the applicable Revolving Credit Commitments prior to the Incremental Facility Closing Date; provided at no time shall there be Revolving Credit Commitments hereunder (including Incremental Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than three different Maturity Dates.

(iii) Subject to Sections 2.14(e)(i)(B) and (C), the amortization schedule applicable to any Incremental Loans and the All-In Yield applicable to the Incremental Term Loans or Incremental Revolving Loans of each Class shall be determined by the Borrower and the applicable new Lenders and shall be set forth in each applicable Incremental Amendment; provided, however, that with respect to any Loans made under Incremental Revolving Credit Commitments that will constitute “Priority Payment Lien Obligations” under the Closing Date Intercreditor Agreement when drawn, the All-In Yield applicable to such Incremental Revolving Loans shall not be greater than the applicable All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to Series A Revolving Credit Loans, Series B Revolving Credit Loans, Series C Revolving Credit Loans and Series D Revolving Credit Loans, as applicable, plus 50 basis points, in each case, per annum unless the interest rate (together with, as provided in the proviso below, the Eurocurrency or Base Rate floor applicable to such Incremental Revolving Credit Commitments, if any) with respect to the Series A Revolving Credit Loans, the Series B Revolving Credit Loans, the Series C Revolving Credit Loans and the Series D Revolving Credit Loans, as applicable, unless the Applicable Rate is increased so as to cause the then applicable All-In Yield under this Agreement on Series A Revolving Credit Loans, Series B Revolving Credit Loans, Series C Revolving Credit Loans and Series D Revolving Credit Loans, as applicable, to equal the All-In Yield then applicable to the Incremental Revolving Loans, minus 50 basis points; provided that any increase in All-In Yield to any existing Revolving Credit Loan due to the application of a Eurocurrency or Base Rate floor on any Incremental Term Loan or Incremental Revolving Loan shall be effected solely through an implementation of a Eurocurrency or Base Rate floor applicable to such existing Revolving Credit Facility.

(f) Incremental Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Credit Commitment shall become Commitments (or in the case of an Incremental Revolving Credit Commitment to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment), under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Lender providing such Commitments and the Administrative Agent. The Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14 (and in the case of an Incremental Amendment relating to Incremental Term Loans, customary voluntary and mandatory prepayment provisions, assignment provisions (including Borrower buy back and affiliated lender provisions and for the avoidance of doubt including changes to the voting requirements and determination of Required Lenders customarily associated with such affiliated lender provisions), extension provisions, refinancing facility provisions and any other provisions customarily included in term loan credit agreements of the Sponsor and related definitions in favor of (and relating to) the lenders under such Incremental Term Loans may be added to the Loan Documents pursuant to such Incremental Amendment in the discretion of the Borrower (so long as such provisions are consistent with credit facilities of other portfolio companies of Sponsor executed prior to the Original Closing Date), so long as such provisions are reasonably satisfactory to the Administrative Agent). The Borrower will use the proceeds of the Incremental Term Loans and Incremental Revolving Credit Commitments for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Credit Commitments, unless it so agrees.

(g) Reallocation of Revolving Credit Exposure. Upon any Incremental Facility Closing Date on which Incremental Revolving Credit Commitments are effected through an increase in the Revolving Credit Commitments pursuant to this Section 2.14, (a) if the increase relates to the Revolving Credit Facilities, each of the Revolving Credit Lenders shall assign to each of the Incremental Revolving Credit Lenders, and each of the Incremental Revolving Credit Lenders shall make Series A Revolving Credit Loans, Series B Revolving Credit Loans, Series C Revolving Credit Loans and/or Series D Revolving Credit Loans, as applicable, such that Revolving Credit Loans will be held by existing Revolving Credit Lenders and Incremental Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such Incremental Revolving Credit Commitments to the Revolving Credit Commitments, (b) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan and (c) each Incremental Revolving Credit Lender shall become a Lender with respect to the Incremental Revolving Credit Commitments and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Section 2.02 and 2.05(a) of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(h) Documentation of Incremental Term Loans. Incremental Term Loans may, at the option of the Borrower, be documented under credit and security documents that are separate from the Loan Documents (so long as such Incremental Term Loans are subject to the Closing Date Intercreditor Agreement); provided that the terms of such credit and security documents shall satisfy all the requirements applicable to the Loan Documents (as would be amended by an Incremental Amendment to include such Incremental Term Loans) described in this Section 2.14.

(i) This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

Section 2.15 Refinancing Amendments.

(a) On one or more occasions after the Original Closing Date, the Borrower may obtain, from any Lender or any Additional Refinancing Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Incremental Term Loans and the Revolving Credit Loans (or unused Revolving Credit Commitments) then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans or Incremental Term Loans), in the form of Other Term Loans, Other Term Loan Commitments, Other Revolving Credit Commitments, or Other Revolving Credit Loans pursuant to a Refinancing Amendment; provided that notwithstanding anything to the contrary in this Section 2.15 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the Other

Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, (2) subject to the provisions of Section 2.03(m) and 2.04(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Credit Commitments with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments (and except as provided in Section 2.03(m) and Section 2.04(g), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (4) assignments and participations of Other Revolving Credit Commitments and Other Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans.

(b) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Original Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.

(c) Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.15(a) shall be in an aggregate principal amount that is (x) not less than $25,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.

(d) Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the third paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

(e) Any secured Other Term Loans, Other Term Loan Commitments, Other Revolving Credit Commitments and Other Revolving Credit Loans (or any other extensions of credit made pursuant to such Other Revolving Credit Commitments) shall be subject to the Closing Date Intercreditor Agreement.

(f) Other Term Loans and Other Revolving Credit Commitments may constitute “Priority Payment Lien Obligations” under the Closing Date Intercreditor Agreement solely to the extent (and not in a greater amount) that the Revolving Credit Commitments and Incremental Term Loans, as the case may be, in respect of which the applicable Credit Agreement Refinancing Indebtedness is being obtained constituted “Priority Payment Lien Obligations” under the Closing Date Intercreditor Agreement.

Section 2.16 Extension of Revolving Credit Loans.

(a) Extension of Revolving Credit Commitments. The Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of a given Class (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such Revolving Credit Commitments (any such Revolving Credit Commitments which have been so amended, “Extended Revolving Credit Commitments”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) be identical to the Revolving Credit Commitments under the Existing Revolver Tranche from which such Extended Revolving Credit Commitments are to be amended, except that: (i) the Maturity Date of the Extended Revolving Credit Commitments may be delayed to a later date than the Maturity Date of the Revolving Credit Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments) which have more than five (5) different Maturity Dates; (ii) the Effective Yield with respect to extensions of credit under the Extended Revolving Credit Commitments (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield for extensions of credit under the Revolving Credit Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Credit Commitments); and (iv) all borrowings under the applicable Revolving Credit Commitments (i.e., the Existing Revolver Tranche and the Extended Revolving Credit Commitments of the applicable Revolver Extension Series) and repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings) and (II) repayments required upon the Maturity Date of the non-extending Revolving Credit Commitments); provided, further, that (A) no Default shall have occurred and be continuing at the time a Revolver Extension Request is delivered to Lenders, (B) in no event shall the final maturity date of any Extended Revolving Credit Commitments of a given Revolver Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Revolving Credit Commitments hereunder, (C) any such Extended Revolving Credit Commitments (and the Liens securing the same) shall be permitted by the terms of the Closing Date Intercreditor Agreement and any other Intercreditor Agreement that is then in effect and (D) all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Credit Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Credit Commitments for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Extension Series with respect to such Existing Revolver Tranche. Each Revolver Extension Series of Extended Revolving Credit Commitments incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $10,000,000.

(b) Extension Request. The Borrower shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the Existing Revolver Tranche, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.16. No Lender shall have any obligation to agree to have any of its Revolving Credit Commitments amended into Extended Revolving Credit Commitments pursuant to any Extension Request. Any Revolving Credit Lender (each, an “Extending Revolving Credit Lender”) wishing to have all or a portion of its Revolving Credit Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Credit Commitments shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Revolving Credit Commitments under the Existing Revolver Tranche which it has elected to request be amended into Extended Revolving Credit Commitments (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Revolving Credit Commitments under the Existing Revolver Tranche, in respect of which Revolving Credit Lenders, shall have accepted the relevant Extension Request exceeds the amount of Extended Revolving Credit Commitments requested to be extended pursuant to the Extension Request, Revolving Credit Commitments subject to Extension Elections shall be amended Revolving Credit Commitments on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Revolving Credit Commitments included in each such Extension Election.

(c) Extension Amendment. Extended Revolving Credit Commitments shall be established pursuant to an amendment (each, a “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Revolving Credit Lender providing an Extended Revolving Credit Commitment thereunder, which shall be consistent with the provisions set forth in Section 2.16(a) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Original Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Revolving Credit Commitments are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of Extended Revolving Credit Commitments incurred pursuant thereto, (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the second paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

(d) No conversion of Loans pursuant to any Extension in accordance with this Section 2.16 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

Section 2.17 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h).

(iv) Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Pro Rata Share” of each Non-Defaulting Lender’s Revolving Credit Loans and L/C Obligations shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default has occurred and is continuing; and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that Non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans of that Lender.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, and subject to Section 10.21, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III.

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01 Taxes.

(a) Except as provided in this Section 3.01, any and all payments made by or on account of the Borrower (the term Borrower under Article III being deemed to include any Subsidiary for whose account a Letter of Credit is issued) or Guarantor under any Loan Document shall be made free and clear of and without deduction for any Taxes. If the Borrower, any Guarantor or other applicable withholding agent shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) if the Tax in question is an Indemnified Tax or Other Tax, the sum payable by the Borrower or any Guarantor shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), such Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions, (iii) the applicable withholding agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), if the Borrower or any Guarantor is the applicable withholding agent, it shall furnish to such Agent or Lender (as the case may be) the original or a copy of a receipt evidencing payment thereof or other evidence acceptable to such Agent or Lender. If the applicable withholding agent is a Person other than a Loan Party or the Administrative Agent, the applicable Lender or Agent shall be required to establish to the reasonable satisfaction of the Borrower that the

Tax in question is in fact an Indemnified Tax or Other Tax (and, upon the reasonable written request of the Borrower, to provide copies of any documentation, including copies of any documentation provided to the applicable withholding agent, that the Applicable Tax Owner is legally eligible to provide that would reduce or eliminate such Tax).

(b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary Taxes and any other excise, property, intangible or mortgage recording Taxes, imposed by any Governmental Authority, that arise from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document excluding, in each case, any such Tax imposed as a result of an Agent or Lender’s Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document (collectively, “Assignment Taxes”), except for Assignment Taxes resulting from an assignment or participation that is requested or required in writing by the Borrower (all such non-excluded taxes described in this Section 3.01(b) being hereinafter referred to as “Other Taxes”).

(c) The Borrower and each Guarantor agrees to indemnify each Agent and each Lender for (i) the full amount of Indemnified Taxes imposed on payments hereunder and Other Taxes payable by such Agent or such Lender and (ii) any expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith and delivered by such Agent or Lender (or by an Agent on behalf of such Lender), accompanied by a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts shall be conclusive absent manifest error.

(d) Each Lender and Agent shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by Law or reasonably requested by the Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender under the Loan Documents. Each such Lender and Agent shall, whenever a lapse in time or change in circumstances renders such documentation obsolete or inaccurate in any material respect, deliver promptly and on or before the date such documentation expires, becomes obsolete or inaccurate to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding Tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the applicable withholding agent shall withhold amounts required to be withheld by applicable Law from such payments at the applicable statutory rate. Notwithstanding any other provision of this clause (d), a Lender shall not be required to deliver any form pursuant to this clause (d) that such Lender is not legally eligible to deliver. Without limiting the foregoing:

(i) Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from federal backup withholding.

(ii) Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(A) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,

(B) two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate substantially in the form of Exhibit I hereto (any such certificate a “United States Tax Compliance Certificate”) and (B) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms),

(D) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or is a Participant holding a participation granted by a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, Form W-8BEN, Form W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information from each beneficial owner, as applicable (provided that, if one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such beneficial owner), or

(E) in the case of a Lender that receives payments with respect to the Loans through a nominee that is a “qualified intermediary” as defined in Treasury Regulation Section 1.1441-1T(e)(5)(ii), either (I) two (2) properly completed and duly signed copies of an IRS Form W-8IMY (or successor form) and any attachments thereto by the nominee (A) confirming its qualified intermediary status, (B) designating the accounts of such Lender for which the qualified intermediary acts as a qualified intermediary and (C) certifying that it assumes primary responsibility for withholding under Chapters 3 and 4 of the Code and for IRS Form 1099 reporting and backup withholding with respect to such Lender, or (II) two (2) properly completed and duly signed copies of an IRS Form W-8IMY (or successor form) and any attachments thereto by the nominee confirming its qualified intermediary status and any other information (e.g., IRS Form W-8BEN or Form W-8BEN-E of such Lender) that it is required to provide under the applicable Treasury Regulations.

(iii) Each Agent that is a United States person (as defined in Section 7701(a)(3)) of the Code) shall deliver to the Borrower and the Administrative Agent two properly completed and duly signed original copies of Internal Revenue Service Form W-9 with respect to fees received on its own behalf, certifying that such Agent is exempt from federal backup withholding. Each Agent that is not a United States person (as defined in Section 7701(a)(3) of the Code) shall deliver to the Borrower and the Administrative Agent two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI with respect to fees received on its own behalf.

(e) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Laws and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (e), “FATCA” shall include any amendments made to FATCA after the Original Closing Date. Solely for the purposes of determining withholding Taxes imposed under FATCA, from and after the Third Amendment and Restatement Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(f) Any Lender or Agent claiming any additional amounts payable pursuant to this Section 3.01 shall use its reasonable efforts to mitigate or reduce the additional amounts payable, which reasonable efforts may include a change in the jurisdiction of its Lending Office (or any other measures reasonably requested by the Borrower) if such a change or other measures would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, result in any unreimbursed cost or expense or be otherwise disadvantageous to such Lender.

(g) If any Lender or Agent determines, in its sole discretion, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by a Loan Party pursuant to this Section 3.01, it shall promptly remit such refund to such Loan Party (but only to the extent of indemnification or additional amounts paid by the Loan Party under this Section 3.01(g) with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Lender or Agent, as the case may be, and without interest (other than any interest paid by the relevant taxing authority with respect to such refund net of any Taxes payable by any Agent or Lender on such interest); provided that the Loan Parties, upon the request of the Lender or Agent, as the case may be, agree promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such party in the event such party is required to repay such refund to the relevant taxing authority. This Section shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to Taxes that it deems confidential) to the Borrower or any other person.

Section 3.02 Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all applicable Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.03 Inability to Determine Rates.

If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the applicable Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar, or other applicable, market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of such Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request, if applicable, into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Section 3.04 Increased Cost and Reduced Return; Capital Adequacy; Eurocurrency Rate Loan Reserves.

(a) If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the Original Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurocurrency Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes indemnified pursuant to Section 3.01, or any Taxes excluded from the definition of Indemnified Taxes (other than Taxes excluded under clause (ii) thereof) or Other Taxes or (ii) reserve requirements contemplated by Section 3.04(c)) and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining the Eurocurrency Rate Loan (or of maintaining its obligations to make any Loan), or to reduce the amount of any sum received or receivable by such Lender, then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction. Notwithstanding anything herein to the contrary, for all purposes under this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted or issued.

(b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the Original Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy or liquidity and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c) Each Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each applicable Eurocurrency Rate Loan of the Borrower equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any Eurocurrency Rate Loans of the Borrower, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.

(e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

Section 3.05 Funding Losses.

Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan of the Borrower on a day other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan of the Borrower on the date or in the amount notified by the Borrower; including any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

Section 3.06 Matters Applicable to All Requests for Compensation.

(a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Section 3.01, 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another applicable Eurocurrency Rate Loan, or, if applicable, to convert Base Rate Loans into Eurocurrency Rate Loan, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue any Eurocurrency Rate Loan, or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans (or, if such conversion is not possible, repaid) on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.

(d) If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility.

Section 3.07 Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) a Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make any Eurocurrency Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, (x) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement (in respect of any applicable Facility only in the case of clause (i) or, with respect to a Class vote, clause (iii)) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents; or (y) terminate the Commitment of such Lender or L/C Issuer, as the case may be, and (1) in the case of a Lender (other than an L/C Issuer), repay all Obligations, including, without limitation, Obligations owing under Section 3.05, of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an L/C Issuer, repay all Obligations of the Borrower owing to such L/C Issuer relating to the Loans and participations held by the L/C Issuer as of such termination date and cancel or backstop on terms satisfactory to such L/C Issuer any Letters of Credit issued by it; provided that in the case of any such termination of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents and such termination shall be in respect of any applicable facility only in the case of clause (i) or, with respect to a Class vote, clause (iii). Notwithstanding the foregoing, no Lender may be both a Series A Revolving Credit Lender and a Series B Revolving Credit Lender.

(b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans in respect thereof, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such

Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender or Defaulting Lender.

(c) Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.

(d) In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each affected Lender or each Lender of a Class in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders (or, in the case of a consent, waiver or amendment involving all affected Lenders of a certain Class, the Required Class Lenders) have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

Section 3.08 Survival.

All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01 Conditions to Initial Credit Extension.

The obligation of each Lender to make a Credit Extension hereunder on the Original Closing Date is subject to satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) a Committed Loan Notice in accordance with the requirements hereof;

(ii) executed counterparts of this Agreement;

(iii) a Note executed by the Borrower in favor of each Lender that has requested a Note at least two (2) Business Days in advance of the Original Closing Date;

(iv) each Collateral Document set forth in Schedule 1.01C hereto required to be executed on the Original Closing Date as indicated on such schedule, duly executed by each Loan Party thereto, together with:

(A) certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank; and

(B) evidence that all other actions, recordings and filings required by the Collateral Documents that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(v) such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Original Closing Date;

(vi) an opinion from Simpson Thacher & Bartlett LLP, New York counsel to the Loan Parties;

(vii) an opinion from Durham, Jones & Pinegar, P.C., Utah counsel to the Loan Parties;

(viii) a solvency certificate from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Borrower (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit D-2;

(ix) certified copies of the Transaction Agreement and schedules thereto, duly executed by the parties thereto, together with all material agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall reasonably request, each including certification by a Responsible Officer of the Borrower that such documents are in full force and effect as of the Original Closing Date and that the condition specified in clause (c) below has been satisfied;

(x) copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Administrative Agent with respect to the Loan Parties; and

(xi) the Closing Date Intercreditor Agreement, executed by all parties thereto;

provided, however, that, each of the requirements set forth in clause (iv) above, including the delivery of documents and instruments necessary to satisfy the Collateral and Guarantee Requirement (except for the execution and delivery of the Security Agreement and to the extent that a Lien on such Collateral may be perfected (x) by the filing of a financing statement under the Uniform Commercial Code or (y) by the delivery of stock certificates of the Borrower and its wholly owned Material Domestic Subsidiaries other than any Unrestricted Subsidiaries) shall not constitute conditions precedent to any Credit Extension on the Original Closing Date after the Borrower’s use of commercially reasonable efforts to provide such items on or prior to the Original Closing Date or without undue burden or expense if the Borrower agrees to deliver, or cause to be delivered, such search results, documents and instruments, or take or cause to be taken such other actions as may be required to perfect such security interests within ninety (90) days after the Original Closing Date (subject to extensions approved by the Administrative Agent in its reasonable discretion).

(b) All fees and expenses required to be paid hereunder and invoiced at least three (3) Business Days before the Original Closing Date (except as reasonably agreed by the Borrower) shall have been paid from the proceeds of the initial fundings under the Facilities, including fees pursuant to the Fee Letter.

(c) Prior to or substantially concurrently with the initial Borrowing on the Original Closing Date, (i) the Equity Contribution shall have been consummated; (ii) the Acquisition shall have been consummated in accordance with the terms of the Transaction Agreement (the Transaction Agreement shall not have been amended or waived in any material respect by Merger Sub in a manner materially adverse to the Lenders (in their capacity as such) without the consent of the Arrangers (such consent not to be unreasonably withheld, conditioned or delayed); provided that (a) any reduction in the purchase price for the Acquisition shall not be deemed to be materially adverse to the Lenders to the extent (i) 65% of such reduction shall be applied to reduce the amount of commitments in respect of the senior bridge facilities, if any (to be allocated first, to reduce the commitments under the senior unsecured bridge facility to an amount not less than $300,000,000 and thereafter, to the commitments under the senior secured bridge facility) and (ii) 35% of such reduction shall be applied to reduce the amount of the Equity Contribution and (b) any increase in purchase price for the Acquisition shall not be deemed to be materially adverse to the Lenders); and (iii) the Refinancing shall have been consummated.

(d) Since December 31, 2011, there has not been any Material Adverse Effect (as defined in the Transaction Agreement, as in effect on the signing date thereof) on the Companies and its Subsidiaries (each as defined in the Transaction Agreement, as in effect on the signing date thereof), taken as a whole.

(e) The Specified Representations shall be true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects (after giving effect to such qualification)) on and as of the Original Closing Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any references to Material Adverse Effect in the Specified Representations shall be deemed to be references to Company Material Adverse Effect (as defined in the Transaction Agreement).

(f) The Lead Arrangers shall have received the Annual Financial Statements and the Quarterly Financial Statements.

(g) The Lead Arrangers shall have received the Pro Forma Financial Statements.

(h) The Administrative Agent shall have received at least three days prior to the Original Closing Date all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act that has been requested by the Administrative Agents in writing at least 15 days prior to the Original Closing Date.

(i) The representations and warranties made by the Company in the Transaction Agreement that are material to the interests of the Lenders shall be true and correct, but only to the extent that Merger Sub or the Borrower has the right to terminate its obligations under the Transaction Agreement as a result of a breach of such representations and warranties.

Without limiting the generality of the provisions of Section 9.03(b), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Original Closing Date specifying its objection thereto.

Section 4.02 Conditions to All Credit Extensions after the Original Closing Date.

The obligation of each Lender to honor any Request for Credit Extension after the initial Request for Credit Extension on the Original Closing Date (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans and other than a Request for Credit Extension for an Incremental Facility which shall be governed by Section 2.14(d)) is subject to the following conditions precedent:

(i) The representations and warranties of each Loan Party set forth in Article V and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(ii) No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(iii) The Administrative Agent and, if applicable, the relevant L/C Issuer or the relevant Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(iv) In the case of any incurrence of a Revolving Credit Loan or a Swing Line Loan or the issuance, amendment, renewal or extension of any Letter of Credit, as the case may be (other than (1) any Borrowing of Revolving Credit Loans to reimburse an Unreimbursed Amount or (2) any Credit Extension, if after giving effect (on a Pro Forma Basis) to such Credit Extension, the aggregate Revolving Credit Exposure of all Revolving Credit Lenders (excluding Revolving Credit Exposure attributable to Letters of Credit, the Outstanding Amount of the L/C Obligations with respect thereto have been Cash Collateralized) does not exceed 15% of the Revolving Credit Commitments of all Revolving Credit Lenders), the Consolidated First Lien Net Leverage Ratio for the most recently ended Test Period, calculated without giving effect to such Credit Extension, shall be less than or equal to the ratio set forth in the table contained in Section 7.11 for the last quarter of such Test Period (without giving effect to any Cure Amount until such Cure Amount is actually received by the Borrower).

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) submitted by the Borrower after the Original Closing Date shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(i), (ii) and (iv) (or, in the case of a Request for Credit Extension for an Incremental Facility, the conditions specified in Section 2.14(d)) have been satisfied on and as of the date of the applicable Credit Extension.

Section 4.03 Conditions to First Amendment and Restatement Effectiveness.

The effectiveness of the First Amended and Restated Credit Agreement is subject to the satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of counterparts of this Agreement executed by (A) each Loan Party, (B) the Administrative Agent and (C) each of the Lenders, each of which shall be originals or facsimiles or electronic copies (followed promptly by originals) unless otherwise specified.

(b) All fees and expenses due to the Administrative Agent, the Arrangers and the Lenders required to be paid as of the First Amendment and Restatement Effective Date shall have been paid (including, without limitation, pursuant to Section 10.04 hereof for its reasonable and documented out-of-pocket expenses incurred by each of them in connection with this Agreement).

(c) All Attorney Costs of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent.

(d) The First Amendment and Restatement Effective Date Representation shall be true and correct.

(e) Both before and after giving effect to this Agreement, the representations and warranties of the Borrower and each Subsidiary Guarantor contained in Article V of this Agreement, any other Loan Document shall be true and correct in all material respects on and as of the First Amendment and Restatement Effective Date with the same effect as though made on and as of the First Amendment and Restatement Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective date.

(f) An opinion from Simpson Thacher & Bartlett LLP, New York counsel to the Loan Parties.

Section 4.04 Conditions to Second Amendment and Restatement Effectiveness.

The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of counterparts of this Agreement executed by (A) each Loan Party, (B) the Administrative Agent and (C) each of the Lenders consenting to the amendments set forth herein, each of which shall be originals or facsimiles or electronic copies (followed promptly by originals) unless otherwise specified.

(b) All fees and expenses due to the Administrative Agent, the Arrangers and the Lenders required to be paid as of the Second Amendment and Restatement Effective Date shall have been paid (including, without limitation, pursuant to Section 10.04 hereof for its reasonable and documented out-of-pocket expenses incurred by each of them in connection with this Agreement).

(c) All Attorney Costs of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent shall have been paid.

(d) The Second Amendment and Restatement Effective Date Representation shall be true and correct.

(e) Both before and after giving effect to the effectiveness of this Agreement on the Second Amendment and Restatement Effective Date, the representations and warranties of the Borrower and each Guarantor contained in Article V of this Agreement or any other Loan Document shall be true and correct in all material respects on and as of the Second Amendment and Restatement Effective Date with the same effect as though made on and as of the Second Amendment and Restatement Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective date.

(f) The Administrative Agent’s and each Lender’s receipt of an opinion from (A) Simpson Thacher & Bartlett LLP, New York counsel to the Loan Parties and (B) Durham, Jones & Pinegar, P.C., Utah counsel to the Loan Parties, in each case, reasonably satisfactory to the Administrative Agent and the Lenders.

(g) The Administrative Agent’s receipt of a Note executed by the Borrower in favor of each Lender that has requested a Note at least two (2) Business Days in advance of the Second Amendment and Restatement Effective Date.

(h) The Administrative Agent’s receipt of such certificates of good standing (to the extent such concept exists) and certified charters or other organizational documents from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Second Amendment and Restatement Effective Date.

(i) The Administrative Agent’s receipt of a solvency certificate from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Borrower attesting to the Solvency of the Borrower and its Restricted Subsidiaries, on a consolidated basis, as of the Second Amendment and Restatement Effective Date, which certificate shall be in a form substantially identical to the solvency certificate delivered on the Original Closing Date and updated for the transactions occurring on the Second Amendment and Restatement Effective Date.

(j) The Administrative Agent’s receipt of copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Administrative Agent with respect to the Loan Parties.

(k) The Administrative Agent shall have received at least two days prior to the Second Amendment and Restatement Effective Date all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act that has been requested by the Administrative Agents in writing at least five days prior to the Second Amendment and Restatement Effective Date.

(l) The Borrower shall have paid (or caused to have been paid), or concurrently herewith shall pay (or cause to be paid), a consent fee, for the account of each Revolving Credit Lender under the First Amended and Restated Credit Agreement that has delivered an executed signature page hereto

(other than any Revolving Credit Lender that shall become a Series C Revolving Credit Lender as of the Second Amendment and Restatement Effective Date), equal to 1.25% of the aggregate principal amount of such Lender’s Revolving Credit Commitment (as defined in the First Amended and Restated Credit Agreement).

Section 4.05 Conditions to Third Amendment and Restatement Effectiveness.

The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of counterparts of this Agreement executed by (A) each Loan Party, (B) the Administrative Agent and (C) each of the Lenders consenting to the amendments set forth herein, each of which shall be originals or facsimiles or electronic copies (followed promptly by originals) unless otherwise specified.

(b) All fees and expenses due to the Administrative Agent, the Arrangers and the Lenders required to be paid as of the Third Amendment and Restatement Effective Date shall have been paid (including, without limitation, pursuant to Section 10.04 hereof for its reasonable and documented out-of-pocket expenses incurred by each of them in connection with this Agreement).

(c) Prior to or substantially concurrently with the effectiveness of this Agreement, the Borrower shall have (i) issued $400,000,000 in aggregate principal amount of Unsecured Notes Due 2023, (ii) shall have delivered to the trustee (with a copy to the Administrative Agent) under the Secured Notes Due 2019 Indenture, a notice of redemption with respect to at least $150,000,000 of the aggregate principal amount of Secured Notes Due 2019 (the “Secured 2019 Notes Partial Redemption Notice”), and (iii) repaid all Loans (as defined in the Second Amended and Restated Credit Agreement) outstanding under the Second Amended and Restated Credit Agreement, together with any interest and fees accrued thereon.

(d) All Attorney Costs of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent shall have been paid.

(e) The Third Amendment and Restatement Effective Date Representation shall be true and correct.

(f) Both before and after giving effect to the effectiveness of this Agreement on the Third Amendment and Restatement Effective Date, the representations and warranties of the Borrower and each Guarantor contained in Article V of this Agreement or any other Loan Document shall be true and correct in all material respects on and as of the Third Amendment and Restatement Effective Date with the same effect as though made on and as of the Third Amendment and Restatement Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective date.

(g) The Administrative Agent’s and each Lender’s receipt of an opinion from (A) Simpson Thacher & Bartlett LLP, New York counsel to the Loan Parties and (B) Durham, Jones & Pinegar, P.C., Utah counsel to the Loan Parties, in each case, reasonably satisfactory to the Administrative Agent and the Lenders.

(h) The Administrative Agent’s receipt of a Note executed by the Borrower in favor of each Lender that has requested a Note at least two (2) Business Days in advance of the Third Amendment and Restatement Effective Date.

(i) The Administrative Agent’s receipt of such certificates of good standing (to the extent such concept exists) and certified charters or other organizational documents from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Third Amendment and Restatement Effective Date.

(j) The Administrative Agent’s receipt of a solvency certificate from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Borrower attesting to the Solvency of the Borrower and its Restricted Subsidiaries, on a consolidated basis, as of the Third Amendment and Restatement Effective Date, which certificate shall be in a form substantially identical to the solvency certificate delivered on the Original Closing Date and updated for the transactions occurring on the Third Amendment and Restatement Effective Date.

(k) The Administrative Agent’s receipt of copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Administrative Agent with respect to the Loan Parties.

(l) The Administrative Agent shall have received at least two days prior to the Third Amendment and Restatement Effective Date all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act that has been requested by the Administrative Agents in writing at least five days prior to the Third Amendment and Restatement Effective Date.

(m) The completion of “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (if any) (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto).

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Each Borrower and each of the Subsidiary Guarantors party hereto represent and warrant to the Agents and the Lenders (i) on the Third Amendment and Restatement Effective Date that both before and after giving effect to this Agreement, (x) the representations and warranties of the Borrower and each Subsidiary Guarantor contained in this Article V of this Agreement and any other Loan Document are true and correct in all material respects on and as of Third Amendment and Restatement Effective Date with the same effect as though made on the Third Amendment and Restatement Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective date and (y) the Third Amendment and Restatement Effective Date Representation is true and correct and (ii) at the time of each Credit Extension (to the extent required to be true and correct for such Credit Extension pursuant to Article IV) that:

Section 5.01 Existence, Qualification and Power; Compliance with Laws.

Each Loan Party and each Restricted Subsidiary that is a Material Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization to the extent such concept exists in such jurisdiction, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case, referred to in clause (a) (other than with respect to the Borrower), (b)(i) (other than with respect to the Borrower), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02 Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) (A) referred to in clauses (ii) and (iii), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect and (B) solely for purposes of Section 4.01, referred to in clause (b)(iii), to the extent that such violation or contravention could not reasonably be expected to have a Company Material Adverse Effect (as defined in the Transaction Agreement). The Obligations constitute “Priority Payment Lien Obligations” as defined under (and for purposes of) the Closing Date Intercreditor Agreement.

Section 5.03 Governmental Authorization; Other Consents.

No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

Section 5.04 Binding Effect.

This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity and (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries.

Section 5.05 Financial Statements; No Material Adverse Effect.

(a) The Annual Financial Statements and the Quarterly Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, (A) except as otherwise expressly noted therein and (B) subject, in the case of the Quarterly Financial Statements, to changes resulting from normal year-end adjustments and the absence of footnotes.

(b) The unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least forty-five (45) days (or ninety (90) days if such four-fiscal quarter period is the end of the Company’s fiscal year) prior to the Original Closing Date, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (including the notes thereto) (the “Pro Forma Balance Sheet”) and the unaudited pro forma consolidated statement of income of the Borrower and its Subsidiaries for the 12 -month period ended at least forty-five (45) days (or ninety (90) days if such four-fiscal quarter period is the end of the Company’s fiscal year) prior to the Original Closing Date, prepared after giving effect to the Transactions as if the Transactions had occurred at the beginning of such period (together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to the Administrative Agent, have been prepared based on the Annual Financial Statements and the Quarterly Financial Statements and have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of the Borrower and its Subsidiaries as at June 30, 2011 and their estimated results of operations for the period covered thereby.

(c) The forecasts of consolidated balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries for each fiscal year ending after the Original Closing Date until the fifth anniversary of the Original Closing Date, copies of which have been furnished to the Administrative Agent prior to the Original Closing Date, and all Projections delivered pursuant to Section 6.01 have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made, it being understood that projections as to future events are not to be viewed as facts and actual results may vary materially from such forecasts.

(d) Since the Original Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.06 Litigation.

Except as set forth in Schedule 5.06 hereto, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues (other than actions, suits, proceedings and claims in connection with the Transactions) that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.07 Ownership of Property; Liens.

The Borrower and each of its Restricted Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property necessary in the ordinary conduct of its business, free and clear of all Liens except as set forth in Schedule 5.07 hereto and except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.08 Environmental Matters.

Except as specifically disclosed in Schedule 5.08 hereto or except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) each Loan Party and its respective properties and operations are and have been in material compliance with all Environmental Laws, which includes obtaining and maintaining all applicable Environmental Permits required under such Environmental Laws to carry on the business of the Loan Parties;

(b) the Loan Parties have not received any written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws and none of the Loan Parties nor any of the Real Property is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or, to the knowledge of the Borrower, threatened in writing, under any Environmental Law or to revoke or modify any Environmental Permit held by any of the Loan Parties;

(c) there has been no Release of Hazardous Materials on, at, under or from any Real Property or facilities owned, operated or leased by any of the Loan Parties, or, to the knowledge of the Borrower, Real Property formerly owned, operated or leased by any Loan Party or arising out of the conduct of the Loan Parties that could reasonably be expected to require investigation, remedial activity or corrective action or cleanup or could reasonably be expected to result in the Borrower incurring liability under Environmental Laws; and

(d) there are no facts, circumstances or conditions arising out of or relating to the operations of the Loan Parties or Real Property or facilities owned, operated or leased by any of the Loan Parties or the knowledge of the Borrower, Real Property or facilities formerly owned, operated or leased by the Loan Parties that could reasonably be expected to result in the Company incurring liability under Environmental Laws.

Section 5.09 Taxes.

Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties and their Subsidiaries have timely filed all tax returns required to be filed, and have paid all Taxes levied or imposed upon them or their properties, income, profits or assets, that are due and payable (including in their capacity as a withholding agent), except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed Tax deficiency or assessment known to any Loan Parties against the Loan Parties that, if made would, individually or in the aggregate, have a Material Adverse Effect.

Section 5.10 ERISA Compliance.

(a) Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws.

(b) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither any Loan Party, Restricted Subsidiary nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due under Section 4007 of ERISA); (iii) neither any Loan Party, Restricted Subsidiary nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither any Loan Party, Restricted Subsidiary nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA; except, with respect to each of the foregoing clauses of this Section 5.10(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.11 Subsidiaries; Equity Interests.

As of the Original Closing Date (after giving effect to the Transactions), no Loan Party has any material Subsidiaries other than those specifically disclosed in Schedule 5.11 hereto, and all of the outstanding Equity Interests owned by the Loan Parties (or a Subsidiary of any Loan Party) in such material Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Loan Party (or a Subsidiary of any Loan Party) in such material Subsidiaries are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any Lien that is permitted under Section 7.01. As of the Original Closing Date, Schedules 1(a) and 5(a) to the Perfection Certificate (a) set forth the name and jurisdiction of each Domestic Subsidiary that is a Loan Party, (b) set forth the ownership interest of the Borrower and any other Subsidiary thereof in each Subsidiary, including the percentage of such ownership and (c) identifies each Subsidiary that is a Subsidiary the Equity Interests of which are required to be pledged on the Original Closing Date pursuant to the Collateral and Guarantee Requirement.

Section 5.12 Margin Regulations; Investment Company Act.

(a) No Borrower is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U of the Board of Governors of the United States Federal Reserve System.

(b) None of the Borrower, any Person Controlling the Borrower, or any of their Restricted Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.13 Disclosure.

No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information and pro forma financial information, the Borrower represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

Section 5.14 Labor Matters.

Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower or any of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters; and (c) all payments due from the Borrower or any of its Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

Section 5.15 Intellectual Property; Licenses, Etc.

The Borrower and its Restricted Subsidiaries own, license or possess the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, such IP Rights do not conflict with the rights of any Person, except to the extent the absence of such IP Rights and such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, no IP Rights, advertising, product, process, method, substance, part or other material used by any Loan Party or any of the Restricted Subsidiaries in the operation of their respective businesses as currently conducted infringes upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights, is pending or, to the knowledge of the Borrower, threatened against any Loan Party or any of the Restricted Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Except pursuant to licenses and other user agreements entered into by each Loan Party in the ordinary course of business, as of the Original Closing Date, all registrations listed in Schedule 12(a) or 12(b) to the Perfection Certificate are valid and in full force and effect, except, in each case, to the extent failure to own or possess such right to use or of such registrations to be valid and in full force and effect could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.16 Solvency.

On the Original Closing Date, after giving effect to the Transactions, the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

Section 5.17 Subordination of Junior Financing.

The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation.

Section 5.18 USA Patriot Act.

(a) To the extent applicable, each of Holdings and its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA Patriot Act.

(b) No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(c) Neither Holdings nor any of its Subsidiaries, nor to the knowledge of any Loan Party, any director, officer, employee, agent or controlled affiliate thereof, is currently the subject of any Sanctions nor is Holdings or any of its Subsidiaries located, organized or resident in a Designated Jurisdiction. The proceeds of the Loans or Letter of Credit will not, to the knowledge of the Borrower, be made available to any Person for the purpose of financing the activities of any Person currently subject to any Sanctions.

Section 5.19 Security Documents.

Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including the delivery to Administrative Agent of any Pledged Debt and any Pledged Equity required to be delivered pursuant to the applicable Collateral Documents), are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, except as otherwise provided hereunder, including subject to Liens permitted by Section 7.01, a legal, valid, enforceable and perfected first priority Lien on all right, title and interest of the respective Loan Parties in the Collateral described therein.

Notwithstanding anything herein (including this Section 5.19) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest (other than with respect to those pledges and security interests made under the Laws of the jurisdiction of formation of the applicable Foreign Subsidiary) in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law, (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or (C) on the Original Closing Date and until required pursuant to Section 6.13 or 4.01(a)(iv), the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent not required on the Original Closing Date pursuant to Section 4.01(a)(iv).

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than obligations under Treasury Services Agreements or obligations under Secured Hedge Agreements) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), then from and after the Original Closing Date, the Borrower shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) and shall cause each of its Restricted Subsidiaries to:

Section 6.01 Financial Statements.

(a) Deliver to the Administrative Agent for prompt further distribution to each Lender, within one hundred twenty (120) days after the end of the fiscal year ending December 31, 2012 and within ninety (90) days after the end of each subsequent fiscal year, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) Deliver to the Administrative Agent for prompt further distribution to each Lender, within forty-five (45) days (or sixty (60) days in the case of the fiscal quarters ending on September 30, 2012 and March 31, 2013) after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower for fiscal quarters ended on or after September 30, 2012, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) Deliver to the Administrative Agent for prompt further distribution to each Lender, no later than one hundred twenty (120) days after the end of the fiscal year ending December 31, 2012 and within ninety (90) days after the end of each subsequent fiscal year, a detailed consolidated budget for the following fiscal year on a quarterly basis (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections and that such variations may be material; and

(d) Deliver to the Administrative Agent with each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Borrower and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of the Borrower (or any direct or indirect parent of the Borrower) or (B) the Borrower’s (or any direct or indirect parent thereof), as applicable, Form l0-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to clauses (A) and (B), (i) to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Borrower (or such parent), on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of Ernst & Young LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

Any financial statement required to be delivered pursuant to Section 6.01(a) or (b) shall not be required to include purchase accounting adjustments relating to the Transactions to the extent it is not practicable to include them.

Documents required to be delivered pursuant to Section 6.01 and Sections 6.02(b) and (c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or any direct or indirect parent of the Borrower) posts such documents, or provides a link thereto on the website on the Internet at the website address listed on Schedule 10.02 hereto; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks, Debtdomain or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent (which may be electronic copies delivered via electronic mail). Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on

IntraLinks, Debtdomain, ClearPar or a substantially similar electronic transmission system (the “Platform”) unless the Administrative Agent and/or the Arrangers are explicitly told in writing by or on behalf of the Borrower that such materials should not be made available to the Lenders and the L/C Issuer and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arranger shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

Section 6.02 Certificates; Other Information.

Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower or any Restricted Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 6.02;

(c) promptly after the furnishing thereof, copies of any material notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities (other than in connection with any board observer rights) of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of any Secured High Yield Notes Indenture or any Unsecured High Yield Notes Indenture and, in each case, any Permitted Refinancing thereof in each case in a principal amount in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(d) together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) in the case of annual Compliance Certificates only, a report setting forth the information required by sections describing the legal name and the jurisdiction of formation of each

Loan Party and the location of the chief executive office of each Loan Party of the Perfection Certificate or confirming that there has been no change in such information since the Original Closing Date or the date of the last such report, (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) and (iii) a list of each Subsidiary of the Borrower that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate (to the extent that there have been any changes in the identity or status as a Restricted Subsidiary or Unrestricted Subsidiary of any such Subsidiaries since the Original Closing Date or the most recent list provided); and

(e) promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Restricted Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Section 6.03 Notices.

Promptly after a Responsible Officer of the Borrower or any Subsidiary Guarantor has obtained knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default; or

(b) of the occurrence of an ERISA Event which could reasonably be expected to result in a Material Adverse Effect; and

(c) of the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority against the Borrower or any of its Restricted Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a), (b) or (c) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

Section 6.04 Payment of Taxes.

Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (a) any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (b) the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization, and

(b) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except, in the case of (a) (other than with respect to the Borrower) or (b), to the extent (i) that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to any merger, consolidation, liquidation, dissolution or Disposition permitted by Article VII.

Section 6.06 Maintenance of Properties.

Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.

Section 6.07 Maintenance of Insurance.

Maintain with insurance companies that the Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons. Each such policy of insurance shall as appropriate (i) name the Administrative Agent, on behalf of the Lenders, as an additional insured thereunder as its interest may appear or (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Lenders, as loss payee thereunder. If the improvements on any Mortgaged Property are at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then, to the extent required by applicable Flood Insurance Laws, the Company shall, or shall cause each Loan Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount reasonably satisfactory to the Administrative Agent and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent. Following the Original Closing Date, the Borrower shall deliver to the Administrative Agent annual renewals of such flood insurance. As a condition precedent to any amendment to this Agreement pursuant to which any increase, extension, or renewal of Loans is contemplated, the Borrower shall cause to be delivered to the Administrative Agent for any Mortgaged Property, a completed “life of the loan” Federal Emergency Management Agency Standard Flood Hazard Determination, duly executed and acknowledged by the appropriate Loan Parties, and evidence of flood insurance, as may be required pursuant to the Flood Insurance Laws.

Section 6.08 Compliance with Laws.

Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.09 Books and Records.

Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP and which reflect all material financial transactions and matters involving the assets and business of the Borrower or a Restricted Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

Section 6.10 Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year and only one (1) such time shall be at the Borrower’s expense; provided, further, that during the continuation of an Event of Default, the Administrative Agent (or any of its respective representatives or independent contractors), on behalf of the Lenders, may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 6.11 Additional Collateral; Additional Guarantors.

At the Borrower’s expense, subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) Upon the formation or acquisition of any new direct or indirect wholly owned Material Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party or the designation in accordance with Section 6.14 of any existing direct or indirect wholly owned Material Domestic Subsidiary as a Restricted Subsidiary (in each case, other than an Excluded Subsidiary) or any Subsidiary becoming a wholly owned Material Domestic Subsidiary (in each case, other than an Excluded Subsidiary) or any Subsidiary ceasing to qualify as an Excluded Subsidiary:

(i) within 60 days after such formation, acquisition or designation, or such longer period as the Administrative Agent may agree in writing in its discretion:

(A) cause each such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent, other than with respect to any Excluded Assets, joinders to this Agreement as Guarantors, Security Agreement Supplements, Intellectual Property Security Agreements, a counterpart of the Intercompany Note and other security agreements and documents as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Security Agreement, Intellectual Property Security Agreements and other security agreements in effect on the Original Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(B) cause each such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement (and the parent of each such Domestic Subsidiary that is a Guarantor) to deliver any and all certificates representing Equity Interests (to the extent certificated) and intercompany notes (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank;

(C) take and cause such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement and each direct or indirect parent of such Material Domestic Subsidiary to take whatever action (including the recording of Mortgages, the filing of UCC financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement;

(ii) if reasonably requested by the Administrative Agent, within forty-five (45) days after such request (or such longer period as the Administrative Agent may agree in writing in its discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the Lenders, of counsel for the Loan Parties to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request;

(iii) as promptly as practicable after the request therefor by the Administrative Agent, deliver to the Administrative Agent with respect to each Material Real Property, any existing title reports, abstracts or environmental assessment reports, to the extent available and in the possession or control of the Borrower; provided, however, that there shall be no obligation to deliver to the Administrative Agent any existing environmental assessment report whose disclosure to the Administrative Agent would require the consent of a Person other than the Borrower or one of its Subsidiaries, where, despite the commercially reasonable efforts of the Borrower to obtain such consent, such consent cannot be obtained; and

(iv) if reasonably requested by the Administrative Agent, within sixty (60) days after such request (or such longer period as the Administrative Agent may agree in writing in its discretion), deliver to the Administrative Agent and other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to perfection and existence of security interests with respect to property of any Guarantor acquired after the Original Closing Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by the preceding clauses (i), (ii) or (iii) or clause (b) below.

(b) (i) Not later than forty-five (45) days after the later of (x) confirmation from the Lenders that flood due diligence and flood insurance compliance as required by Section 6.07 hereto has been completed and (y) one hundred twenty (120) days after the acquisition by any Loan Party of Material Real Property as determined by the Borrower (acting reasonably and in good faith) (or, in each case, such longer period as the Administrative Agent may agree in writing in its discretion) that is required to be provided as Collateral pursuant to the Collateral and Guarantee Requirement, which property would not be automatically subject to another Lien pursuant to pre-existing Collateral Documents, cause such property to be subject to a Lien and Mortgage in favor of the Administrative Agent for the benefit of the Secured Parties and take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, in each case to the extent required by, and subject to the limitations and exceptions of, the Collateral and Guarantee Requirement and to otherwise comply with the requirements of the Collateral and Guarantee Requirement.

Section 6.12 Compliance with Environmental Laws.

Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent the Loan Parties are required by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with applicable Environmental Laws.

Section 6.13 Further Assurances.

Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement. If the Administrative Agent reasonably determines that it is required by applicable Law to have appraisals prepared in respect of the Real Property of any Loan Party subject to a mortgage constituting Collateral, the Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA.

Section 6.14 Designation of Subsidiaries.

The Borrower may at any time after the Original Closing Date designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) other than for purposes of designating a Restricted Subsidiary as an Unrestricted Subsidiary that is a Securitization Subsidiary in connection with the establishment of a Qualified Securitization

Financing, immediately after giving effect to such designation, the Borrower shall be in compliance, on a Pro Forma Basis (if such covenant would so be in effect at the end of the relevant Test Period), with the covenant set forth in Section 7.11 (it being understood that if no Test Period cited in Section 7.11 has passed, the covenant in Section 7.11 for the first Test Period cited in such Section shall be satisfied as of the last four quarters ended and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of any Secured High Yield Notes, any Unsecured High Yield Notes or any Junior Financing and (iv) no Restricted Subsidiary may be designated an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary after the Original Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value as determined in good faith by the Borrower of the Borrower’s or its Subsidiary’s (as applicable) Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value as determined in good faith by the Borrower at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.

Section 6.15 Maintenance of Ratings.

Use commercially reasonable efforts to maintain (i) a public corporate credit rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s, in each case in respect of the Borrower, and (ii) a public rating (but not any specific rating) in respect of the Revolving Credit Facilities from each of S&P and Moody’s.

Section 6.16 Post Closing.

(a) Within 90 days after the Original Closing Date (or such longer period as agreed by the Administrative Agent), the Borrower shall deliver to the Administrative Agent a custodial agency agreement with respect to certain agreements for security alarm monitoring services in substantially the form of the Custodial Agency Agreement dated as of May 11, 2006 between Archon Group, L.P. and Goldman Sachs Specialty Lender Group, L.P. with such modifications as are reasonably agreed to between the Administrative Agent and the Borrower.

(b) On or prior to the Redemption Date, the Borrower shall redeem at least $150,000,000 in aggregate principal amount of the Secured Notes Due 2019 in accordance with the Secured 2019 Notes Partial Redemption Notice.

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations under Treasury Services Agreements or obligations under Secured Hedge Agreements) which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer), then from and after the Original Closing Date, the Borrower (and, with respect to Section 7.14 only, Holdings) shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

Section 7.01 Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens created pursuant to any Loan Document;

(b) Liens existing on the Original Closing Date and listed in Schedule 7.01(b) hereto and any modifications, replacements, renewals, refinancings or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.03;

(c) Liens for taxes, assessments or governmental charges that are not overdue for a period of more than thirty (30) days or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) statutory or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, so long as, in each case, such Liens secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any of its Restricted Subsidiaries;

(f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects affecting Real Property that do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries, taken as a whole, and any exceptions on the Mortgage Policies issued in connection with the Mortgaged Properties;

(h) Liens securing judgments or orders for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) secure any Indebtedness or (iii) are permitted by Section 7.05;

(j) Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(k) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institutions general terms and conditions;

(l) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.02(g), (i) and (n) or, to the extent related to any of the foregoing, Section 7.02(r) to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m) Liens (i) in favor of the Borrower or a Restricted Subsidiary on assets of a Restricted Subsidiary that is not a Loan Party securing Indebtedness permitted under Section 7.03(b), (d) and (u) and (ii) in favor of the Borrower or any Subsidiary Guarantor;

(n) any interest or title of a lessor, sublessor, licensor or sublicensor under leases, subleases, licenses or sublicenses entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(p) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02;

(q) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(r) Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(s) Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(t) ground leases in respect of Real Property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

(u) Liens to secure Indebtedness permitted under Section 7.03(e); provided that (i) such Liens are created within 270 days of the acquisition, construction, repair, lease or improvement of the property subject to such Liens, (ii) such Liens do not at any time encumber property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v) Liens on property of any Subsidiary that is not a Loan Party, which Liens secure Indebtedness of any of Holdings, the Borrower or any Subsidiary permitted under Section 7.03;

(w) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the Original Closing Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(g);

(x) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(y) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;

(z) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(aa) the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (u) and (w) of this Section 7.01; provided that (i) the Lien does not extend to any additional property, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03 (to the extent constituting Indebtedness); provided further that if the obligations subject to such Liens being modified, replaced, renewed or extended were subject to the Closing Date Intercreditor Agreement and/or the Junior Lien Intercreditor Agreement, the obligations to be subject to such modified, replacement, renewed or extended Liens shall be subject to the Closing Date Intercreditor Agreement and/or the Junior Lien Intercreditor Agreement, in each case in a capacity no less favorable to the Lenders then that which it was prior to such refinancing, refunding, replacement, amendment, extension or modification;

(bb) Liens with respect to property or assets of the Borrower or any of its Restricted Subsidiaries securing obligations in an aggregate principal amount outstanding at any time not to exceed the greater of $50,000,000 and 1.75% of Total Assets, in each case determined as of the date of incurrence;

(cc) Liens securing Indebtedness of the Borrower or a Restricted Subsidiary, so long as after giving effect to such Indebtedness and such Liens on a Pro Forma Basis, the Secured Leverage Ratio is no greater than 4.00:1.00; provided that to the extent such Liens are on Collateral, such Liens are subject to the Closing Date Intercreditor Agreement and, if such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the liens securing the Obligations, a Junior Lien Intercreditor Agreement;

(dd) Liens on the Collateral securing obligations in respect of Permitted First Priority Refinancing Debt or Permitted Second Priority Refinancing Debt and any Permitted Refinancing of any of the foregoing; provided that (x) any such Liens securing any Permitted Refinancing in respect of Permitted First Priority Refinancing Debt are subject to the Closing Date Intercreditor Agreement and (y) any such Liens securing any Permitted Refinancing in respect of Permitted Second Priority Refinancing Debt are subject to the Junior Lien Intercreditor Agreement;

(ee) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(ff) deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of its Subsidiaries to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(gg) Liens on the Securitization Assets arising in connection with a Qualified Securitization Financing; and

(hh) Liens on Collateral securing Indebtedness incurred pursuant to Section 7.03(q), so long as such Indebtedness is subject to the Closing Date Intercreditor Agreement.

It is understood that apart from the Revolving Credit Facilities in the principal amount in effect on the Third Amendment and Restatement Effective Date and the obligations referred to in clause (y) of the definition of “Obligations” and as permitted by the first two provisos to Section 2.14(d)(v) and as permitted by Section 2.15(f), no obligations secured by a Lien permitted hereunder shall constitute “Priority Payment Lien Obligations” under the Closing Date Intercreditor Agreement.

Section 7.02 Investments.

Make or hold any Investments, except:

(a) Investments by the Borrower or any of its Restricted Subsidiaries in assets that were Cash Equivalents when such Investment was made;

(b) loans or advances to officers, directors and employees of any Loan Party (or any direct or indirect parent thereof) or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings or any direct or indirect parent thereof; provided that, to the extent such loans or advances are made in cash, the amount of such loans and advances used to acquire such Equity Interests shall be contributed to the Borrower in cash as common equity and (iii) for any other purposes not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount outstanding at any time under clause (iii) above shall not exceed $15,000,000;

(c) Investments (i) by the Borrower or any Restricted Subsidiary in any Loan Party (other than Holdings), (ii) by any Restricted Subsidiary that is not a Loan Party in the Borrower or any other Restricted Subsidiary and (iii) by any Loan Party in any Restricted Subsidiary that is not a Loan Party; provided that (A) any such Investments made pursuant to this clause (iii) in the form of intercompany loans shall be evidenced by notes that, unless they are Excluded Assets, have been pledged (individually or pursuant to a global note) to the Administrative Agent for the benefit of the Lenders (it being understood and agreed that any Investments permitted under this clause (iii) that are not so evidenced as of the Original Closing Date are not required to be so evidenced and pledged until the date that is sixty (60) days after the Original Closing Date (or such later date as may be approved by the Administrative Agent)) and (B) the aggregate amount of Investments made pursuant to this clause (iii) shall not exceed at any time outstanding the sum of (x) together with Investments pursuant to Section 7.02(i)(iv)(1), the greater of $100,000,000 and 3.75% of Total Assets and (y) the Cumulative Credit at such time;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(e) Investments (excluding loans and advances made in lieu of Restricted Payments pursuant to and limited by Section 7.02(m) below) consisting of transactions permitted under Sections 7.01, 7.03 (other than 7.03(c) and (d)), 7.04 (other than 7.04(c)(ii) or (e)), 7.05 (other than 7.05(e)), 7.06 (other than 7.06(d) or (h)(iv)) and 7.13, respectively;

(f) Investments (i) existing or contemplated on the Original Closing Date or made pursuant to legally binding written contracts in existence on the Original Closing Date, in each case set forth in Schedule 7.02(f) hereto and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the Original Closing Date by the Borrower or any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary and any modification, renewal or extension thereof;

(g) Investments in Swap Contracts permitted under Section 7.03;

(h) promissory notes, securities and other non-cash consideration received in connection with Dispositions permitted by Section 7.05;

(i) any acquisition of all or substantially all the assets of a Person or any Equity Interests in a Person that becomes a Restricted Subsidiary or division or line of business of a Person (or any subsequent Investment made in a Person, division or line of business previously acquired in a Permitted Acquisition), in a single transaction or series of related transactions, if immediately after giving effect thereto: (i) the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with the covenant set forth in Section 7.11 (if, after giving effect thereto and all Indebtedness incurred in connection therewith, such covenant would be in effect as of the end of the relevant Test Period) after giving effect to such acquisition or Investment and any related transactions; (ii) any acquired or newly formed Restricted Subsidiary shall not be liable for any Indebtedness except for Indebtedness otherwise permitted by Section 7.03; (iii) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and (B) any such newly created or acquired Subsidiary (other than an Excluded Subsidiary or an Unrestricted Subsidiary) shall become Guarantors, in each case, in accordance with Section 6.11, and (iv) the aggregate amount of Investments made in Persons that do not become Loan Parties shall not exceed at any time outstanding the sum of (1) together with Investments pursuant to Section 7.02(c)(iii)(B)(x), the greater of $100,000,000 and 3.75% of Total Assets and (2) the Cumulative Credit at such time (any such acquisition, a “Permitted Acquisition”);

(j) Investments made in connection with the Transactions;

(k) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m) loans and advances to any direct or indirect parent of the Borrower not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof) Restricted Payments to the extent permitted to be made to such parent in accordance with Sections 7.06(f), (g) or (h), such Investment being treated for purposes of the applicable clause of Section 7.06, including any limitations, as if a Restricted Payment made pursuant to such clause;

(n) Investments in an aggregate amount outstanding pursuant to this clause (n) (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) at any time not to exceed (x) the greater of $100,000,000 and 3.75% of Total Assets (in each case, net of any return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) plus (y) the Cumulative Credit at such time;

(o) advances of payroll payments to employees in the ordinary course of business;

(p) (i) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors in the ordinary course of business and (ii) Investments to the extent that payment for such Investments is made solely with Equity Interests of the Borrower (or any direct or indirect parent of the Borrower);

(q) Investments of a Restricted Subsidiary acquired after the Original Closing Date or of a corporation merged or amalgamated or consolidated into the Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Original Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r) Investments made by any Restricted Subsidiary that is not a Loan Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment in such Restricted Subsidiary permitted under this Section 7.02;

(s) Guarantees by the Borrower or any of its Restricted Subsidiaries of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business; and

(t) (i) Investments in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing; provided, however, that any such Investment in a Securitization Subsidiary is in the form of (x) a contribution of additional Securitization Assets or (y) Limited Originator Recourse and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing.

Section 7.03 Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party under the Loan Documents;

(b) Indebtedness (i) outstanding on the Original Closing Date and listed in Schedule 7.03(b) hereto and any refinancing thereof and (ii) intercompany Indebtedness outstanding on the Original Closing Date and any refinancing thereof, of which any amount owed by a Restricted Subsidiary that is not a Loan Party to a Loan Party shall be evidenced by an Intercompany Note; provided that all such Indebtedness of any Loan Party owed to any Person or Restricted Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to an Intercompany Note;

(c) Guarantees by the Borrower and any Restricted Subsidiary in respect of Indebtedness of the Borrower or any Restricted Subsidiary of the Borrower otherwise permitted hereunder; provided that (A) no Guarantee by any Restricted Subsidiary of any Indebtedness constituting a Specified Junior Financing Obligation shall be permitted unless such guaranteeing party shall have also provided a Guarantee of the Obligations on the terms set forth herein and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(d) Indebtedness of the Borrower or any Restricted Subsidiary owing to any Loan Party or any other Restricted Subsidiary (or issued or transferred to any direct or indirect parent of a Loan Party which is substantially contemporaneously transferred to a Loan Party or any Restricted Subsidiary of a Loan Party) to the extent constituting an Investment permitted by Section 7.02; provided that all such Indebtedness of any Loan Party owed to any Person or Restricted Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to an Intercompany Note;

(e) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred by the Borrower or any Restricted Subsidiary prior to or within 270 days after the acquisition, lease or improvement of the applicable asset and any Permitted Refinancing thereof in an aggregate amount not to exceed the greater of $50,000,000 and 1.75% of Total Assets, in each case determined at the time of incurrence (together with any Permitted Refinancings thereof) at any time outstanding and any Permitted Refinancing of such Attributable Indebtedness;

(f) Indebtedness in respect of Swap Contracts designed to hedge against the Borrower’s or any Restricted Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes and Guarantees thereof;

(g) Indebtedness of the Borrower or any Restricted Subsidiary assumed in connection with any Permitted Acquisition; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition, and any Permitted Refinancing thereof; provided further that, after giving pro forma effect to such Permitted Acquisition and the assumption of such Indebtedness, the aggregate amount of such Indebtedness does not exceed (x) $50,000,000 at any time outstanding plus (y) any additional amount of such Indebtedness so long as the Total Leverage Ratio is no greater than 5.50:1.00 and, if such Indebtedness is secured, the Secured Leverage Ratio is no greater than 3.75:1.00, in each case determined on a Pro Forma Basis; provided that in the case of clause (y), any such Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party, together with any Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party pursuant to Section 7.03(s), does not exceed in the aggregate at any time outstanding the greater of $50,000,000 and 1.75% of Total Assets, in each case determined at the time of incurrence;

(h) Indebtedness representing deferred compensation to employees of the Borrower or any of its Restricted Subsidiaries incurred in the ordinary course of business;

(i) Indebtedness consisting of promissory notes issued by the Borrower or any of its Restricted Subsidiaries to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower or any direct or indirect parent of the Borrower permitted by Section 7.06;

(j) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case, constituting indemnification obligations or obligations in respect of purchase price (including earnouts) or other similar adjustments;

(k) Indebtedness consisting of obligations of the Borrower or any of its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions, and Permitted Acquisitions or any other Investment expressly permitted hereunder;

(l) Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof;

(m) Indebtedness in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed the greater of $100,000,000 and 3.75% of Total Assets; provided that the aggregate principal amount of Indebtedness outstanding in reliance on this clause (m) in respect of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party shall not exceed in the aggregate at any time outstanding the greater of $50,000,000 and 1.75% of Total Assets, in each case determined at the time of incurrence;

(n) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(o) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(p) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(q) Indebtedness in respect of the (i) Unsecured Notes Due 2020 (including any guarantees by the Guarantors thereof) and any Permitted Refinancing thereof, (ii) Unsecured Notes Due 2023 (including any guarantees by the Guarantors thereof) and any Permitted Refinancing thereof, (iii) Secured Notes Due 2019 (including any guarantees by the Guarantors thereof) and any Permitted Refinancing thereof, (iv) Secured 7.875% Notes Due 2022 (including any guarantees by the Guarantors thereof) and any Permitted Refinancing thereof and (v) Secured 8.875% Notes Due 2022 (including any guarantees by the Guarantors thereof) and any Permitted Refinancing thereof;

(r) Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(s) Permitted Ratio Debt and any Permitted Refinancing thereof;

(t) Credit Agreement Refinancing Indebtedness;

(u) Indebtedness incurred by a Foreign Subsidiary which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (u) and then outstanding, does not exceed the greater of $50,000,000 and 10.0% of Total Assets (excluding, solely when calculating Total Assets for purposes of this Section 7.3(u), the assets of any Person that is not a Foreign Subsidiary), in each case determined at the time of incurrence;

(v) Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse (except for Standard Securitization Undertakings and Limited Originator Recourse) to the Borrower or any of the Restricted Subsidiaries; and

(w) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (v) above.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including OID) incurred in connection with such refinancing.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.

Section 7.04 Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (other than as part of the Transactions), except that:

(a) any Restricted Subsidiary may merge, amalgamate or consolidate with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that the Borrower shall be the continuing or surviving Person or (ii) one or more other Restricted Subsidiaries; provided that when any Person that is a Loan Party is merging with a Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person;

(b) (i) any Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Loan Party, (ii) any Subsidiary (other than a Borrower) may liquidate or dissolve and (iii) any Subsidiary may change its legal form if, with respect to clauses (ii) and (iii), the Borrower determines in good faith that such action is in the best interest of the Borrower and its Subsidiaries and if not materially disadvantageous to the Lenders (it being understood that in the case of any change in legal form, a Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must be a Guarantor or a Borrower or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 (other than Section 7.02(e)) and 7.03, respectively; and

(d) so long as no Default has occurred and is continuing or would result therefrom, the Borrower may merge or consolidate with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the Laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Company shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guarantee shall apply to the Successor Company’s obligations under the Loan Documents, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, (E) if requested by the Administrative Agent, each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Administrative Agent) confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, and (F) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Borrower under this Agreement; and

(e) so long as no Default has occurred and is continuing or would result therefrom (in the case of a merger involving a Loan Party), any Restricted Subsidiary may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary of the Borrower, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11 to the extent required pursuant to the Collateral and Guarantee Requirement;

(f) the Borrower and the Restricted Subsidiaries may consummate the Merger, related transactions contemplated by the Transaction Agreement (and documents related thereto) and the Transactions; and

(g) so long as no Default has occurred and is continuing or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05.

Section 7.05 Dispositions.

Make any Disposition or enter into any agreement to make any Disposition (other than as part of or in connection with the Transactions), except:

(a) Dispositions of obsolete, worn out, used or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower or any of its Restricted Subsidiaries;

(b) Dispositions of inventory, goods held for sale in the ordinary course of business and immaterial assets (including allowing any registrations or any applications for registration of any intellectual property to lapse or go abandoned in the ordinary course of business) in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to the Borrower or any Restricted Subsidiary; provided that if the transferor of such property is a Loan Party, (i) the transferee thereof must be a Loan Party or (ii) if such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

(e) to the extent constituting Dispositions, transactions permitted by Sections 7.01, 7.02 (other than Section 7.02(e)), 7.04 (other than Section 7.04(g)) and 7.06 (other than 7.06(d));

(f) [Reserved];

(g) Dispositions of Cash Equivalents;

(h) (i) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower or any of its Restricted Subsidiaries and (ii) Dispositions of intellectual property that do not materially interfere with the business of the Borrower or any of its Restricted Subsidiaries so long so as the Borrower or any of its Restricted Subsidiaries receives a license or other ownership rights to use such intellectual property;

(i) transfers of property subject to Casualty Events;

(j) any Disposition of property (including a Disposition of Securitization Assets to a Securitization Subsidiary); provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default has occurred and is continuing), no Default shall have occurred and been continuing or would result from such Disposition and (ii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $25,000,000 the Borrower or any of its Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), (f), (k), (l), (p), (q), (r)(i), (r)(ii), (s) and (dd) (only to the extent the Obligations are secured by such cash and Cash Equivalents)); provided, however, that for the purposes of this clause (j)(ii), the following shall be deemed to be cash: (A) any liabilities (as shown on the Borrower’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition, and (C) aggregate non-cash consideration received by the Borrower or the applicable Restricted Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed the greater of $75,000,000 and 3.0% of Total Assets at any time (net of any non-cash consideration converted into cash and Cash Equivalents); provided, further, the aggregate fair market value (as determined in good faith by the Borrower) of (I) all property Disposed of pursuant to this Section 7.05(j) in the year in which such Disposition occurs shall not exceed 15% of Total Assets as of the last day of the most recently ended year (and if the last day of such most recently ended fiscal year is December 31, 2011, assuming the Borrower and its Restricted Subsidiaries were, as of December 31, 2011, the assets compromising Borrower and its Restricted Subsidiaries (as such assets were in existence on December 31, 2011)) and (II) all property Disposed of pursuant to this Section 7.05(j) since the Original Closing Date shall not exceed the greater of (x) 25% of Total Assets as of June 30, 2012 (assuming the Borrower and its Restricted Subsidiaries were, as of June 30, 2012, the assets compromising Borrower and its Restricted Subsidiaries (as such assets were in existence on June 30, 2012)) and (y) 25% of Total Assets as of the most recently ended year (and if the last day of such most recently ended fiscal year is December 31, 2011, assuming the Borrower and its Restricted Subsidiaries were, as of December 31, 2011, the assets compromising Borrower and its Restricted Subsidiaries (as such assets were in existence on December 31, 2011));

(k) [Reserved];

(l) Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business;

(m) [Reserved];

(n) any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater value or usefulness to the business of the Borrower and its Subsidiaries as a whole, as determined in good faith by the management of the Borrower;

(o) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(p) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q) the unwinding of any Swap Contract;

(r) the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial IP Rights; and

(s) [Reserved];

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(e), (i), (o), (p) and (q) and except for Dispositions from a Loan Party to any other Loan Party) shall be for no less than the fair market value of such property at the time of such Disposition as determined by the Borrower in good faith. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Section 7.06 Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to the Borrower, and other Restricted Subsidiaries of the Borrower (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) the Borrower and each Restricted Subsidiary may declare and make dividend payments or other Restricted Payments payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

(c) Restricted Payments made (i) on the Original Closing Date to consummate the Transactions, (ii) in respect of working capital adjustments or purchase price adjustments pursuant to the Transaction Agreement, (iii) in order to satisfy indemnity and other similar obligations under the Transaction Agreement and (iv) to holders of Equity Interests of the Borrower (immediately prior to giving effect to the Transactions) in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, in each case, with respect to the Transactions;

(d) to the extent constituting Restricted Payments, the Borrower (or any direct or indirect parent thereof) and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02 (other than 7.02(e) and (m)), 7.04 or 7.08 (other than Section 7.08(f) or 7.08(l));

(e) repurchases of Equity Interests in the Borrower or any Restricted Subsidiary of the Borrower deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(f) the Borrower and each Restricted Subsidiary may (i) pay (or make Restricted Payments to allow Holdings or any other direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of such Restricted Subsidiary (or of the Borrower or any other such direct or indirect parent thereof) held by any future, present or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) of such Restricted Subsidiary (or the Borrower or any other direct or indirect parent thereof)

or any of its Subsidiaries or (ii) make Restricted Payments in the form of distributions to allow Holdings or any direct or indirect parent of Holdings to pay principal or interest on promissory notes that were issued to any future, present or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) of such Restricted Subsidiary (or the Borrower or any other direct or indirect parent thereof) in lieu of cash payments for the repurchase, retirement or other acquisition or retirement for value of such Equity Interests held by such Persons, in each case, upon the death, disability, retirement or termination of employment of any such Person or pursuant to any employee, manager or director equity plan, employee, manager or director stock option plan or any other employee, manager or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, officer or consultant of such Restricted Subsidiary (or the Borrower or any other direct or indirect parent thereof) or any of its Restricted Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this clause (f) together with the aggregate amount of loans and advances to Holdings made pursuant to Section 7.02(m) in lieu of Restricted Payments permitted by this clause (f) shall not exceed $15,000,000 in any calendar year (which shall increase to $25,000,000 subsequent to the consummation of a Qualified IPO) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $30,000,000 in any calendar year (which shall increase to $50,000,000 subsequent to the consummation of a Qualified IPO)); provided further that such amount in any calendar year may further be increased by an amount not to exceed:

(A) the cash proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of the Borrower and, to the extent contributed to the Borrower, the cash proceeds from the sale of Equity Interests of any of the Borrower’s direct or indirect parent companies, in each case to any future, present or former employees, directors, officers, members of management, or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Original Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise increased the Cumulative Credit;

(B) the Net Proceeds of key man life insurance policies received by the Borrower or its Restricted Subsidiaries less the amount of Restricted Payments previously made with the cash proceeds of such key man life insurance policies;

and provided further that cancellation of Indebtedness owing to the Borrower from members of management of the Borrower, any of the Borrower’s direct or indirect parent companies or any of the Borrower’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of any of the Borrower’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;

(g) the Borrower may make Restricted Payments in an aggregate amount not to exceed, when combined with prepayment of Indebtedness pursuant to Section 7.13(a)(iv), (x) the greater of $80,000,000 and 3.00% of Total Assets, in each case, determined at the time such Restricted Payments are made plus (y) if (A) the Total Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 5.70 to 1.00 and (B) the Secured Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 4.00 to 1.00, the Cumulative Credit at such time; provided, that with respect to any Restricted Payment made pursuant to clause (y) above, no Default has occurred and is continuing or would result therefrom plus (z) if the Total Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 4.00 to 1.00, $80,000,000, in each case, determined at the time the applicable Restricted Payment is made;

(h) the Borrower may make Restricted Payments to any direct or indirect parent of the Borrower:

(i) to pay its operating costs and expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of the Borrower and its Restricted Subsidiaries, Transaction Expenses and any reasonable and customary indemnification claims made by directors or officers of such parent attributable to the ownership or operations of the Borrower and its Restricted Subsidiaries;

(ii) the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) franchise taxes and other fees, taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence;

(iii) for any taxable period in which the Borrower and/or any of its Subsidiaries is a member of a consolidated, combined or similar income tax group of which a direct or indirect parent of the Borrower is the common parent (a “Tax Group”), to pay federal, foreign, state and local income taxes of such Tax Group that are attributable to the taxable income of the Borrower and/or its Subsidiaries; provided that, for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount that the Borrower and its Subsidiaries would have been required to pay as a stand-alone Tax Group; provided further that the permitted payment pursuant to this clause (iii) with respect to any Taxes of any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid with respect to such period by such Unrestricted Subsidiary to the Borrower or its Restricted Subsidiaries for the purposes of paying such consolidated, combined or similar income Taxes;

(iv) to finance any Investment that would be permitted to be made pursuant to Section 7.02 and Section 7.08 if such parent were subject to such sections; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or the Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or its Restricted Subsidiaries in order to consummate such Permitted Acquisition or Investment, in each case, in accordance with the requirements of Section 6.11;

(v) the proceeds of which (A) shall be used to pay customary salary, bonus and other benefits payable to officers and employees of Holdings or any direct or indirect parent company of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries or (B) shall be used to make payments permitted under Sections 7.08 (e), (i), (k) and (p) (but only to the extent such payments have not been and are not expected to be made by the Borrower or a Restricted Subsidiary); and

(vi) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering by Holdings (or any direct or indirect parent thereof) that is directly attributable to the operations of the Borrower and its Restricted Subsidiaries;

(i) payments made or expected to be made by Holdings, the Borrower or any of the Restricted Subsidiaries in respect of withholding or similar Taxes payable by or with respect to any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options;

(j) after a Qualified IPO, (i) any Restricted Payment by the Borrower or any other direct or indirect parent of the Borrower to pay listing fees and other costs and expenses attributable to being a publicly traded company which are reasonable and customary and (ii) additional Restricted Payments in an aggregate amount per annum not to exceed an amount equal to 6% the net proceeds received by (or contributed to) the Borrower and its Restricted Subsidiaries from such Qualified IPO;

(k) Holdings, the Borrower or any of the Restricted Subsidiaries may pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition;

(l) Restricted Payments in the amount of any Excluded Contribution; and

(m) one or more Restricted Payments that are made with the net cash proceeds of the 2GIG Disposition; provided that the Total Leverage Ratio on a Pro Forma Basis shall be no more than 5.00 to 1.00 at the time of each such Restricted Payment.

Section 7.07 Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Restricted Subsidiaries on the Original Closing Date or any business reasonably related, complementary, synergistic or ancillary thereto (including related, complementary, synergistic or ancillary technologies) or reasonable extensions thereof.

Section 7.08 Transactions with Affiliates.

Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than:

(a) transactions among the Borrower and its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction,

(b) on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate,

(c) the Transactions and the payment of fees and expenses (including Transaction Expenses) as part of or in connection with the Transactions,

(d) the issuance of Equity Interests to any officer, director, employee or consultant of the Borrower or any of its Restricted Subsidiaries in connection with the Transactions,

(e) the payment of management, monitoring, consulting, advisory and other fees (including transaction and termination fees), indemnities and expenses pursuant to the Sponsor Management Agreement,

(f) Restricted Payments permitted under Section 7.06,

(g) transactions by the Borrower and its Restricted Subsidiaries permitted under an express provision (including any exceptions thereto) of this Article VII,

(h) employment and severance arrangements between the Borrower and its Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business,

(i) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of the Borrower and its Restricted Subsidiaries (or any direct or indirect parent of the Borrower) in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries,

(j) transactions pursuant to agreements, instruments or arrangements in existence on the Original Closing Date and set forth in Schedule 7.08(j) hereto or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect,

(k) customary payments by the Borrower and any of its Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of the Borrower, in good faith,

(l) payments by the Borrower or any of its Subsidiaries pursuant to any tax sharing agreements with any direct or indirect parent of the Borrower to the extent attributable to the ownership or operation of the Borrower and the Subsidiaries, but only to the extent permitted by Section 7.06(h)(iii),

(m) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of Holdings to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees, distributes or Affiliate of any of the foregoing) of the Borrower, any of its Subsidiaries or any direct or indirect parent thereof,

(n) transactions with customers, clients, joint venture partners, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower and the Restricted Subsidiaries, in the reasonable determination of the board of directors or the senior management of the Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party,

(o) any payments required to be made pursuant to the Transaction Agreement,

(p) the payment of reasonable out-of-pocket costs and expenses and indemnities pursuant to the stockholders agreement or the registration and participation rights agreement entered into on the Original Closing Date in connection therewith,

(q) transactions in which the Borrower or any of the Restricted Subsidiaries, as the case may be, deliver to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (b) of this Section 7.08,

(r) payments to or from, and transactions with, joint ventures (to the extent any such joint venture is only an Affiliate as a result of Investments by Holdings and the Restricted Subsidiaries in such joint venture) in the ordinary course of business to the extent otherwise permitted under Section 7.02, and

(s) any Disposition of Securitization Assets or related assets, Investment permitted pursuant to Section 7.02(t) or Standard Securitization Undertakings, in each case in connection with any Qualified Securitization Financing.

Section 7.09 Burdensome Agreements.

Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of:

(a) any Restricted Subsidiary of the Borrower that is not a Guarantor to make Restricted Payments to the Borrower or any Guarantor or

(b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which

(i) (x) exist on the Original Closing Date and (to the extent not otherwise permitted by this Section 7.09) are listed in Schedule 7.09(b) hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation,

(ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower; provided, further, that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.14,

(iii) represent Indebtedness of a Restricted Subsidiary of the Borrower which is not a Loan Party which is permitted by Section 7.03 and which does not apply to any Loan Party,

(iv) are customary restrictions that arise in connection with (x) any Lien permitted by Sections 7.01(a), (k), (l), (p), (q), (r)(i), (r)(ii), (s) and (ee) and relate to the property subject to such Lien or (y) arise in connection with any Disposition permitted by Section 7.04 or 7.05 and relate solely to the assets or Person subject to such Disposition,

(v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business,

(vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to (i) the property financed by such Indebtedness and the proceeds and products thereof or (ii) the property secured by such Indebtedness and the proceeds and products thereof so long as the agreements governing such Indebtedness permit the Liens securing the Obligations,

(vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the property interest, rights or the assets subject thereto,

(viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e), (g), (n)(a), and (u) and to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of Section 7.03(g), to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness,

(ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary,

(x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business,

(xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business,

(xii) arise in connection with cash or other deposits permitted under Sections 7.01 and 7.02 and limited to such cash or deposit, and

(xiii) comprise restrictions imposed by any agreement governing Indebtedness entered into on or after the Original Closing Date and permitted under Section 7.03 (including, without limitation, the (A) Unsecured Notes Due 2020 and any Permitted Refinancing thereof, (B) Unsecured Notes Due 2023 and any Permitted Refinancing thereof, (C) Secured Notes Due 2019 and any Permitted Refinancing thereof, (D) Secured 7.875% Notes Due 2022 and any Permitted Refinancing thereof and (E) Secured 8.875% Notes Due 2022 and any Permitted Refinancing thereof) that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Restricted Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder.

Section 7.10 Use of Proceeds.

Use the proceeds of any Borrowing, whether directly or indirectly (a) on the Original Closing Date, in a manner inconsistent with the uses set forth in the preliminary statements to this Agreement or (b) after the Original Closing Date, use the proceeds for any purpose other than to pay costs and expenses related to the Transactions and for general corporate purposes and working capital needs.

Section 7.11 Financial Covenant.

Consolidated First Lien Net Leverage Ratio. Permit the Consolidated First Lien Net Leverage Ratio as of the last day of any Test Period to be greater than 5.35 to 1.00.

Section 7.12 Accounting Changes.

Make any change in its fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 7.13 Prepayments, Etc. of Subordinated Indebtedness.

(a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest and mandatory prepayments shall be permitted) any subordinated Indebtedness incurred under Section 7.03, or any other Indebtedness for borrowed money of a Loan Party that is subordinated to the Obligations expressly by its terms (other than Indebtedness among the Borrower and its Restricted Subsidiaries) (collectively, “Junior Financing”), except (i) the refinancing thereof with any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if such Indebtedness was originally incurred under Section 7.03(g), is permitted pursuant to Section 7.03(g)), to the extent not required to prepay any Loans pursuant to Section 2.05(b), (ii) the conversion or exchange of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parents, (iii) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary and (iv) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed, when combined with the amount of Restricted Payments pursuant to Section 7.06(g), (x) the greater of $65,000,000 and 2.75% of Total Assets, in each case, determined at the time such actions are taken plus (y) if (A) the Total Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 5.70 to 1.00 and (B) the Secured Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 4.00 to 1.00, the Cumulative Credit at such time.

(b) Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing Documentation in respect of any Junior Financing having an aggregate outstanding principal amount in excess of the Threshold Amount without the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed).

Section 7.14 Permitted Activities.

With respect to Holdings, engage in any material operating or business activities; provided that the following and any activities incidental thereto shall be permitted in any event: (i) its ownership of the Equity Interests of the Borrower and activities incidental thereto, including payment of dividends and other amounts in respect of its Equity Interests, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Loan Documents and any other Indebtedness, (iv) any public offering of its common stock or any other issuance or sale of its Equity Interests, (v) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of the Borrower and guaranteeing the obligations of the Borrower, (vi) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower, (vii) holding any cash or property (but not operate any property), (viii) providing indemnification to officers and directors and (ix) any activities incidental to the foregoing. Holdings shall not incur any Liens on Equity Interests of the Borrower other than those for the benefit of the Obligations and Holdings shall not own any Equity Interests other than those of the Borrower.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

Section 8.01 Events of Default.

Any of the following from and after the Original Closing Date shall constitute an event of default (an “Event of Default”):

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. The Borrower, any Restricted Subsidiary or, in the case of Section 7.14, Holdings, fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) or 6.05(a) (solely with respect to the Borrower) or Article VII; provided that a Default as a result of a breach of Section 7.11 (a “Financial Covenant Event of Default”) is subject to cure pursuant to Section 8.04; provided, further, that a Financial Covenant Event of Default shall not constitute an Event of Default with respect to any Incremental Term Loans or Other Term Loans unless and until the Revolving Credit Lenders have declared all amounts outstanding under the Revolving Credit Facilities to be immediately due and payable and all outstanding Revolving Credit Commitments to be immediately terminated, in each case in accordance with this Agreement and such declaration has not been rescinded on or before such date (the “Term Loan Standstill Period”); or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof from the Administrative Agent; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and not as a result of any default thereunder by any Loan Party), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder; provided, further, that such failure is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Section 8.02; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Attachment. Any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Borrower and the Restricted Subsidiaries, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(j) Change of Control. There occurs any Change of Control; or

(k) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01, 6.11 or 6.13 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, (i) except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and (ii) except as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or

(l) ERISA. (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of a Loan Party or a Restricted Subsidiary in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) a Loan Party, any Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect.

Section 8.02 Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions (or, to the extent such Event of Default solely comprises a Financial Covenant Event of Default, prior to the expiration of the Term Loan Standstill Period, at the request of the Required Revolving Credit Lenders under the Revolving Credit Facilities only, and in such case only with respect to the Revolving Credit Commitments, Swing Line Loans, and any Letters of Credit):

(i) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(iii) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(iv) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States or any Debtor Relief Laws, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender; provided further that in the event of an Event of Default that solely comprises a Financial Covenant Event of Default, if the Borrower shall have delivered a Notice of Intent to Cure prior to the Cure Expiration Date, none of the actions in Section 8.02 may be taken as a result of such Event of Default until the Cure Expiration Date (but it being understood that unless a Cure Amount in an amount sufficient to cure such Event of Default has been provided in accordance with Section 8.04, such actions under this Section 8.02 may then be taken on and following the Cure Expiration Date and that, notwithstanding anything contained herein, for the avoidance of doubt and not in limitation of any other provision hereof, none of any Revolving Credit Lender, Swing Line Lender or L/C Issuer shall be required to make any Credit Extension while a Financial Covenant Event of Default is continuing even if a Notice of Intent to Cure has been delivered).

Section 8.03 Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, and any fees, premiums and scheduled periodic payments due under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit), and any breakage, termination or other payments under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower as applicable. Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

Section 8.04 Borrower’s Right to Cure.

Notwithstanding anything to the contrary contained in Section 8.01 or Section 8.02:

(a) For the purpose of determining whether an Event of Default under Section 7.11 has occurred, the Borrower may on one or more occasions designate any portion of the net cash proceeds from a sale or issuance of Qualified Equity Interests of the Borrower or any contribution to the common capital of the Borrower (the “Cure Amount”) as an increase to Consolidated EBITDA for the applicable fiscal quarter; provided that such amounts to be designated (i) are actually received by the Borrower after the first day of such applicable fiscal quarter and on or prior to the tenth (10th) Business Day after the date on which financial statements are required to be delivered with respect to such applicable fiscal quarter (the “Cure Expiration Date”), (ii) do not exceed the aggregate amount necessary to cure any Event of Default under Section 7.11 as of such date and (iii) Borrower shall have provided notice (the “Notice of Intent to Cure”) to the Administrative Agent on the date such amounts are designated as a “Cure Amount” (it being understood that to the extent such notice is provided in advance of delivery of a Compliance Certificate for the applicable period, the amount of such net cash proceeds that is designated as the Cure Amount may be lower than specified in such notice to the extent that the amount necessary to cure any Event of Default under Section 7.11 is less than the full amount of such originally designated amount). The Cure Amount used to calculate Consolidated EBITDA for one fiscal quarter shall be used and included when calculating Consolidated EBITDA for each Test Period that includes such fiscal quarter.

(b) The parties hereby acknowledge that this Section 8.04 may not be relied on for purposes of calculating any financial ratios other than for determining actual compliance with Section 7.11 (and not Pro Forma Compliance with Section 7.11 that is required by any other provision of this Agreement) and shall not result in any adjustment to any baskets or other amounts (including the amount of Indebtedness and shall not be included for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article VII) other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence (provided that with respect to the amount of Indebtedness, such amounts shall only deemed to not be so adjusted for the fiscal quarter in which such Cure Amount is made).

(c) In furtherance of clause (a) above, (A) upon actual receipt and designation of the Cure Amount by the Borrower, the covenant under Section 7.11 shall be deemed satisfied and complied with as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply with the covenant under such Section 7.11 and any Event of Default under Section 7.11 shall be deemed not to have occurred for purposes of the Loan Documents, and (B) upon receipt by the Administrative Agent of a Notice of Intent to Cure prior the Cure Expiration Date, neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 8.02 (or under any other Loan Document) on the basis of any actual or purported Event of Default under Section 7.11 until and unless the Cure Expiration Date has occurred without the Cure Amount having been received and designated.

(d) (i) In each period of four consecutive fiscal quarters, there shall be at least two (2) fiscal quarters in which no cure right set forth in this Section 8.04 is exercised and (ii) there shall be no pro forma reduction in Indebtedness with the Cure Amount for determining compliance with Section 7.11 for the fiscal quarter with respect to which such Cure Amount was made.

(e) There can be no more than five (5) fiscal quarters in which the cure rights set forth in this Section 8.04 are exercised during the term of the Facilities.

ARTICLE IX.

ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01 Appointment and Authority.

(a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Loan Party have rights as a third party beneficiary of any of such provisions.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including the second paragraph of Section 10.05), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.

Section 9.02 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

(e) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.06 Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. If the Administrative Agent is a Defaulting Lender, the Borrower may remove such Defaulting Lender from such role upon fifteen (15) days’ notice to the Lenders. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower at all times other than upon the occurrence and during the continuation of an Event of Default under Section 8.01(f) (which consent of the Borrower shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

Section 9.07 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08 No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the Administrative Agent, Bookrunners, Arrangers, Syndication Agents or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

Section 9.09 Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04 and 10.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04 and 10.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

Section 9.10 Collateral and Guaranty Matters.

Each of the Lenders (including in its capacities as a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent:

(a) to automatically release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Treasury Services Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) at the time the property subject to such Lien is Disposed or to be Disposed (other than to another Company Party) as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b) to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(u) to the extent required by the holder of, or pursuant to the terms of any agreement governing, the obligations secured by such Liens; and

(c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Junior Financing.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

Section 9.11 Secured Treasury Services Agreements and Secured Hedge Agreements.

Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Treasury Services Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank.

The Lenders hereby authorize the Administrative Agent to enter into the Closing Date Intercreditor Agreement, any Junior Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement and any such intercreditor agreement is binding upon the Lenders.

Section 9.12 Withholding Tax Indemnity.

To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall, within 10 days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower pursuant to Section 3.01 and Section 3.04 and without limiting or expanding the obligation of the Borrower to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.12. The agreements in this Section 9.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.

Section 9.13 ERISA Representation.

Each Lender as of the Third Amendment and Restatement Effective Date represents and warrants as of the Third Amendment and Restatement Effective Date to the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, for the benefit of the Borrower or any other Loan Party, that such Lender is not and will not be (1) an employee benefit plan subject to ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

ARTICLE X.

MISCELLANEOUS

Section 10.01 Amendments, Etc.

Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders, or by the Administrative Agent with the consent of the Required Lenders, and such Loan Party and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that any amendment or waiver contemplated in clauses (g) or (h) below, shall only require the consent of such Loan Party and the Required Revolving Credit Lenders or the Required Facility Lenders under the applicable Facility, as applicable; provided further that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender holding such Commitment including without limitation by an amendment, waiver or consent to any of the provisions relating to the Springing Maturity Condition (it being understood that a waiver of any condition precedent or of any Default, mandatory prepayment or mandatory reduction of any Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal or interest under Section 2.07 or 2.08 (other than pursuant to Section 2.08(b)) or postpone any date for the payment of fees hereunder without the written consent of each Lender directly affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest and it further being understood that any change to the definition of “Total Leverage Ratio”, “Consolidated First Lien Net Leverage Ratio,” “Fixed Charge Coverage Ratio” or “Secured Leverage Ratio” or, in each case, in the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest;

(c) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (or extend the timing of payments of such fees or other amounts) without the written consent of each Lender directly affected thereby, it being understood that any change to the definition of “Total Leverage Ratio”, “Consolidated First Lien Net Leverage Ratio,” “Fixed Charge Coverage Ratio” or “Secured Leverage Ratio” or, in each case, in the component definitions thereof shall not constitute a reduction in any rate of interest; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Series A Default Rate,” “Series B Default Rate,” “Series C Default Rate,” or “Series D Default Rate” or to waive any obligation of the Borrower to pay interest at the Series A Default Rate, the Series B Default Rate, the Series C Default Rate and the Series D Default Rate;

(d) change any provision of this Section 10.01 or the definition of “Required Revolving Credit Lenders,” “Required Lenders,” “Required Facility Lenders,” “Required Class Lenders” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents, without the written consent of each Lender directly affected thereby; provided that such definitions may be amended pursuant to an Incremental Amendment with respect to Incremental Term Loans in order to restrict affiliated lenders and other persons from being included in such definitions;

(e) other than in connection with a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(f) other than in connection with a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender;

(g) (1) waive any condition set forth in Section 4.02 as to any Credit Extension under one or more Revolving Credit Facilities or (2) amend, waive or otherwise modify any term or provision which directly affects Lenders under one or more Revolving Credit Facilities or any New Revolving Credit Commitments and does not directly affect Lenders under any other Facility (including any waiver, amendment or modification of Section 7.11 or the definition of “Consolidated First Lien Net Leverage Ratio” or the component definitions thereof (but such amendment, waiver or modification shall in each case only be effective to the extent used to test Section 7.11 for at the end of each quarter or to determine the permissibility of a Credit Extension, but not for testing on a Pro Forma Basis to determine the permissibility of any other transaction hereunder)), in each case, without the written consent of the Required Facility Lenders under such applicable Revolving Credit Facility or Facilities or the “Required Lenders” under such New Revolving Credit Commitments (and in the case of multiple Facilities which are affected, such Required Facility Lenders shall consent together as one Facility); provided, however, that the waivers described in this clause (g) shall not require the consent of any Lenders other than the Required Facility Lenders under such Facility or Facilities; or

(h) amend, waive or otherwise modify any term or provision (including the availability and conditions to funding under Section 2.14 with respect to Incremental Term Loans and Incremental Revolving Credit Commitments and the rate of interest applicable thereto) which directly affects Lenders of one or more Incremental Term Loans or Incremental Revolving Credit Commitments and does not directly affect Lenders under any other Facility, in each case, without the written consent of the Required Facility Lenders under such applicable Incremental Term Loans or Incremental Revolving Credit Commitments (and in the case of multiple Facilities which are affected, such Required Facility Lenders shall consent together as one Facility); provided, however, that the waivers described in this clause (h) shall not require the consent of any Lenders other than the Required Facility Lenders under such applicable Incremental Term Loans or Incremental Revolving Credit Commitments;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by a Swing Line Lender in addition to the Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; provided, however, that this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans with only the written consent of the Administrative Agent, the applicable Swing Line Lenders and the Borrower so long as the obligations of the Revolving Credit Lenders and, if applicable, the other Swing Line Lenders are not affected thereby; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the

Administrative Agent under this Agreement or any other Loan Document; and (iv) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms materially and adversely affects any Defaulting Lender to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the foregoing, no Lender consent is required to effect any amendment or supplement to the Closing Date Intercreditor Agreement, any Junior Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of Permitted First Priority Refinancing Debt, or Permitted Second Priority Refinancing Debt, as expressly contemplated by the terms of the Closing Date Intercreditor Agreement, such Junior Lien Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Credit Loans, Swing Line Loans and L/C Obligations and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

Notwithstanding anything to the contrary contained in this Section 10.01, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower and the Administrative Agent may enter into any Incremental Amendment in accordance with Section 2.14, Refinancing Amendment in accordance with Section 2.15 and Extension Amendment in accordance with Section 2.16 and such Incremental Amendments, Refinancing Amendments and Extension Amendments shall be effective to amend the terms of this Agreement to the extent permitted to be amended by such Sections without complying with this Section 10.01 and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document.

Section 10.02 Notices and Other Communications; Facsimile Copies.

(a) Notices; Effectiveness; Electronic Communications.

(A) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (B) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 hereto; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (B) below shall be effective as provided in such subsection (B).

(B) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(b) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR

STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Loan Parties, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(c) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(d) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03 No Waiver; Cumulative Remedies.

No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 10.04 Attorney Costs and Expenses.

The Borrower agrees (a) if the Original Closing Date occurs, to pay or reimburse the Administrative Agent, the Syndication Agents, the Arrangers and the Bookrunners for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, which shall be limited to Cahill Gordon & Reindel LLP and one local counsel as reasonably necessary in each relevant jurisdiction material to the interests of the Lenders taken as a whole and (b) from and after the Original Closing Date, to pay or reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all respective Attorney Costs, which shall be limited to Attorney Costs of one counsel to the Administrative Agent and the Lenders taken as a whole and one local counsel as reasonably necessary in any relevant jurisdiction material to the interests of the Lenders taken as a whole). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within thirty (30) days following receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail; provided that, with respect to the Original Closing Date, all amounts due under this Section 10.04 shall be paid on the Original Closing Date solely to the extent invoiced to the Borrower within three (3) Business Days of the Original Closing Date. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its discretion. For the avoidance of doubt, this Section 10.04 shall not apply to Taxes, except any Taxes that represent costs and expenses arising from any non-Tax claim.

Section 10.05 Indemnification by the Borrower.

The Borrower shall indemnify and hold harmless each Agent, Agent-Related Person, Lender, Arranger and Bookrunner and their Affiliates, and their respective officers, directors, employees, partners, agents, advisors and other representatives of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs but limited in the case of legal fees and expenses to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interests of the Lenders, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected Indemnitees) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, or (c) any actual or alleged presence or Release of Hazardous Materials at, on, under or from any property or facility currently or formerly owned, leased or operated by the Loan Parties or any Subsidiary, or any Environmental Liability of the Loan Parties or any Subsidiary, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (a “Proceeding”) and regardless of whether any Indemnitee is a party thereto or whether or not such Proceeding is brought by the Borrower or any other person and, in each case, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee (all of the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its Affiliates or their respective directors, officers, employees, partners, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) a material breach of any obligations under any Loan Document by such Indemnitee or of any of its Affiliates or their respective directors, officers, employees, partners, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under any Facility and other than any claims arising out of any act or omission of Holdings, the Borrower, the Sponsor or any of their Affiliates. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks, Debtdomain or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee, Loan Party or any Subsidiary have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Original Closing Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out of pocket expenses); it being agreed that this sentence shall not limit the indemnification or reimbursement obligations of Holdings or any Subsidiary. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 10.05 shall be paid within thirty (30) days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under this Section 10.05 or Section 10.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this paragraph are subject to the provisions of Section 2.12(e).

Section 10.06 Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (except as permitted by Section 7.04) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”), (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void); provided, however, that notwithstanding the foregoing, no Lender may assign or transfer by participation (with respect to participations, only in the case of clauses (i), (ii) and (iii) below) any of its rights or obligations hereunder (i) to any Person that is a Defaulting Lender, (ii) to a natural Person, (iii) to Holdings, the Borrower or any of their respective Subsidiaries and, solely with respect to Revolving Credit Loans and Revolving Credit Commitments, Affiliates of Holdings, the Borrower or any of their respective Subsidiaries, (iv) with respect to Series A Revolving Credit Loans or Series A Revolving Credit Commitments to a Series B Revolving Credit Lender or (v) with respect to Series B Revolving Credit Loans or Series B Revolving Credit Commitments to a Series A Revolving Credit Lender. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (1) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for (i) an assignment related to Revolving Credit Commitments or Revolving Credit Exposure to a Revolving Credit Lender or (ii) if an Event of Default under Section 8.01(a) or, solely with respect to the Borrower, Section 8.01(f) has occurred and is continuing, any Assignee;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment from an Agent to its Affiliates; and

(C) the Swing Line Lenders and the L/C Issuer.

Notwithstanding the foregoing or anything to the contrary set forth herein, to the extent any Lender is required to assign any portion of its Commitments, Loans and other rights, duties and obligations hereunder in order to comply with applicable Laws, such assignment may be made by such Lender without the consent of the Borrower, the Administrative Agent, any Swing Line Lender, the L/C Issuer or any other party hereto so long as such Lender complies with the requirements of Section 10.07(b)(ii).

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than an amount of $5,000,000 and shall be in increments of an amount of $5,000,000, in excess thereof unless each of the Borrower and the Administrative Agent otherwise consents; provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds; and

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis among such Facilities.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, (1) the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (2) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption and each notice of cancellation of any Loans delivered by the Borrower and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and the amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice. This

Section 10.07(d) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).

(e) Any Lender may at any time, sell participations to any Person (other than a natural person or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a) through (f) of the first proviso to Section 10.01 that requires the affirmative vote of such Lender. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The portion of any Participant Register relating to any Participant or SPC requesting payment from a Borrower or seeking to exercise its rights under Section 10.09 shall be available for inspection by the Borrower upon reasonable request to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(f) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless such entitlement to a greater payment results from a change in any Law after the sale of the participation takes place.

(g) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such section), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement except, in the case of Section 3.01, to the extent that the grant to the SPC was made with the prior written consent of the Borrower (not to be unreasonably withheld or delayed; for the avoidance of doubt, the Borrower shall have reasonable basis for withholding consent if an exercise by SPC immediately after the grant would result in materially increased indemnification obligation to a Borrower at such time), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i) Notwithstanding anything to the contrary contained herein, without the consent of the Borrower or the Administrative Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j) Notwithstanding anything to the contrary contained herein, any L/C Issuer or Swing Line Lender may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an L/C Issuer or Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or Swing Line Lender shall have identified a successor L/C Issuer or Swing Line Lender reasonably acceptable to the Borrower willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of an L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the Swing Line Lender, as the case may be, except as expressly provided above. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the

Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans, Eurocurrency Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

Section 10.08 Confidentiality.

Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ managers, auditors, administrators, directors, officers, employees, trustees, partners, investors, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates), provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions at least as restrictive as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(g), direct or indirect contractual counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 or becomes available to the Administrative Agent, any Arranger, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Loan Party or any Sponsor or their respective related parties (so long as such source is not known to the Administrative Agent, such Arranger, such Lender, the L/C Issuer or any of their respective Affiliates to be bound by confidentiality obligations to any Loan Party); (h) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender); or (i) in connection with the exercise of any remedies hereunder, under any other Loan Document or the enforcement of its rights hereunder or thereunder. For the purposes of this Section 10.08, “Information” means all information received from the Loan Parties relating to any Loan Party, its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, relating to Holdings, the Borrower or any of its Subsidiaries or its business, other than any such information that is publicly available to any Agent, any L/C Issuer or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that all information received after the Original Closing Date from Holdings, the Borrower or any of its Subsidiaries shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

Section 10.09 Setoff.

In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Administrative Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Administrative Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the Administrative Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have at Law. No amounts set off from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

Section 10.10 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11 Counterparts.

This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

Section 10.12 Integration; Termination.

This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 10.14 Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions; provided, that, the Lenders shall charge no fee in connection with any such amendment. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.15 GOVERNING LAW.

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE

EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.16 WAIVER OF RIGHT TO TRIAL BY JURY.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.17 Binding Effect.

This Agreement shall become effective when it shall have been executed by the Loan Parties and the Administrative Agent shall have been notified by each Lender, the Swing Line Lenders and L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

Section 10.18 USA Patriot Act.

Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information regarding such Loan Party that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act and is effective as to the Lenders and the Administrative Agent.

Section 10.19 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the other Arrangers are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the other Arrangers and the Lenders, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each other Arranger and each Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for each Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, any other Arranger nor any Lender has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the other Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any other Arranger nor any Lender has any obligation to disclose any of such interests to the Loan Parties or any of their respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the other Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.20 Electronic Execution of Assignments and Certain Other Documents.

The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 10.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender, L/C Issuer or Swing Line Lender that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender, L/C Issuer or Swing Line Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender, L/C Issuer or Swing Line Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(A) a reduction in full or in part or cancellation of any such liability;

(B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

ARTICLE XI.

GUARANTEE

Section 11.01 The Guarantee.

Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower (other than such Guarantor), and all other Obligations (other than with respect to any Guarantor, Excluded Swap Obligations of such Guarantor) from time to time owing to the Secured Parties by any Loan Party under any Loan Document or any Secured Hedge Agreement or any Treasury Services Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Borrower under any Debtor Relief Laws.

Section 11.02 Obligations Unconditional.

The obligations of the Guarantors under Section 11.01 shall constitute a guaranty of payment (and not collection) and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or except as permitted pursuant to Section 11.09, any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien or security interest granted to, or in favor of, an L/C Issuer or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v) the release of any other Guarantor pursuant to Section 11.09.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 11.03 Reinstatement.

The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 11.04 Subrogation; Subordination.

Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party to any Person that is not a Loan Party permitted pursuant to Section 7.03(b)(ii) or 7.03(d) shall be subordinated to such Loan Party’s Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

Section 11.05 Remedies.

The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

Section 11.06 Instrument for the Payment of Money.

Each Guarantor hereby acknowledges that the guarantee in this Article XI constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 11.07 Continuing Guarantee.

The guarantee in this Article XI is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 11.08 General Limitation on Guarantee Obligations.

In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 11.09 Release of Guarantors.

If, in compliance with the terms and provisions of the Loan Documents, (i) all or substantially all of the Equity Interests or property of any Subsidiary Guarantor are sold or otherwise transferred to a Person or Persons none of which is a Loan Party or (ii) any Subsidiary Guarantor becomes an Excluded Subsidiary (any such Subsidiary Guarantor, and any Subsidiary Guarantor referred to in clause (i), a “Transferred Guarantor”), such Transferred Guarantor shall, upon the consummation of such sale or transfer or other transaction, be automatically released from its obligations under this Agreement (including under Section 10.05 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and, in the case of a sale of all or substantially all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Administrative Agent pursuant to the Collateral Documents shall be automatically released, and, so long as the Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request, the Administrative Agent shall take such actions as are necessary to effect each release described in this Section 11.09 in accordance with the relevant provisions of the Collateral Documents.

When all Commitments hereunder have terminated, and all Loans or other Obligation hereunder which are accrued and payable have been paid or satisfied, and no Letter of Credit remains outstanding (except any Letter of Credit the Outstanding Amount of which the Obligations related thereto has been Cash Collateralized or for which a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer has been put in place), this Agreement and the Guarantees made herein shall terminate with respect to all Obligations, except with respect to Obligations that expressly survive such repayment pursuant to the terms of this Agreement.

Section 11.10 Right of Contribution.

Each Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04. The provisions of this Section 11.10 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

Section 11.11 Keepwell.

Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Guarantor as may be needed by such Specified Guarantor from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of any Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.11 for up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article XI voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 11.11 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full and all Commitments have been terminated. Each Qualified ECP Guarantor intends that this Section 11.11 constitute, and this Section 11.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Guarantor in accordance with § 1a(18)(A)(v)(II) of the Commodity Exchange Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

APX GROUP, INC.

By:	/s/ Dale R. Gerard
	Name:	Dale R. Gerard
	Title:	Senior Vice President of Finance & Treasurer

APX GROUP HOLDINGS, INC.

By:	/s/ Dale R. Gerard
	Name:	Dale R. Gerard
	Title:	Senior Vice President of Finance & Treasurer

313 AVIATION, LLC

AP AL LLC

FARMINGTON IP LLC

IPR LLC

SMART HOME PROS, INC.

SMARTROVE INC.

SPACE MONKEY LLC

VIVINT FIREWILD, LLC

VIVINT GROUP, INC.

VIVINT, INC.

VIVINT LOUISIANA LLC

VIVINT PURCHASING, LLC

VIVINT WIRELESS, INC.

By:	/s/ Dale R. Gerard
	Name:	Dale R. Gerard
	Title:	Senior Vice President of Finance & Treasurer

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Don B. Pinzon
	Name:	Don B. Pinzon
	Title:	Vice President

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as L/C Issuer, Swing Line Lender, and as a Series A Revolving Credit Lender, hereby consents to the amendments set forth in this Agreement on the Third Amendment and Restatement Effective Date

By:	/s/ Sujay Maiya
	Name:	Sujay Maiya
	Title:	Vice President

[Signature Page to Credit Agreement]

CITIBANK, NA, as a Series A Revolving Credit Lender, hereby consents to the amendments set forth in this Agreement on the Third Amendment and Restatement Effective Date

By:	/s/ Alvaro De Velasco
	Name:	Alvaro De Velasco
	Title:	Vice President

[Signature Page to Credit Agreement]

CITIZENS BANK NATIONAL ASSOCIATION, as a Series A Revolving Credit Lender, hereby consents to the amendments set forth in this Agreement on the Third Amendment and Restatement Effective Date

By:	/s/ Ryan Goodband
	Name:	Ryan Goodband
	Title:	Director

[Signature Page to Credit Agreement]

CREDIT SUISSE AG CAYMAN ISLANDS BRANCH, as a Series A Revolving Credit Lender, hereby consents to the amendments set forth in this Agreement on the Third Amendment and Restatement Effective Date

By:	/s/ Judith E. Smith
	Name:	Judith E. Smith
	Title:	Authorized Signatory

By:	/s/ D. Andrew Maletta
	Name:	D. Andrew Maletta
	Title:	Authorized Signatory

[Signature Page to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Series A Revolving Credit Lender, hereby consents to the amendments set forth in this Agreement on the Third Amendment and Restatement Effective Date

By:	/s/ Dusan Lazarov
	Name:	Dusan Lazarov
	Title:	Director

By:	/s/ Marcus Tarkington
	Name:	Marcus Tarkington
	Title:	Director

[Signature Page to Credit Agreement]

GOLDMAN SACHS LENDING PARTNERS LLC MTGLQ INVESTORS LP, as a Series A Revolving Credit Lender, hereby consents to the amendments set forth in this Agreement on the Third Amendment and Restatement Effective Date

By:	/s/ Ryan Durkin
	Name:	Ryan Durkin
	Title:	Authorized Signatory

[Signature Page to Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Series A Revolving Credit Lender, hereby consents to the amendments set forth in this Agreement on the Third Amendment and Restatement Effective Date

By:	/s/ Robert Lipps
	Name:	Robert Lipps
	Title:	Managing Director

[Signature Page to Credit Agreement]

MIHI LLC, as a Series A Revolving Credit Lender, hereby consents to the amendments set forth in this Agreement on the Third Amendment and Restatement Effective Date

By:	/s/ Lisa Grushkin
	Name:	Lisa Grushkin
	Title:	Authorized Signatory

By:	/s/ Ayesha Farooqi
	Name:	Ayesha Farooqi
	Title:	Authorized Signatory

[Signature Page to Credit Agreement]

MIZUHO BANK LTD., as a Series A Revolving Credit Lender, hereby consents to the amendments set forth in this Agreement on the Third Amendment and Restatement Effective Date

By:	/s/ James Fayen
	Name:	James Fayen
	Title:	Managing Director

[Signature Page to Credit Agreement]

PACIFIC WESTERN BANK, as a Series B Revolving Credit Lender, hereby consents to the amendments set forth in this Agreement on the Third Amendment and Restatement Effective Date

By:	/s/ Joseph Thompson
	Name:	Joseph Thompson
	Title:	Banking Officer

[Signature Page to Credit Agreement]

Schedule 1.01A

Guarantors

Vivint, Inc.

Smart Home Pros, Inc.

Vivint Purchasing, LLC

AP AL LLC

313 Aviation, LLC

Vivint Wireless, Inc.

Farmington IP LLC

IPR LLC

Smartrove Inc.

Space Monkey, LLC

Vivint FireWild, LLC

Vivint Group, Inc.

Vivint Louisiana LLC

APX Group Holdings, Inc.

Schedule 1.01B

Revolving Credit Commitments

(a) Revolving Credit Commitments Prior to the Third Amendment and Restatement Effective Date:

Lender	Series A Revolving Credit Commitment (prior to the Third Amendment and Restatement Effective Date)	Series B Revolving Credit Commitment (prior to the Third Amendment and Restatement Effective Date)	Series C Revolving Credit Commitment (prior to the Third Amendment and Restatement Effective Date)	Percentage of Revolving Credit Commitment	Revolving Credit Commitment Amount
Bank of America, N.A.	$34,615,384.63	$0.00	$0.00	11.96%	$34,615,384.63
Citibank, NA	$33,317,307.69	$0.00	$0.00	11.51%	$33,317,307.69
Deutsche Bank AG New York Branch	$45,000,000.00	$0.00	$0.00	16.55%	$45,000,000.00
Morgan Stanley Bank, N.A.	$0.00	$0.00	$20,769,230.77	7.18%	$20,769,230.77
Credit Suisse AG, Cayman Islands Branch	$20,000,000.00	$0.00	$0.00	6.91%	$20,000,000.00
MIHI LLC	$23,798,076.93	$0.00	$0.00	8.22%	$23,798,076.93
Goldman Sachs Lending Partners LLC	$30,000,000.00	$0.00	$0.00	10.37%	$30,000,000.00
Pacific Western Bank, as successor in interest to CapitalSource Bank	$0.00	$21,153,846.15	$0.00	7.31%	$21,153,846.15
The PrivateBank and Trust Company	$15,384,615.38	$0.00	$0.00	5.32%	$15,384,615.38
HSBC Bank USA, National Association	$15,384,615.38	$0.00	$0.00	5.32%	$15,384,615.38
Mizuho Bank, Ltd.	$15,000,000.00	$0.00	$0.00	5.18%	$15,000,000.00
Citizens Bank, National Association	$15,000,000.00	$0.00	$0.00	5.18%	$15,000,000.00

Total	$247,500,000.01	$21,153,846.15	$20,769,230.77	100.00%	$289,423,076.93

(b) Additional Revolving Credit Commitments:

Lender	Additional Revolving Credit Commitment
Bank of America, N.A.	$5,804,615.37
Citibank, NA	$5,502,692.31
Deutsche Bank AG New York Branch	$0.00
Morgan Stanley Bank, N.A.	$0.00
Credit Suisse AG, Cayman Islands Branch	$5,000,000.00
MIHI LLC	$4,001,923.07
Goldman Sachs Lending Partners LLC	$7,000,000.00
Pacific Western Bank, as successor in interest to CapitalSource Bank	$0.00
The PrivateBank and Trust Company	$0.00
HSBC Bank USA, National Association	$2,615,384.62
Mizuho Bank, Ltd.	$2,500,000.00
Citizens Bank, National Association	$2,500,000.00

Total	$34,924,615.37

(c) Revolving Credit Commitments on the Third Amendment and Restatement Effective Date:

Lender	Series A Revolving Credit Commitment (on the Third Amendment and Restatement Effective Date)	Series B Revolving Credit Commitment (on the Third Amendment and Restatement Effective Date)	Series C Revolving Credit Commitment (on the Third Amendment and Restatement Effective Date)	Series D Revolving Credit Commitment (on the Third Amendment and Restatement Effective Date)	Percentage of Revolving Credit Commitment	Revolving Credit Commitment Amount
Bank of America, N.A.	$40,420,000.00	$0.00	$0.00	$0.00	12.461935435%	$40,420,000.00
Citibank, NA	$38,820,000.00	$0.00	$0.00	$0.00	11.968637645%	$38,820,000.00
Deutsche Bank AG New York Branch	$45,000,000.00	$0.00	$0.00	$0.00	13.874000361%	$45,000,000.00
Morgan Stanley Bank, N.A.	$0.00	$0.00	$20,769,230.77	$0.00	6.403384782%	$20,769,230.77
Credit Suisse AG, Cayman Islands Branch	$25,000,000.00	$0.00	$0.00	$0.00	7.707777978%	$25,000,000.00
MIHI LLC	$27,800,000.00	$0.00	$0.00	$0.00	8.571049112%	$27,800,000.00
Goldman Sachs Lending Partners LLC	$37,000,000.00	$0.00	$0.00	$0.00	11.407511408%	$37,000,000.00
Pacific Western Bank, as successor in interest to CapitalSource Bank	$0.00	$21,153,846.15	$0.00	$0.00	6.521965980%	$21,153,846.15
The PrivateBank and Trust Company	$0.00	$0.00	$0.00	$15,384,615.38	4.743247985%	$15,384,615.38
HSBC Bank USA, National Association	$18,000,000.00	$0.00	$0.00	$0.00	5.549600144%	$18,000,000.00
Mizuho Bank, Ltd.	$17,500,000.00	$0.00	$0.00	$0.00	5.395444585%	$17,500,000.00
Citizens Bank, National Association	$17,500,000.00	$0.00	$0.00	$0.00	5.395444585%	$17,500,000.00

Total	$267,040,000.00	$21,153,846.15	$20,769,230.77	$15,384,615.38	100.000000000%	$324,347,692.30

Schedule 1.01C

Collateral Documents

1. Security Agreement dated as of the Original Closing Date among the Borrower, the Guarantors party thereto and the Administrative Agent.

2. Intercreditor Agreement dated as of the Original Closing Date among the Borrower, the Guarantors party thereto, the Administrative Agent as Credit Agreement Collateral Agent (as defined therein) and Wilmington Trust, National Association as Notes Collateral Agent (as defined therein).

3. Patent Security Agreement dated as of the Original Closing Date between Vivint, Inc. and the Administrative Agent.

4. Patent Security Agreement dated as of the Original Closing Date between 2GIG Technologies, Inc. and the Administrative Agent.

5. Trademark Security Agreement dated as of the Original Closing Date between Vivint, Inc. and the Administrative Agent.

6. Trademark Security Agreement dated as of the Original Closing Date between 2GIG Technologies, Inc. and the Administrative Agent.

Schedule 1.01D

Existing Letters of Credit

Applicant	Beneficiary	L/C Issuer	Issue Date	Expiration Date	Amount	Type of L/C	Purpose
Vivint, Inc.	Hartford Fire Insurance Company	Bank of America	11/2/2011	12/2/2012	$400,000	Irrevocable Standby Letter of Credit	Workers Comp
Vivint, Inc.	T-Mobile	Bank of America	10/02/2012	3/31/2013	$200,000	Irrevocable Standby Letter of Credit	Vendor Payment
Vivint, Inc.	CNA Surety Corp.	Bank of America	11/13/2012	3/31/2013	$1,000,000	Irrevocable Standby Letter of Credit	Bond Program
Vivint, Inc.	Travelers	Bank of America	11/13/2012	3/31/2013	$668,000	Irrevocable Standby Letter of Credit	Workers Comp

Schedule 5.06

Litigation

None.

Schedule 5.07

Property

None.

Schedule 5.08

Environmental

None.

Schedule 5.11

Subsidiaries

1.	Vivint, Inc.

2.	Smart Home Pros, Inc. (f/k/a ARM Security, Inc.)

3.	Vivint Canada, Inc.

4.	Vivint Purchasing, LLC

5.	AP AL LLC

6.	2GIG Technologies, Inc.

7.	2GIG Technologies Canada, Inc.

Schedule 7.01(b)

Liens

None.

Schedule 7.02(f)

Investments

1.	On or about July 10, 2007, Borrower acquired 20% of the limited liability company membership interests of PAR SIX, L.L.C., a Utah limited liability company, which owns an aircraft hangar.

2.	On or about April 10, 2008, Borrower acquired 13% of the limited liability company membership interests of Skyline Aviation II, L.L.C., a Utah limited liability company, which owns an aircraft.

Schedule 7.03(b)

Indebtedness

None.

Schedule 7.08(j)

Affiliate Transactions

	Parties	Agreement	Date
1.	2GIG and Vivint, Inc.	Exclusive Purchase and Supply Agreement	10/16/2009
		First Amendment to Exclusive Purchase and Supply Agreement	05/21/2010
	2GIG, Vivint, Inc. and Vivint Purchasing, LLC	Second Amendment to Exclusive Purchase and Supply Agreement	07/06/2011

2.	Vivint, Inc. and Solar Sub	Administrative Services Agreement	06/01/2011
		First Amendment	02/22/2012
		Second Amendment	06/29/2012

3.	Vivint, Inc. and Solar Sub	Trademark / Service Mark License Agreement	06/01/2011

4.	PAR Three L.L.C. and Apex Alarm Management, Inc.	Operating Agreement of Skyline Aviation II L.L.C.	05/01/2006
	PAR Three L.L.C. partial assignment to Vivint, Inc. (consented to by Skyline Aviation II L.L.C.)	Partial Assignment of Limited Liability Company Membership Interest in Skyline Aviation II L.L.C.	04/10/2008

5.	Bruce R. Dickerson, L&T Enterprise, Inc., Canterbury Business Park LC, and Apex Alarm Management, Inc.	Operating Agreement of PAR SIX L.L.C.	Undated
	Bruce R. Dickerson, L&T Enterprise, Inc., Canterbury Business Park LC, Apex Alarm Management, Inc. and Vivint, Inc.	Amendment “A”	November 2008

6.	APX and Todd R. Pedersen	Director and Officer Indemnification Agreement	Pending

7.	APX and Shawn M. Brenchley	Director and Officer Indemnification Agreement	Pending

8.	APX and Alex Dunn	Director and Officer Indemnification Agreement	Pending

9.	APX and Christopher A. Black	Director and Officer Indemnification Agreement	Pending

10.	Vivint, Inc., 2GIG Technologies, Inc., Vivint Solar, Inc., and APX Group, Inc.	Expense Sharing Agreement	05/08/2012

11.	2GIG Technologies, Inc. and Vivint, Inc.	Exclusive Purchase and Supply Agreement	10/16/2009
	2GIG Technologies, Inc., Vivint, Inc. and Vivint Purchasing, LLC	First Amendment to Exclusive Purchase and Supply Agreement	05/21/2010
		Second Amendment to Exclusive Purchase and Supply Agreement	07/06/2011

	Parties	Agreement	Date
12.	2GIG Technologies, Inc. and Todd Pedersen	Director and Officer Indemnification Agreement	Pending

13.	2GIG Technologies, Inc. and Alex Dunn	Director and Officer Indemnification Agreement	Pending

14.	2GIG Technologies, Inc. and Shawn Brenchley	Director and Officer Indemnification Agreement	Pending

15.	2GIG Technologies, Inc. and Daniel Peterson	Director and Officer Indemnification Agreement	Pending

16.	2GIG Technologies, Inc. and Todd Santiago	Director and Officer Indemnification Agreement	Pending

17.	2GIG Technologies, Inc. and John Sprague	Director and Officer Indemnification Agreement	Pending

18.	2GIG Technologies, Inc. and Terry Blumer	Director and Officer Indemnification Agreement	Pending

19.	2G Holding Company, LLC and 2GIG Technologies, Inc.	Contribution Agreement	01/01/ 2010

Schedule 7.09(b)

Burdensome Agreements

None.

Schedule 10.02

Administrative Agent’s Office, Certain Addresses for Notices

BORROWER:

APX Group, Inc.

4931 North 300 West

Provo, UT 84604

Attention: Shawn J. Lindquist, Esq.

Telephone: 801.900.2805

Electronic Mail: slindquist@vivint.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

Bank of America, N.A.

One Independence Center

101 N Tryon Street

Mail Code: NC1-001-05-46

Charlotte, NC 28255-0001

Attention: Peggy Harris Poindexter

Telephone: 980.386.2596

Facsimile: 704.595.1696

Electronic Mail: peggy.poindexter@baml.com

USD Payment Instructions:

Bank of America, N.A.

New York, NY

ABA# 026009593

Account No.: 1366072250600

Attn: Wire Clearing Acct for Syn Loans - LIQ

Ref: APX Group, Inc.

Other Notices as Administrative Agent and Collateral Agent:

Bank of America, N.A.

Agency Management

222 Broadway, 14th Floor

Mail Code: NY3-222-14-03

New York, New York 10038

Attention: Don B. Pinzon

Telephone: 646.556.3280

Facsimile: 212.901.7843

Electronic Mail: don.b.pinzon@baml.com

L/C ISSUER:

Bank of America, N.A.

Trade Operations

1 Fleet Way

Mail Code: PA6-580-02-30

Scranton, PA 18507

Attention: Michael A. Grizzanti

Telephone: 570.496.9621

Facsimile: 800.755.8743

Electronic Mail: michael.a.grizzanti@baml.com

SWING LINE LENDER:

Bank of America, N.A.

One Independence Center

101 N Tryon Street

Mail Code: NC1-001-05-46

Charlotte, NC 28255-0001

Attention: Harris Poindexter

Telephone: 980.386.2596

Facsimile: 704.595.1696

Electronic Mail: peggy.poindexter@baml.com

USD Payment Instructions:

Bank of America, N.A.

New York, NY

ABA# 026009593

Account No.: 1366072250600

Attn: Wire Clearing Acct for Syn Loans - LIQ

Ref: APX Group, Inc.

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:                     ,

To:	Bank of America, N.A., as Administrative Agent
[AGENT ADDRESS]

Ladies and Gentlemen:

Reference is made to the Third Amended and Restated Credit Agreement, dated as of August 10, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among APX Group, Inc., a Delaware corporation, (“Borrower”), APX Group Holdings, Inc., a Delaware corporation (“Holdings”), the other Guarantors party thereto from time to time, each lender from time to time party thereto and Bank of America, N.A., as Administrative Agent, as L/C Issuer and Swing Line Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby requests (select one):

☐ A Borrowing of new Loans

☐ A conversion of Loans made on

OR☐ A continuation of Eurocurrency Rate Loans made on

to be made on the terms set forth below:

(A) Class of Borrowing[1]

(B) Date of Borrowing, conversion or continuation (which is a Business Day)

(C) Principal amount[2]

(D) Type of Loan[3]

[1]	E.g., Series A Revolving Credit Loans, Series B Revolving Credit Loans, Series C Revolving Credit Loans, Series D Revolving Credit Loans or Extended Revolving Credit Loans.
[2]	Eurocurrency borrowings to be in a minimum amount of $2,000,000 or in whole multiples of $1,000,000 in excess thereof. Base Rate borrowings to be in a minimum amount of $1,000,000 or in whole multiples of $100,000 in excess thereof.
[3]	Specify Eurocurrency or Base Rate.

(E) Interest Period and the last day thereof[4]

(F) Wire instructions for Borrower account(s) and amount of requested Borrowing:

Amount of Borrowing	Wire Instructions[5]

Except in respect of any conversion or continuation of a Borrowing, the undersigned hereby represents and warrants to the Administrative Agent and the Lenders that the conditions to lending specified in clauses (i), (ii) and (iv) of Section 4.02 of the Credit Agreement will be satisfied as of the date of the Borrowing set forth above.6

[The remainder of this page is intentionally left blank.]

[4]	Applicable for Eurocurrency Borrowings/Loans only.
[5]	Wiring instructions apply only to Borrowings after the Original Closing Date.
[6]	Applies only to Borrowings, conversions or continuations after the Original Closing Date.

APX GROUP, INC.

By:
Name:
Title:

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date:                    ,

To:	Bank of America, N.A., as Administrative Agent
[AGENT ADDRESS]

Ladies and Gentlemen:

Reference is made to the Third Amended and Restated Credit Agreement, dated as of August 10, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among APX Group, Inc., a Delaware corporation, (“Borrower”), APX Group Holdings, Inc., a Delaware corporation (“Holdings”), the other Guarantors party thereto from time to time, each lender from time to time party thereto and Bank of America, N.A., as Administrative Agent, as L/C Issuer and Swing Line Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby gives you notice pursuant to Section 2.04(b) of the Credit Agreement that it requests a Swing Line Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Swing Line Borrowing is requested to be made:

(A) Principal Amount of Borrowing[1]

(B) Date of Borrowing (which is a Business Day)

The undersigned hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Swing Line Loan Notice and on the date of the related Swing Line Borrowing, the conditions to lending specified in clauses (i), (ii) and (iv) of Section 4.02 of the Credit Agreement will be satisfied as of the date of the Borrowing set forth above.

[The remainder of this page is intentionally left blank.]

[1]	Swing Line borrowings to be in a minimum amount of $250,000 or in whole multiples of $100,000 in excess thereof.

APX GROUP, INC.

By:
Name:
Title:

EXHIBIT C-1

FORM OF REVOLVING CREDIT NOTE

LENDER: [ ]	[New York, New York]
PRINCIPAL AMOUNT: $[ ]	[Date]

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds at the Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Third Amended and Restated Credit Agreement, dated as of August 10, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among APX Group, Inc., a Delaware corporation, (“Borrower”), APX Group Holdings, Inc., a Delaware corporation (“Holdings”), the other Guarantors party thereto from time to time, each lender from time to time party thereto and Bank of America, N.A., as Administrative Agent, as L/C Issuer and Swing Line Lender), (A) on the dates set forth in the Credit Agreement, the lesser of (i) the principal amount set forth above and (ii) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and (B) interest from the date hereof on the principal amount from time to time outstanding on each such Revolving Credit Loan at the rate or rates per annum and payable on such dates, as provided in the Credit Agreement.

The Borrower hereby promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever, subject to entry in the Register. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.

This note is one of the Revolving Credit Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS TERM NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[The remainder of this page is intentionally left blank.]

APX GROUP, INC.

By:
Name:
Title:

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

EXHIBIT C-2

FORM OF SWING LINE NOTE

LENDER: [ ]	[New York, New York]
PRINCIPAL AMOUNT: $[ ]	[Date]

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds at the Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Third Amended and Restated Credit Agreement, dated as of August 10, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among APX Group, Inc., a Delaware corporation, (“Borrower”), APX Group Holdings, Inc., a Delaware corporation (“Holdings”), the other Guarantors party thereto from time to time, each lender from time to time party thereto and Bank of America, N.A., as Administrative Agent, as L/C Issuer and Swing Line Lender), (A) on the dates set forth in the Credit Agreement, the lesser of (i) the principal amount set forth above and (ii) the aggregate unpaid principal amount of all Swing Line Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and (B) interest from the date hereof on the principal amount from time to time outstanding on each such Swing Line Loan at the rate or rates per annum and payable on such dates as provided in the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.

This note is one of the Swing Line Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS TERM NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[The remainder of this page is intentionally left blank.]

APX GROUP, INC.

By:
Name:
Title:

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

EXHIBIT D-1

FORM OF COMPLIANCE CERTIFICATE

[To Be Updated]

[Date]

Reference is made to the Third Amended and Restated Credit Agreement, dated as of August 10, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among APX Group, Inc., a Delaware corporation, (“Borrower”), APX Group Holdings, Inc., a Delaware corporation (“Holdings”), the other Guarantors party thereto from time to time, each lender from time to time party thereto and Bank of America, N.A., as Administrative Agent, as L/C Issuer and Swing Line Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. In the event of any conflict or inconsistency between this Compliance Certificate and the Credit Agreement, the Credit Agreement shall control. Pursuant to Section 6.02(a) of the Credit Agreement, the undersigned, solely in his/her capacity as a Responsible Officer of the Borrower, certifies as follows:1

1. [Attached hereto as Exhibit A is a consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended [            ], and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of [Ernst & Young LLP]2, which report and opinion has been prepared in accordance with generally accepted auditing standards and is not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit. Also attached hereto as Exhibit A are the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements.]3

2. [Attached hereto as Exhibit A is a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the fiscal quarter ended [            ], and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail (collectively, the “Financial Statements”). Such

[1]	Schedules 1 through 3 set forth in paragraphs 5, 6 and 7 of the actual Compliance Certificate delivered by the Borrowers may differ from this form of Compliance Certificate to the extent necessary to reflect the terms of the Credit Agreement, as may be amended, supplemented or modified from time to time.
[2]	May be any other independent registered public accounting firm of nationally recognized standing
[3]	To be included if accompanying annual financial statements only.

Financial Statements fairly present in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes. Also attached hereto as Exhibit A are the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements.]4

3. [Attached hereto as Exhibit B are the Projections required to be delivered pursuant to Section 6.01(c) of the Credit Agreement. Such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections. Actual results may vary from such Projections and such variations may be material.]5

4. [[To my knowledge, except as otherwise disclosed to the Administrative Agent pursuant to the Credit Agreement, no Default has occurred and is continuing.] [If unable to provide the foregoing certification, attach an Annex A specifying the details of the Default that has occurred and is continuing and any action taken or proposed to be taken with respect thereto.]

5. [Attached hereto as Schedule 1 is a calculation of the Consolidated First Lien Net Leverage Ratio as of the end of the most recent Test Period, which calculation is true and correct.]6

6. [Attached hereto is the information required to be delivered pursuant to Section 6.02(d) of the Credit Agreement.]7]8

[The remainder of this page is intentionally left blank.]

[4]	To be included if accompanying quarterly financial statements only.
[5]	To be included only in annual compliance certificate, beginning with the fiscal year ending December 31, 2012.
[6]	To be included in quarterly and annual compliance certificates beginning with the quarter ending March 31, 2013.
[7]	To be included in quarterly and annual compliance certificates beginning with the quarter ending December 31, 2012, except information required by Section 6.02(d)(i) to be included only in annual compliance certificate.
[8]	Items 4-5 may be disclosed in a separate certificate no later than five (5) business days after delivery of the financial statements pursuant to Section 6.02(a) of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned, solely in his/her capacity as a Responsible Officer of the Borrower, has executed this certificate for and on behalf of the Borrower, and has caused this certificate to be delivered as of the date first set forth above.

APX GROUP INC.

By:
Name:
Title:

SCHEDULE 1

TO COMPLIANCE CERTIFICATE

(A)	Consolidated First Lien Net Leverage Ratio: Consolidated First Lien Net Debt to Consolidated EBITDA

(1)	Consolidated First Lien Net Debt as of [ ]:

	(a)	Consolidated total Indebtedness described in clause (a) of the definition of “Consolidated Total Net Debt” secured by a Lien on any asset or property of the Borrower or any Restricted Subsidiary (but excluding any such Indebtedness in which the applicable Liens are expressly subordinated or junior to the Liens securing the Obligations):

As of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any acquisition constituting an Investment permitted under this Agreement) consisting of:

		(i) Indebtedness for borrowed money	$

		(ii) Attributable Indebtedness	$

		(iii) debt obligations evidenced by promissory notes or similar instruments	$

provided that Consolidated First Lien Net Debt shall not include Indebtedness in respect of (i) letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated First Lien Net Debt until 3 Business Days after such amount is drawn, (ii) Unrestricted Subsidiaries and (iii) any Qualified Securitization Financing; it being understood, for the avoidance of doubt, that obligations under Swap Contracts do not constitute Consolidated First Lien Net Debt.

		Indebtedness described in clause (a) of the definition of “Consolidated Total Net Debt” (sum of items (A)(1)(a)(i) through (iii))	$

		Consolidated Total Debt secured by Liens not subordinated or junior to the Liens securing the Obligations	$

	(b)	minus the aggregate amount of cash and Cash Equivalents (other than Restricted Cash), in each case, included on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date, free and clear of all Liens (other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a), Section 7.01(p) and Section 7.01(q) and clauses (i) and (ii) of Section 7.01(r), (cc) (only to the extent the Obligations are secured by such cash and Cash Equivalents) and (dd) (only to the extent the Obligations are secured by such cash and Cash Equivalents)).	$

	Consolidated First Lien Net Debt				$

(2)	Consolidated EBITDA:

	(a)	Consolidated Net Income:

		(i)	the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication:		$

			(A)	any after-tax effect of extraordinary, non-recurring or unusual items (including gains or losses and all fees and expenses relating thereto) for such period	$

			(B)	the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income	$

			(C)	any fees and expenses incurred during such period (including, without limitation, any premiums, make-whole or penalty payments), or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated on or prior to the Original Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460)	$

			(D)	accruals and reserves that are established or adjusted within twelve months after the Original Closing Date that are so required to be established as a result of the Transactions (or within twelve months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP or changes as a result of adoption or modification of accounting policies in accordance with GAAP	$

(E)	any net after-tax effect of gains or losses on disposed, abandoned or discontinued operations	$

(F)	any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person in each case other than in the ordinary course of business, as determined in good faith by the Borrower	$

(G)	the net income (loss) for such period of any Person that is not a Subsidiary of the Borrower, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent subsequently converted into cash or Cash Equivalents) to the Borrower or a Restricted Subsidiary thereof in respect of such period	$

(H)	any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP	$

(I)	any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs or any other equity-based compensation shall be excluded, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Borrower or any of its direct or indirect parents in connection with the Transactions	$

(J)	any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 day period)	$

(K)	to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption	$

(L)	any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of Statement on Financial Accounting Standards Nos. 87, 106 and 112, and any other items of a similar nature	$

(M)	the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries or that Person’s assets are acquired by Borrower or any of its Restricted Subsidiaries (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis in accordance with Section 1.09)	$

(N)	Solely for the purpose of determining the Cumulative Credit pursuant to clause (a) of the definition thereof, the income of any Restricted Subsidiary of the Borrower that is not a Guarantor to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary (which has not been waived), except (solely to the extent permitted to be paid) to the extent of the amounts of dividends or other distributions actually paid to Borrower or any of its Restricted Subsidiaries that are Guarantors by such Person during such period in accordance with such documents and regulations	$

There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments in component amounts required or permitted by GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of the Transactions, any acquisition constituting an Investment permitted under this Agreement consummated prior to or after the Original Closing Date, or the amortization or write-off of any amounts thereof For the avoidance of doubt, Consolidated Net Income shall be calculated, including pro forma adjustments, in accordance with Section 1.09.

	Consolidated Net Income (item (A)(2)(a)(i) minus the sum of items (A)(2)(a)(i)(A) through (N))		$

(b)	increased by (without duplication and, except with respect to clauses (viii) and (x) below, to the extent deducted (and not added back or excluded) in arriving at such Consolidated Net Income) the sum of the following amounts for such period:

	(i)	total interest expense determined in accordance with GAAP and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed)	$

	(ii)	provision for taxes based on income, profits or capital gains of the Borrower and the Restricted Subsidiaries, including, without limitation, federal, state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations	$

	(iii)	depreciation and amortization (including amortization of intangible assets, including Capitalized Software Expenditures)	$

(iv)	(A) duplicative running costs, relocation costs or expenses, integration costs, transition costs, pre-opening, opening and consolidation costs for facilities, signing, retention and completion bonuses, costs incurred in connection with any strategic initiatives, costs incurred in connection with acquisitions and non-recurring product and intellectual property development, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design, retention charges, systems establishment costs and implementation costs), project start-up costs, severance and other restructuring charges representing cash items (including restructuring costs related to acquisitions and to closure of facilities, and excess pension charges); provided that the aggregate amount of all items added back pursuant to this clause (iv)(A) for any Test Period, when added to the aggregate amount of add backs made pursuant to clause (viii) below and pursuant to Section 1.09(c), shall not exceed 15% of Consolidated EBITDA (after giving effect to this clause (iv)(A) or clause (viii) below or Section 1.09(c)) for such Test Period (other than items added back pursuant to this clause (iv)(A) or clause (viii) below or Section 1.09(c) to the extent resulting from actions taken or with respect to which substantial steps have been taken or were committed to be taken prior to the Original Closing Date (notwithstanding that actions may actually be taken after the Original Closing Date) (such items, “Pre-Closing Actions Addbacks”), provided that, to the extent such Pre-Closing Actions Addbacks relate to fiscal quarters after June 30, 2012 and, when added to the aggregate amount of Pre-Closing Actions Addbacks made pursuant to clause (viii) or Section 1.09(c) relating to fiscal quarters after June 30, 2012, exceed $10.0 million in the aggregate, such excess shall be subject to the foregoing 15% limitation)	$

	(B) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments, in each case in connection with acquisitions	$

	(C) Transaction Expenses and	$

	(D) creation costs, defined as costs relating to selling, equipping and installing new alarm systems net of any revenue associated with such new alarm systems	$

(v)	the amount of any expense or reduction of Consolidated Net Income consisting of Restricted Subsidiary income attributable to minority interests or non-controlling interests of third parties in any non-wholly owned Restricted Subsidiary	$

(vi)	the amount of management, monitoring, consulting and advisory fees (including transaction and termination fees) and related expenses and indemnities paid or accrued to the Sponsors under the Sponsor Management Agreement.	$

(vii)	any Equity Funded Employee Plan Costs	$

(viii)	(i) cost savings, operating expense reductions and synergies related to the Transactions that are reasonably identifiable and factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within 18 months after the Original Closing Date (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period) and (ii) cost savings, operating expense reductions and synergies related to mergers and other business combinations, acquisitions, divestitures, restructurings, cost savings initiatives and other similar initiatives and actions that are reasonably identifiable and factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) (A) within 18 months after a merger or other business combination, acquisition or divestiture is consummated or (B) within 12 months in the case of any other restructuring, cost savings initiative or other initiative or action (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net, in each case, of the amount of actual benefits realized during such period from such actions; provided that no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (viii) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period; provided, further, that the aggregate amount of all items added back pursuant to this clause (viii) for any Test Period, when added to the aggregate amount of add backs made pursuant to clause (iv)(A) above and pursuant to Section 1.09(c) (other than Pre-Closing Actions Addbacks), shall not exceed 15% of Consolidated EBITDA (after giving effect to this clause (viii), clause (iv)(A) above or Section 1.09(c)) for such Test Period; provided that, to the extent such Pre-Closing Actions Addbacks relate to fiscal quarters after June 30, 2012 and, when added to the aggregate amount of Pre-Closing Actions Addbacks made pursuant to clause (iv) or Section 1.09(c) relating to fiscal quarters after June 30, 2012, exceed $10.0 million in the aggregate, such excess shall be subject to the foregoing 15% limitation	$

	(ix)	any net loss from discontinued operations	$

	(x)	cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back	$

	(xi)	non-cash expenses, charges and losses (including reserves, impairment charges or asset write-offs, losses from investments recorded using the equity method, stock-based awards compensation expense), in each case other than (A) any non-cash charge representing amortization of a prepaid cash item that was paid and not expensed in a prior period and (B) any non-cash charge relating to write-offs, write-downs or reserves with respect to accounts receivable in the normal course or inventory; provided that if any non-cash charges referred to in this clause (xi) represents an accrual or reserve for potential cash items in any future period, (1) the Borrower may elect not to add back such non-cash charge in the current period and (2) to the extent the Borrower elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent paid	$

	(xiii)	the amount of loss on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Financing	$

(c)	decreased by (without duplication and to the extent included in arriving at such Consolidated Net Income):

	(i)	non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period)	$

	(ii)	any net gain from discontinued operations	$

	(iii)	the amount of any minority interest income consisting of Restricted Subsidiary losses attributable to minority interests or non-controlling interests of third parties in any non-wholly owned Restricted Subsidiary	$

provided that, for the avoidance of doubt, any gain representing the reversal of any non-cash charge referred to in clause (b)(xi)(B) above for a prior period shall be added (together with, without duplication, any amounts received in respect thereof to the extent not increasing Consolidated Net Income) to Consolidated EBITDA in any subsequent period to such extent so reversed (or received)

provided that:

(A)         to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA (x) currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain (i) resulting from Swap Contracts for currency exchange risk and (ii) resulting from intercompany indebtedness) and (y) all other foreign currency translation gains or losses to the extent such gains or losses are non-cash items,

(B)         to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of FASB Accounting Standards Codification 815 and International Accounting Standard No. 39 and their respective related pronouncements and interpretations,

(C)         to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any income (loss) for such period attributable to the early extinguishment of (i) Indebtedness, (ii) obligations under any Swap Contracts or (iii) other derivative instruments.

Consolidated EBITDA (Consolidated Net Income plus the sum of items (A)(2)(b)(i) through (xiii) minus the sum of items (A)(2)(c)(i) through (iii))	$

Consolidated First Lien Net Debt to Consolidated EBITDA	: 1.00

EXHIBIT D-2

FORM OF SOLVENCY CERTIFICATE

of

APX GROUP, INC.

AND ITS SUBSIDIARIES

[Date]

Reference is made to the Third Amended and Restated Credit Agreement, dated as of August 10, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among APX Group, Inc., a Delaware corporation, (“Borrower”), APX Group Holdings, Inc., a Delaware corporation (“Holdings”), the other Guarantors party thereto from time to time, each lender from time to time party thereto and Bank of America, N.A., as Administrative Agent, as L/C Issuer and Swing Line Lender, the undersigned hereby certifies, solely in such undersigned’s capacity as [chief financial officer] [specify other officer with equivalent duties] of the Borrower, and not individually, as follows:

As of the date hereof, after giving effect to the consummation of the Transactions, including the making of the Loans under the Credit Agreement on the date hereof, and after giving effect to the application of the proceeds of such Loans:

a.	The fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;

b.	The present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

c.	The Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and

d.	The Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The undersigned is familiar with the business and financial position of the Borrower and its Subsidiaries. In reaching the conclusions set forth in this Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Borrower and its Subsidiaries after consummation of the Transactions.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate in such undersigned’s capacity as chief financial officer of the Borrower, on behalf of the Borrower, and not individually, as of the date first stated above.

APX GROUP, INC.

By:
Name:
Title:

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, participations in Swing Line Loans and L/C Obligations included in such facility)and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor. In the event of any conflict or inconsistency between this Assignment and Assumption and the Credit Agreement, the provisions of the Credit Agreement shall control.

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate if [Affiliate][Approved Fund] of [identify Lender]]

3.	Affiliate Status:

4.	Borrower(s):	APX Group, Inc.

5.	Administrative Agent:	Bank of America, N.A., including any successor thereto, as the administrative agent under the Credit Agreement

6.	Credit Agreement:	The Third Amended and Restated Credit Agreement, dated as of August 10, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among APX Group, Inc., a Delaware corporation, (“Borrower”), APX Group Holdings, Inc., a Delaware corporation (“Holdings”), the other Guarantors party thereto from time to time, each lender from time to time party thereto and Bank of America, N.A., as Administrative Agent, as L/C Issuer and Swing Line Lender.

7. Assigned Interest:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/Loans for all Lenders[8]		Amount of Commitment/ Loans Assigned		Percentage Assigned of Commitment/ Loans[9]		CUSIP Number
		____________	$	________________	$	_________	____________	%
		____________	$	________________	$	_________	____________	%
		____________	$	________________	$	_________	____________	%

[8. Trade Date: __________________]10

Effective Date: __________________, 20__ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g., “Series A Revolving Credit Commitment”, “Series B Revolving Credit Commitment”, “Series C Revolving Credit Commitment”, “Series D Revolving Credit Commitment”,“Revolving Credit Loans”, etc.).
[8]	Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[10]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and]11 Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[Consented to:]12

[L/C Issuer]

By:
Name:
Title:

[11]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[12]	To be added only if the consent of L/C Issuer is required by the terms of the Credit Agreement.

[Consented to:]13

[Swing Line Lender]

By:
Name:
Title:

[Consented to]:14

APX GROUP, INC.

By:
Name:
Title:

[13]	To be added only if the consent of the Swing Line Lender is required by the terms of the Credit Agreement.
[14]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1

TO EXHIBIT E

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.07(a) of the Credit Agreement (including, for the avoidance of doubt, the provisos contained in Section 10.07(a) under which no Lender (x) holding Series A Revolving Loans or Series A Revolving Credit Commitments may receive an assignment of Series B Revolving Credit Loans or Series B Revolving Credit Commitments and (y) holding Series B Revolving Loans or Series B Revolving Credit Commitments may receive an assignment of Series A Revolving Credit Loans or Series A Revolving Credit Commitments (subject to such consents, if any, as may be required under Section 10.07(b) of the Credit Agreement), (iii) from and after the Effective Date referred to in this Assignment and Assumption, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) and (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, including but not limited to any documentation required pursuant to Section 3.01 of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. [The][Each] Assignee represents and warrants as of the Effective Date to the Administrative Agent, [the][each] Assignor and the respective Affiliates of each, and not, for the avoidance of doubt, for the benefit of the Borrower or any other Loan Party, that [the][such] Assignee is not and will not be (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”); (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT F

FORM OF SECURITY AGREEMENT

[attached]

EXHIBIT G

FORM OF INTERCOMPANY NOTE

[attached]

EXHIBIT I-1

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Third Amended and Restated Credit Agreement, dated as of August 10, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among APX Group, Inc., a Delaware corporation (the “Borrower”), APX Group Holdings, Inc., a Delaware corporation, the other Guarantors party thereto from time to time, each lender from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender. Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

Pursuant to the provisions of Section 3.01(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with a U.S. trade or business conducted by the undersigned.

The undersigned has furnished the Borrower and the Administrative Agent with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

[Lender]

By:
Name:
Title:

[Address]

Dated: ______________________, 20[     ]

EXHIBIT I-2

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Third Amended and Restated Credit Agreement, dated as of August 10, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among APX Group, Inc., a Delaware corporation (the “Borrower”), APX Group Holdings, Inc., a Delaware corporation, the other Guarantors party thereto from time to time, each lender from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of Section 3.01(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption (its “applicable partners/members”) is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iv) none of its applicable partners/members is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its applicable partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with a U.S. trade or business conducted by the undersigned or any of its applicable partners/members.

The undersigned has furnished the Borrower and the Administrative Agent with an Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its applicable partners/members: (i) an Internal Revenue Service Form W-8BEN or W-8BEN-E or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

[Lender]

By:
Name:
Title:

[Address]

Dated: ______________________, 20[     ]

EXHIBIT I-3

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Third Amended and Restated Credit Agreement, dated as of August 10, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among APX Group, Inc., a Delaware corporation (the “Borrower”), APX Group Holdings, Inc., a Delaware corporation, the other Guarantors party thereto from time to time, each lender from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of Section 3.01(d) and Section 10.07(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with a U.S. trade or business conducted by the undersigned.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

[Participant]

By:
Name:
Title:

[Address]

Dated: ______________________, 20[     ]

EXHIBIT I-4

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Third Amended and Restated Credit Agreement, dated as of August 10, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among APX Group, Inc., a Delaware corporation (the “Borrower”), APX Group Holdings, Inc., a Delaware corporation, the other Guarantors party thereto from time to time, each lender from time to time party thereto and Bank of America, N.A., as Administrative Agent, as L/C Issuer and Swing Line Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of Section 3.01(d) and Section 10.07(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption (its “applicable partners/members”) is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iv) none of its applicable partners/members is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its applicable partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with a U.S. trade or business conducted by the undersigned or any of its applicable partners/members.

The undersigned has furnished its participating Lender with an Internal Revenue Service Form W-8IMY accompanied by one of following forms from each of its applicable partners/members: (i) an Internal Revenue Service Form W-8BEN or W-8BEN-E or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

[Participant]

By:
Name:
Title:

[Address]

Dated: ______________________, 20[     ]

EXHIBIT J

[Reserved]

EXHIBIT L

FORM OF CLOSING DATE INTERCREDITOR AGREEMENT

[attached]

EXHIBIT M

FORM OF LETTER OF CREDIT REPORT

Date:                     , 20

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Third Amended and Restated Credit Agreement, dated as of August 10, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among APX Group, Inc., a Delaware corporation, (“Borrower”), APX Group Holdings, Inc., a Delaware corporation (“Holdings”), the other Guarantors party thereto from time to time, each lender from time to time party thereto and Bank of America, N.A., as Administrative Agent, as L/C Issuer and Swing Line Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

This report is being delivered pursuant to Section 2.03(n) of the Credit Agreement. Set forth in the table below is a description of each Letter of Credit issued by the undersigned and outstanding on the date hereof.

L/C No.	Maximum Face Amount	Current Face Amount	Beneficiary Name	Issuance Date	Expiry Date	Auto Renewal	Date of Amendment	Amount of Amendment

[APPLICABLE L/C ISSUER]

By:

Name:

Title: